EXECUTION VERSION

    CREDIT AND GUARANTY AGREEMENT
Dated April 27, 2021
among
PRIORITY HOLDINGS, LLC,
as a Borrower and the Borrower Representative,
THE OTHER CREDIT PARTIES PARTY HERETO FROM TIME TO TIME,
THE LENDERS PARTY HERETO FROM TIME TO TIME
TRUIST BANK,

as Administrative Agent, Collateral Agent, an Issuing Bank and Swing Line Lender
TRUIST SECURITIES, INC.

as Lead Arranger and Bookrunner

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Table of Contents
Page

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APPENDICES:    A    Initial Commitments and Applicable Percentages
B    Notice Addresses
SCHEDULES:    1.01    Existing Letters of Credit
    4.01    Jurisdictions of Organization and Qualification
4.02    Capital Stock and Ownership
4.13    Real Estate Assets
5.15    Certain Post-Closing Matters
6.01    Certain Indebtedness
6.02    Certain Liens
6.07    Certain Investments
6.12    Certain Transactions with Affiliates
EXHIBITS:    A-1    Funding Notice
A-2    Conversion/Continuation Notice
A-3    Swing Line Loan Notice
A-4    L/C Request
B-1    Term Loan Note
B-2    Revolving Loan Note
B-3    Swing Line Note
C    Compliance Certificate
D    [Reserved]
E    Assignment Agreement
F-1    Certificate Regarding Non-Bank Status
F-2    Certificate Regarding Non-Bank Status
F-3    Certificate Regarding Non-Bank Status
F-4    Certificate Regarding Non-Bank Status
G-1    Closing Date Certificate
G-2    Solvency Certificate
G-3    Delayed Draw Funding Date Certificate
H    Counterpart Agreement
I    Processor Consent Agreement
J    Permitted ISO Loan Agreement
K    [Reserved]
L    Affiliated Lender Assignment Agreement

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CREDIT And Guaranty AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of April 27, 2021, is entered into by and among, PRIORITY HOLDINGS, LLC, a Delaware limited liability company (the “Initial Borrower” and, together with any other existing and subsequently acquired or organized wholly-owned domestic Restricted Subsidiary of the Initial Borrower that becomes an Additional Borrower in accordance with the terms of this Agreement, the “Borrowers”, and each individually, a “Borrower”), the other Credit Parties party hereto from time to time as Guarantors, the Lenders party hereto from time to time and Truist Bank, (“Truist”), as administrative agent (in such capacity, “Administrative Agent”), Collateral Agent (in such capacity, “Collateral Agent”), an Issuing Bank and the Swing Line Lender.
RECITALS
WHEREAS, contemporaneously with the execution and delivery of this Agreement on the Closing Date (the transactions described in this paragraph below, collectively, the “Closing Date Transactions”):
a)that certain Credit and Guaranty Agreement, dated as of January 3, 2017, entered into by and among the Initial Borrower, the guarantors from time to time party thereto, and Goldman Sachs Specialty Lending Group, L.P., as administrative agent and lead arranger (as amended, restated, amended and restated, modified and/or supplemented from time through the date hereof, the “Existing Subordinated Term Loan Facility”) will be refinanced and all outstanding obligations thereunder will be repaid in full and all commitments and guaranties in connection therewith will be terminated or released (the “Existing Subordinated Debt Refinancing”);
b)that certain Credit and Guaranty Agreement, dated as of January 3, 2017, among Pipeline Cynergy Holdings, LLC, Priority Institutional Partner Services LLC, Priority Payment Systems Holdings, LLC and the other parties from time to time party thereto(as amended, modified and supplemented from time to time through the date hereof, the “Existing Credit Agreement”) will be refinanced and all of the outstanding obligations thereunder will be repaid in full (or in the case of outstanding undrawn letters of credit, deemed issued under this Agreement) and any and all commitments, guarantees and security interests in connection therewith shall be terminated or released (the “Existing Credit Agreement Refinancing” and together with the Subordinated Debt Refinancing, the “Closing Date Refinancing”);
c)In connection with the foregoing, the Initial Borrower has requested senior secured credit facilities in an aggregate principal amount of $630.0 million which will be comprised of (1) a senior secured first lien term loan facility in an aggregate principal amount of $300,000,000 million, (2) a senior secured revolving credit facility in an aggregate amount equal to $40,000,000 million and (3) a senior secured first lien delayed draw term loan facility in an aggregate principal amount of $290,000,000;
d)Priority Technology Holdings, Inc. (“PRTH”) will enter into the Purchase Agreement dated as of the date hereof with certain investors and issue senior preferred stock in an aggregate issue price equal to $250,000,000, which shall be comprised of a (1) $150,000,000 million issued on the Closing Date, which shall be contributed to the Initial Borrower (the “Closing Date Preferred Stock”), (2) $50,000,000, issued on the Delayed Draw Funding Date (as defined below), which shall be promptly contributed to the Initial Borrower (the “Acquisition Preferred Stock”) and (3) $50,000,000 available

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to be issued within eighteen (18) months of the Closing Date (together with the Closing Date Preferred Stock and the Acquisition Preferred Stock, the “Preferred Stock Facility”); and
e)the proceeds of the term loans made by the Term Lenders to the Borrowers pursuant to Section 2.01(a) on the Closing Date and the Closing Date Preferred Stock will be applied on the Closing Date (i) to finance the Closing Date Refinancing and (ii) pay the fees and expenses in connection with the Transactions contemplated to occur on the Closing Date (such fees and expenses, the “Closing Date Transaction Costs”); and subject to the Closing Date Revolver Cap, Revolving Loans will be used on the Closing Date to fund (i) Closing Date Transaction Costs and (ii) the portion of the Existing Credit Agreement Refinancing consisting of the repayment of revolving loans;
WHEREAS, no later than February 28, 2022, pursuant to the Merger Agreement, dated as of March 5, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and Section 3.02 hereof and in effect from time to time, together with all exhibits, schedules, and disclosure letters thereto, collectively, the “Merger Agreement”), among Finxera Holdings, Inc. (the “Target”), PRTH, Prime Warrior Acquisition Corp., a Delaware corporation (“Merger Sub”), and, solely in its capacity as the Equityholder Representative, Sponsor (as defined below), Merger Sub will be merged with and into the Target, with the Target continuing as the surviving entity and becoming a direct or indirect wholly owned subsidiary of the Initial Borrower (the “Acquisition”) in accordance with the terms of the Merger Agreement and, substantially concurrently with the consummation of the Acquisition, and in connection therewith:
a)Stone Point Capital LLC and/or its controlled affiliates (the “Sponsor”, and together with certain members of the Target’s management and certain other investors arranged by and/or designated by the Sponsor, the “Investors”), will roll over equity in accordance with the Merger Agreement into common equity of PRTH (the “Equity Contribution”);
b)substantially all of the existing third party indebtedness for borrowed money of the Target will be refinanced and repaid in full and any and all commitments, guarantees and security interests in connection therewith shall be terminated or released (the “Target Refinancing”); and
c)the proceeds of the Delayed Draw Term Loan Facility (as defined below) and the Acquisition Preferred Stock will be applied (i) to pay the consideration in connection with the Acquisition, (ii) to finance the Target Refinancing and (iii) to pay the fees and expenses incurred in connection with the Transactions occurring on the Delayed Draw Funding Date (such fees and expenses, the “DDTL Transaction Costs” and, together with the Closing Date Transaction Costs, the “Transaction Costs”; the Closing Date Transactions and the transactions described above in this paragraph (including the payment of Transaction Costs) are collectively referred to herein as the “Transactions”);
WHEREAS, the Credit Parties’ businesses are a mutual and collective enterprise, and the Credit Parties believe that the consolidation of all loans and other accommodations under this Agreement will enhance the Borrowers’ aggregate borrowing power and facilitate the administration of their relationship with the Agents and Lenders, all to the Credit Parties’ respective individual and mutual advantage;
WHEREAS, each Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets (other than Excluded Assets), including a pledge of (x) all of the Capital Stock of each of its wholly-owned Restricted Subsidiaries that are Domestic Subsidiaries and (y) 65% of the voting Capital Stock, and 100%

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of the non-voting Capital Stock, of each Domestic Holding Company and Foreign Subsidiary that is a CFC;
WHEREAS, each Guarantor has agreed to guaranty the Obligations of Borrowers hereunder and to secure its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets (other than Excluded Assets), including a pledge of all of (x) the Capital Stock of each of its wholly-owned Restricted Subsidiaries that are Domestic Subsidiaries and (y) 65% of the voting Capital Stock, and 100% of the non-voting Capital Stock, of each Domestic Holding Company and Foreign Subsidiary that is a CFC; and
WHEREAS, PRTH has agreed to provide a non-recourse pledge of all of the Capital Stock of the Initial Borrower;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.Definitions and Interpretation
a.Definitions
. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
1.“ACH” means the electronic transfer of funds through an automated clearing house system.
2.“Acceptable Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of secured Indebtedness pursuant to which the Liens securing such Indebtedness are intended to rank pari passu in right of security to the Liens securing the Obligations (but without regard to the control of remedies), an intercreditor agreement in form and substance reasonably acceptable to Administrative Agent, which agreement shall provide that the Liens securing such Indebtedness shall rank pari passu in right of or security to the Liens securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of secured Indebtedness pursuant to which the Liens securing such Indebtedness are intended to rank junior in right of security to the Liens securing the Obligations, an intercreditor agreement in form and substance reasonably acceptable to Administrative Agent, which agreement shall provide that the Liens securing such Indebtedness shall rank junior in right of security to the Liens securing the Obligations.
3.“Acquisition” has the meaning set forth in the preamble hereto.
4.“Acquisition Preferred Stock” has the meaning set forth in the preamble hereto.
5.“Additional Borrower” means one or more wholly-owned Restricted Subsidiaries of the Initial Borrower organized under the laws of the United States, any state thereof or the District of Columbia and designated by the Initial Borrower to the Administrative Agent in writing as a “Borrower” hereunder; provided that such Restricted Subsidiary shall not become a Borrower hereunder unless and until (a) the Administrative Agent and the Lenders shall have received a Beneficial Ownership Certification and all other documentation and other information about such Additional Borrower as has been reasonably requested in writing by the Administrative Agent and the Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and Beneficial

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Ownership Regulation and (b) such Additional Borrower shall have delivered to the Administrative Agent a duly authorized and executed counterpart signature page to a Borrower Joinder Agreement.
6. “Additional Lender” means any bank, financial institution or other institutional lender or investor that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.24 or Refinancing Commitments pursuant to Section 2.25.
7.“Administrative Agent” has the meaning set forth in the preamble hereto and includes each other Person appointed as the successor pursuant to Section 9.
8.“Administrative Questionnaire” means an Administrative Questionnaire in such form as may be supplied by Administrative Agent.
9.“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of, or against, any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of a Senior Officer of any Credit Party or any of its Subsidiaries, threatened in writing against any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.
10.“Affected Class” has the meaning set forth in Section 2.22.
11.“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
12.“Affected Lender” has the meaning set forth in Section 2.17(b).
13.“Affected Loans” has the meaning set forth in Section 2.17(b).
14.“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under Common Control with, that Person.
15.“Affiliated Lender” means, at any time, any Lender that is a Permitted Holder (other than pursuant to clause (ii) thereof) or an Affiliate of the a Permitted Holder (other than pursuant to clause (ii) thereof) at such time (other than PRTH, the Credit Parties or any of their respective Subsidiaries).
16.“Agent” means each of Administrative Agent, Collateral Agent and the Lead Arranger.
17.“Aggregate Amounts Due” has the meaning set forth in Section 2.16.
18.“Aggregate Commitments” means the Commitments of all the Lenders.
19.“Aggregate Payments” has the meaning set forth in Section 7.02.
20.“Agreement” means this Credit and Guaranty Agreement, dated as of April 27, 2021, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
21.“Anti-Corruption Laws” means, collectively, all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption (including, the FCPA).
22.“Anti-Terrorism Laws” has the meaning set forth in Section 4.26.

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23.“Applicable ECF Percentage” means, for any Fiscal Year, (a) 50% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is greater than 3.75:1.00, (b) 25% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 3.75:1.00 but greater than 3.25:1.00 and (c) 0% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is equal to or less than 3.25:1.00.
24.“Applicable Period” has the meaning set forth in the definition of “Applicable Margin”.
25.“Applicable Margin” means a percentage per annum equal to, in respect of (i) Initial Term Loans and Delayed Draw Term Loans, (x) maintained as Base Rate Loans, 4.75%, and (ii) maintained as LIBOR Rate Loans, 5.75% and (ii) Revolving Loans: (x) from and after the Closing Date, until delivery of the financial statements and the related Compliance Certificate for the Fiscal Quarter ending September 30, 2021 pursuant to Section 5.01(b) or 5.01(c), as applicable, and Section 5.01(d), the rate per annum set forth in Pricing Level 1 below and (y) thereafter, the percentages per annum set forth in the table below, based upon the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d):
26.

Pricing Level	Total Net Leverage Ratio	For LIBOR Rate Loans and Letter of Credit Fees	For Swing Line Loans and all other Base Rate Loans	Unused Revolving Commitments
1	Greater than or equal to 3.75 to 1:00	4.75%	3.75%	0.50%
2	Less than 3.75 to 1:00 and equal to or greater than 3.25 to 1:00	4.50%	3.50%	0.50%
3	Less than 3.25 to 1:00	4.25%	3.25%	0.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(d); provided that the Applicable Margin set forth in “Pricing Level 1” shall apply if (I) a Compliance Certificate is not delivered within the time frame set forth in Section 5.01(d), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the delivery of such Compliance Certificate (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) or (II) an Event of Default shall have occurred and be continuing commencing with the first Business Day immediately following such date and shall continue to apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).
In the event that the certified calculation of the Total Net Leverage Ratio previously delivered pursuant to the preceding paragraph was inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable

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Margin applied for such Applicable Period, then, (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the correct certified calculation of the Total Net Leverage Ratio for such Applicable Period, (ii) the Applicable Margin shall be determined based on the correct certified calculation of the Total Net Leverage Ratio for such Applicable Period, (iii) the Borrower shall, within ten (10) Business Days of written demand thereof by the Administrative Agent, pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement, and (iv) notwithstanding Section 8.01(a) to the contrary, no Default or Event of Default shall be deemed to have occurred due to failure to pay additional interest pursuant to this paragraph upon payment of any such additional interest in accordance with this paragraph.
1.Notwithstanding the foregoing, (w) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Loans or Swing Line Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (x) the Applicable Margin in respect of any Class of Incremental Term Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (y) the Applicable Margin in respect of any Class of Refinancing Revolving Credit Commitments, any Class of Refinancing Revolving Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment and (z) in the case of the Term Loans and any Class of Incremental Term Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Sections 2.24, 6.01(u), 6.01(w) and 6.01(x).
2.“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class of Loans, (b) with respect to Letters of Credit, (i) the relevant Issuing Banks and (ii) the Revolving Credit Lenders and (c) with respect to Swing Line Loans, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
3.“Approved Bank Card Systems” means Visa, MasterCard, American Express and Discover.
4.“Approved Processor Agreement” means a Processor Agreement which is subject to a Processor Consent Agreement.
5.“Asset Sale” means a sale, lease or sublease (as lessor or sub-lessor), sale and leaseback transaction, assignment, conveyance, transfer, exclusive license or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Credit Party’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock of any Credit Party, other than, solely in the case of Sections 2.13(a) and 6.09, (i) inventory (or other assets) sold, licensed (on a nonexclusive basis) or leased in the ordinary course of business, (ii) equipment or other assets sold, replaced, abandoned, leased or otherwise disposed of that are obsolete, wornout or are no longer used or useful in the business of the Credit Parties or any of their Subsidiaries, (iii) dispositions, by means of tradein, of equipment used in the ordinary course of business, so long as such equipment is replaced, substantially concurrently, by likekind equipment, (iv) the use, transfer or other disposition of Cash and Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or any other Credit Document, (v) licensing, on a nonexclusive basis, of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of business, (vi) the creation of a Permitted Lien under Section 6.02, and (vii)

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Investments made in accordance with Section 6.07 (other than Section 6.07(q)). For purposes of clarification, “Asset Sale” shall include (x) the sale or other disposition (other than Investments made in accordance with Section 6.07 (other than Section 6.07(q)) of any contracts, (y) any sale or other disposition of Merchant Agreements and/or Merchant Accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) (other than Investments made in accordance with Section 6.07 (other than Section 6.07(q)) by any Credit Party or (z) any sale or other disposition of Permitted ISO Loans (or any rights thereto (including any rights to any payment stream with respect thereto)) or Permitted Joint Venture Investments (other than Investments made in accordance with Section 6.07 (other than Section 6.07(q)) by any Credit Party.
6.“Asset Sale Reinvestment Amounts” has the meaning given to such term in Section 2.13(a).
7.“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.
8.“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
9.“Authorized Officer” means, as applied to any Person (other than a natural person), any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer, treasurer, secretary or other officer expressly authorized by a resolution or written consent (delivered to Administrative Agent) to represent such Person in such capacity and such Authorized Officer shall conclusively presume to have acted on behalf of such Person.
10.“AutoExtension Letter of Credit” has the meaning set forth in Section 2.03(b)(ii).
11.“Available Amount” means, on any date of determination (the “Reference Date”), the sum of (without duplication):
12.(a)    the greater of (A) $15,000,000 and 20% of Consolidated Adjusted EBITDA for the most recently completed Test Period (calculated on a Pro Forma Basis);
13.(b)    Cumulative Retained Consolidated Excess Cash Flow Amount at such time; plus
14.(c)    an amount determined on a cumulative basis equal to the net Cash proceeds from the issuance of, and any Cash contributed in respect of, PRTH’s or any Borrower’s Permitted Stock Issuance after the Closing Date and, with respect to any Permitted Stock Issuance of PRTH, which net proceeds and Cash are in turn contributed to any Borrower in Cash in respect of such Borrower’s common equity (other than (i) any Specified Equity Contributions, (ii) Disqualified Capital Stock, (iii) any Permitted Stock Issuances pursuant to the definitions of “Consolidated Capital Expenditures” and “Permitted Joint Venture Investment”, Section 6.07(m) and Section 6.07(s), (iv) any amount previously applied for a purpose other than a Permitted Available Amount Usage or (v) the Equity Contribution); plus
15.(d)    an amount equal to the Declined Proceeds; plus
16.(e)    the amount of any Investment made by the Borrowers and/or any of their Restricted Subsidiaries (up to the amount of the original Investment) in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated into a Borrower

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or any of their Restricted Subsidiaries or the fair market value of the assets of any Unrestricted Subsidiary (as reasonably determined by the Borrower Representative) that have been transferred to a Borrower or any of their Restricted Subsidiaries or the amount of Cash dividends made by an Unrestricted Subsidiary to a Borrower or any of their Restricted Subsidiaries (to the extent not included in Consolidated Net Income) or the Net Asset Sale Proceeds from the Asset Sale of any Unrestricted Subsidiary received by a Borrower or any of their Restricted Subsidiaries (to the extent not included in Consolidated Net Income), in each case, to the extent such original Investment in such Unrestricted Subsidiary was made in reliance on the Available Amount; plus
17.(f)    the net cash proceeds initially received by a Borrower from Indebtedness and Disqualified Capital Stock issuances that have been issued after the Closing Date and which have been exchanged or converted into common equity of a Borrower or PRTH; plus
18.(g)    an amount equal to any returns in Cash actually received by the Borrower or a Restricted Subsidiary in respect of any Investment made in reliance on the Available Amount (up to the amount of the original Investment and excluding returns from an Unrestricted Subsidiary that represent the tax liability of such Unrestricted Subsidiary); minus
19.(h)    the aggregate amount of (i) Investments made using the Available Amount as set forth in Section 6.07(n), (ii) Restricted Debt Payments made using the Available Amount as set forth in Section 6.05(b)(iv) and (iii) Restricted Payments made using the Available Amount as set forth in Section 6.05(a)(xii), in each case, during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date (each item referred to in the immediately foregoing subclauses  (i), (ii), and (iii), a “Permitted Available Amount Usage”).
20.“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.27.
21.“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
22.“Bail-In Legislation means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
23.“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).
24.“Bank Secrecy Act” has the meaning set forth in Section 4.26.
25.“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (iii) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% and (iv) 2.00% per annum. Any change in the Base

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Rate due to a change in the Prime Rate, LIBOR Rate or the Federal Funds Effective Rate, shall be effective on the effective day of such change in the Prime Rate, LIBOR Rate or the Federal Funds Effective Rate, respectively.
26.“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.
“Benchmark” means, initially, the LIBOR Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.27.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Credit Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
1.for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or

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recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

2.for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of
(a) the date of the public statement or publication of information referenced therein; and
(b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

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(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.27(c); or
(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
3.(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
4.(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
5.(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.27 and (y) ending at the time that a

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Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.27.
6.“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
7.“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
8.“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
9.“Bona Fide Debt Fund” means any bona fide debt fund or investment vehicle of any Person described in clause (i) of the definition of “Disqualified Institution” that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business.
10.“Borrower Joinder Agreement” means a borrower joinder agreement in a form and on terms reasonably satisfactory to the Administrative Agent and the Borrower Representative (including with respect to (i) amendments to disambiguate certain uses of the word “Borrower” and related terms hereunder, (ii) structural and tax considerations to the extent not already provided for in this Agreement (including gross-up provisions with respect to the obligations of the Additional Borrower) and (iii) collateral and guarantee arrangements).
11.“Borrower Representative” means Priority Holdings, LLC, in its capacity as Borrower Representative pursuant to the provisions of Section 2.23.
12.“Borrower(s)” has the meaning set forth in the preamble hereto.
13.“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
14.“Borrowing ISO” has the meaning set forth in “Permitted ISO Loans”.
15.“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or North Carolina on which banking institutions located in the State of New York or Charlotte, North, Carolina are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.
16.“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for federal income tax purposes); provided, that any leases that were not capital leases when entered into but are recharacterized as capital leases due to a change in GAAP after the Closing Date shall for all purposes of this Agreement not be treated as “Capital Leases.”
17.“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all

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equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests (however designated, whether voting or nonvoting), and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding any Indebtedness convertible into or exchangeable for any of the foregoing.
18.“Cash” means money, currency or a credit balance in any demand or Deposit Account, in each case, determined in accordance with GAAP.
19.“Cash Collateral” has the meaning set forth in Section 2.03(g).
20.“Cash Collateralize” has the meaning set forth in Section 2.03(g).
21.“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States government, in each case, maturing within one (1) year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case, maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s (or, if at any time either S&P or Moody’s are not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (iii) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s (or, if at any time either S&P or Moody’s are not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (iv) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such funds, an equivalent rating from another nationally recognized statistical rating agency); and (vi) fully collateralized repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above.
22.“Cash Management Agreement” means any agreement between any Borrower or any Restricted Subsidiary and any Cash Management Bank to provide Cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other Cash management arrangements.
23.“Cash Management Bank” means any Person that is a Lender or an Agent (or an Affiliate of a Lender or an Agent) and any Person who was a Lender or an Agent (or any Affiliate of a Lender or an Agent) at the time it entered into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement; provided that if such Person is (or was, at the time it entered into a Cash Management Agreement) an Affiliate of a Lender or an Agent (excluding, in each case, for the avoidance of doubt, Truist), such Person shall deliver to Administrative Agent a letter agreement pursuant to which such Person (i) appoints Collateral Agent as its agent under the applicable Credit Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 10.02 and 10.10 as if it were a Lender.

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24.“Certificate Regarding NonBank Status” means a certificate substantially in the form of Exhibit F-1, F-2, F-3 or F-4, as applicable.
25.“CFC” means a controlled foreign corporation as defined in Section 957(a) of the Internal Revenue Code.
26.“Change of Control” means, at any time:
27.(a)    any Person or “group” (within the meaning of Rules 13(d) and 14(d) under the Exchange Act), other than one (1) or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a), such Person or group shall be deemed to have “beneficial ownership” of all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Capital Stock of PRTH representing more than 30% of the total voting power of the total outstanding Capital Stock of PRTH; or
28.(b)    PRTH shall cease to beneficially own, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of each Borrower, except as otherwise provided in Section 6.09.
29. “Class” means (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “tax fungibility”)) and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class of Loans or Commitments.
30.“Closing Date” means April 27, 2021.
31.“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G1.
32.“Closing Date Preferred Stock” has the meaning set forth in the recitals hereto.
33.“Closing Date Revolver Cap” means a limit of $5,000,000.00 in aggregate principal amount of Revolving Loans that are available to be borrowed on the Closing Date in accordance with the requirements of Section 5.19.
34.“Closing Date Transaction Costs” has the meaning set forth in the recitals hereto.
35.“Closing Date Transactions” has the meaning set forth in the recitals hereto.
36.“Closing Date Refinancing” has the meaning set forth in the recitals hereto.
37.“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted or purported to be granted pursuant to the Collateral Documents as security for the Obligations.
38.“Collateral Agent” has the meaning set forth in the preamble hereto.
39.“Collateral Documents” means the Pledge and Security Agreement, the PRTH Pledge Agreement, the Mortgages, Acceptable Intercreditor Agreements, Subordination Agreements, the control agreements in respect of Controlled Accounts and all other instruments, supplements, joinders, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit

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Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.
40.“Collateral Questionnaire” means a certificate in form and substance reasonably satisfactory to Collateral Agent that provides information with respect to the personal, real or mixed property of each Credit Party.
41.“Commitment” means, as the context requires, any Revolving Commitment or Term Loan Commitment.
42.“Company Material Adverse Effect” has the meaning given to it in the Merger Agreement.
43.“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
44.“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
45.“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Initial Borrower and its Restricted Subsidiaries (or, when reference is made to another Person, for such other Person and its Subsidiaries) on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, except with respect to clauses (n) and (r) below, to the extent reducing (and not added back to or excluded from) Consolidated Net Income, the sum of, without duplication:
46.(b) Consolidated Interest Expense,
47.plus (c) provisions for taxes based on income (including Permitted Tax Payments) of the Initial Borrower and its Restricted Subsidiaries,
48.plus (d) total depreciation expense, and amortization expense and impairment charges (including amortization of intangible assets (including goodwill), amortization of deferred financing fees or costs) of the Initial Borrower and its Restricted Subsidiaries,
49.plus (e) [reserved];
50.plus (f) other non-Cash items (including non-Cash charges, costs, expenses and losses) reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period or write-off or write-down or reserves with respect to current assets),
51.plus (g) any net loss from discontinued operations and any net after-tax loss on disposal of discontinued operations,
52.plus (h) other accruals, payments and expenses (including legal fees, costs and expenses), or any amortization thereof, related to the transactions contemplated by this Agreement (including all Transaction Costs), any Permitted Acquisitions, Assets Sales, Investments, Restricted Payments, Restricted Debt Payments, issuances of Indebtedness or Capital Stock permitted under the Credit Documents or repayment of debt, refinancing transactions or any amendments or other modifications of any Indebtedness, in each case, to the extent such amounts are actually paid in Cash during such period (including, for the avoidance of doubt, any such transaction consummated on the Closing Date and any such transaction proposed or undertaken but not completed),

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53.plus (i) any reasonably documented restructuring and integration costs reasonably attributable to the Merger Agreement, any Permitted Acquisition, any Investment or any Asset Sale permitted hereunder that are (i) related to the closure, integration and/or consolidation of information technology or facilities, employee termination, or moving or relocating assets, (ii) related to the discontinuance of any portion of operations acquired in a Permitted Acquisition to the extent such discontinuance is initiated within twelve (12) months of, and the costs thereof incurred no later than eighteen (18) months of, the consummation of such Permitted Acquisition, (iii) related to recruitment, retention, relocation and severance as set forth in the Model and lender presentation or (iv) otherwise approved by Administrative Agent in its sole discretion, in each case, to the extent such amounts are actually paid in Cash during such period (including, for the avoidance of doubt, any such transaction consummated on the Closing Date and any such transaction proposed or undertaken but not completed); provided that any adjustments or addbacks under this clause (i) in any period of four consecutive Fiscal Quarters, shall not, together with the adjustments and addbacks pursuant to clause (r) below, exceed 25% of Consolidated Adjusted EBITDA (determined before giving effect to such adjustments and addbacks),
54.plus (j)(i) non-Cash charges relating to employee benefit or other management compensation plans of any direct or indirect parent of the Initial Borrower (solely to the extent such non-Cash charges relate to plans of any direct or indirect parent of the Initial Borrower for the benefit of members of the board of directors of the Initial Borrower (in their capacity as such) or employees of Credit Parties and their Restricted Subsidiaries), any other Credit Party or any of its Restricted Subsidiaries or (ii) any non-Cash compensation charge and other non-Cash expenses or charges arising from any grant, issuance or repricing of stock appreciation or similar rights, stock, stock options, restricted stock or other equity based awards of any direct or indirect parent of the Initial Borrower (to the extent such non-Cash charges relate to plans of any direct or indirect parent of the Initial Borrower for the benefit of members of the board of directors of the Initial Borrower (in their capacity as such) or employees of Credit Parties and their Restricted Subsidiaries), any other Credit Party or any of its Restricted Subsidiaries, in each case, excluding any non-Cash charge to the extent that it represents an accrual of or reserve for Cash expenses in any future period or amortization of a prepaid Cash expense incurred in a prior period,
55.plus (k) any non-recurring or unusual costs, expenses or charges actually paid in Cash during such period,
56.plus (l) [reserved],
57.plus (m) legal fees and expenses (excluding any judgments) actually paid in Cash during such period in connection with litigation involving the Credit Parties and their Restricted Subsidiaries; provided that any adjustments or addbacks under this clause (m) in any period of four consecutive Fiscal Quarters, shall not exceed $3,000,000;
58.plus (n) to the extent not already included in the Consolidated Net Income of the Initial Borrower and its Restricted Subsidiaries, any claim for business interruption insurance for a loss occurring during such period to the extent (x) the proceeds of such insurance are actually received during such period or (y) the applicable insurance carrier has not denied coverage of such claim in writing and such loss is in fact reimbursed within 365 days of the date of such loss (with a deduction in the immediately succeeding period for any amount so added back to the extent not so reimbursed within such 365 days),
59.plus (o) Cash expenses of the Initial Borrower and/or its Restricted Subsidiaries incurred during such period to the extent reimbursed in Cash by any Person (other than the Initial Borrower and/or its Restricted Subsidiaries or any owners, directly or indirectly, of Capital Stock therein) during such

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period pursuant to indemnification or other reimbursement provisions in favor of the Initial Borrower and/or its Restricted Subsidiaries in connection with any Investment permitted under Section 6.07, any Permitted Acquisition or any Asset Sale permitted hereunder,
60.plus (p) net realized losses relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830,
61.plus (q) the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any non-wholly-owned Restricted Subsidiary, minus the amount of dividends or distributions that are paid in Cash by such non-wholly-owned Restricted Subsidiary to such third party,
62.plus (r) (x) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to the Transactions that are reasonably identifiable, factually supportable and reasonably anticipated by the applicable Borrower in good faith to be realized within eighteen (18) months of the Closing Date (which will be added to Consolidated Adjusted EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period) and (y) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies resulting from or related to Permitted Acquisitions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), asset sales, divestitures, restructurings, cost savings initiatives and other similar initiatives, operational changes, and actions that are projected by the applicable Borrower in good faith to be reasonably anticipated to be realized within eighteen (18) months of the date of the consummation of such transaction or implementation of such restructuring or initiative (which will be added to Consolidated Adjusted EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, operational changes and initiatives and synergies had been realized on the first day of such period), in the case of the preceding clauses (x) and (y), net of the amount of actual benefits realized during such period from such actions; provided that (A) any adjustments or addbacks under this clause (r) in any period of four consecutive Fiscal Quarters, shall not, together with the adjustments and addbacks pursuant to clause (i) above, exceed 25% of Consolidated Adjusted EBITDA (determined before giving effect to such adjustments), (B) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated Adjusted EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (C) such adjustments shall be specified in detail in the relevant Compliance Certificate, financial statement or other document provided to Administrative Agent or any Lender in connection herewith,
63.plus (s) Cash receipts (or any netting arrangements resulting in reduced Cash expenditures) not representing Consolidated Adjusted EBITDA or Consolidated Net Income in any period to the extent non-Cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (ii)(a) below for any previous period and not added back,
64.plus (t) non-Cash charges relating to straight rent in accordance with GAAP,
65.plus (u) any cash or non-cash charge, expense or loss with respect to earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with Permitted Acquisitions and Investments, to the extent actually paid and expensed,

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66.plus (v) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any Asset Sale permitted under this Agreement, to the extent actually reimbursed, or, so long as the applicable insurance carrier has not denied coverage of such expenses, charges or losses and that and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction in the immediately succeeding period for any amount so added back to the extent not so reimbursed within such 365 days),
67.plus (w) fees and expenses incurred in connection with the consummation of the Transactions and paid on the Closing Date (or within sixty (60) days of the Closing Date),
68.plus (x) to the extent that any PRTH Specified Expenses would have been added back to Consolidated Adjusted EBITDA pursuant to clauses (a) through (w) above had such charge, tax or expense been incurred directly by the Initial Borrower and its Restricted Subsidiaries, such PRTH Specified Expenses,
69.minus (ii) the sum, without duplication of the amounts for such period and to the extent included in arriving at such Consolidated Net Income, of
70.(a) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash items that reduced Consolidated Adjusted EBITDA in any prior period), plus
71.(b) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests or non-controlling interests of third parties in any non-wholly-owned Restricted Subsidiary, plus
72.(c) any net gain from discontinued operations and any net after-tax gain on disposal of discontinued operations, plus
73.(d) capitalized customer acquisition costs (excluding Permitted Acquisitions and Permitted Joint Venture Investments), plus
74.(e) federal, state, local and foreign income tax credits and reimbursements received by the Initial Borrower or any of its Restricted Subsidiaries during such period, plus
75.(f) all gains (whether Cash or non-Cash) resulting from the early termination or extinguishment of Indebtedness, plus
76.(g) the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes, plus
77.(h) net realized gains relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830,
78.Notwithstanding anything to the contrary contained herein, for the purposes of determining Consolidated Adjusted EBITDA under this Agreement for any period that includes any of the Fiscal Quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, (i) Consolidated Adjusted EBITDA of the Initial Borrower and its Restricted Subsidiaries shall be deemed to be for each such fiscal quarter, $14,149,953.81, $14,448,764.97, $18,046,757.57 and $18,877,237.76, respectively and (ii) Consolidated Adjusted EBITDA of Target and its Restricted Subsidiaries shall be deemed to be for each such fiscal quarter $8,612,594.21, $14,980,518.96, $15,247,330.49 and $15,037,189.79, respectively; provided that to the extent that any unaudited quarterly consolidated

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financial statements for Target have been delivered by the Borrower Representative to the Administrative Agent pursuant to Section 3.02(d) prior to the Delayed Draw Funding Date, the Borrower Representative shall provide the Administrative Agent with the Consolidated Adjusted EBITDA of the Target for each such fiscal quarter, together with a reasonably detailed calculation thereof, which amounts and calculations shall be reasonably satisfactory to the Administrative Agent, and such amounts shall be deemed to be Consolidated Adjusted EBITDA of the Target for such fiscal quarters and included in all pro forma calculations of Consolidated Adjusted EBITDA of the Initial Borrower for all purposes of the Credit Documents.
79.“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Initial Borrower and its Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment or which should otherwise be capitalized” or similar items reflected in the consolidated statement of Cash flows of the Initial Borrower and its Restricted Subsidiaries; provided that “Consolidated Capital Expenditures” shall not include (i) any expenditures made with Net Asset Sale Proceeds to the extent reinvested in accordance with Section 2.13(a) (or, to the extent not required to be reinvested in accordance with Section 2.13(a), to the extent used to acquire, replace, repair or restore properties or assets used or useful in the business of the Credit Parties) or Net Insurance/Condemnation Proceeds to the extent reinvested in accordance with Section 2.13(b), (ii) the purchase price of assets purchased in any Permitted Acquisition, (iii) any expenditures made to the extent that they are financed with the proceeds of the Permitted Stock Issuances, (iv) any expenditures made to the extent that they are made by the Initial Borrower or any of its Restricted Subsidiaries to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been actually reimbursed in Cash by the landlord that is not a Credit Party or an Affiliate of a Credit Party, (v) any expenditures to the extent that they are actually paid for by a third party (excluding any Credit Party or any Affiliate of a Credit Party) and for which no Credit Party has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (vi) property, plant and equipment taken in settlement of accounts in the ordinary course of business, and (vii) the purchase price of equipment purchased during such period to the extent the consideration paid therefor consists solely of any combination of (a) used or surplus equipment traded in at the time of such purchase, and (b) the proceeds of a concurrent sale of used or surplus equipment, in the case of clauses (a) and (b), to the extent such tradein or sale is permitted by this Agreement.
80.“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, but excluding (i) any Consolidated Interest Expense paid in kind, (ii) the amortization of deferred financing costs and (iii) any realized or unrealized gains or losses attributable to Interest Rate Agreements.
81.“Consolidated Current Assets” means, as at any date of determination, the total assets of the Initial Borrower and its Restricted Subsidiaries on a consolidated basis that may properly be classified on a consolidated balance sheet of the Initial Borrower and its Restricted Subsidiaries as current assets in conformity with GAAP at such date of determination, excluding Cash and Cash Equivalents.
82.“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Initial Borrower and its Restricted Subsidiaries on a consolidated basis that may properly be classified on a consolidated balance sheet of the Initial Borrower and its Restricted Subsidiaries as current liabilities in conformity with GAAP at such date of determination (including, for the avoidance of doubt, settlement obligations), excluding the current portion of long term debt.

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83.“Consolidated Excess Cash Flow” means, for any Consolidated Excess Cash Flow Period, an amount (if positive) determined for the Initial Borrower and its Restricted Subsidiaries on a consolidated basis equal to:
(i)the sum, without duplication, of
a.Consolidated Adjusted EBITDA for such Consolidated Excess Cash Flow Period (without giving effect to clause (i)(r) thereof); plus
b.any extraordinary Cash gain excluded from the calculation of Consolidated Net Income and/or Consolidated Adjusted EBITDA pursuant to the respective definitions during such Consolidated Excess Cash Flow Period; plus
c.any Cash income or Cash gain attributable to any Asset Sale outside of the ordinary course of business that is permitted under Section 6.09 during such Consolidated Excess Cash Flow Period to the extent not otherwise included in Consolidate Adjusted EBITDA; plus
d. without duplication of any amount described in clauses (a)(ii) and (iii) above, any Cash gain or income excluded in calculating Consolidated Net Income pursuant to the definition thereof; plus
e.the decrease, if any, in Consolidated Working Capital from the first day to the last day of such Consolidated Excess Cash Flow Period, but excluding any such decrease in Consolidated Working Capital arising from the acquisition or disposition of any Person by the Initial Borrower or any or its Restricted Subsidiaries; plus
f.to the extent that the amount of Cash (other than Cash proceeds from long-term Indebtedness (other than revolving Indebtedness) and Cumulative Retained Consolidated Excess Cash Flow Amount) utilized to make any Investment or Permitted Acquisition that was deducted from Excess Cash Flow in a prior period pursuant to clause (b)(ix) below during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall; plus
g.Cash payments received during such period on account of any amounts deducted in a previous period pursuant to clause (b)(xi) below; minus
84.(b)    the sum, without duplication, of:
h.the amount of any other Cash charge, loss or expenditure added back in the calculation of Consolidated Adjusted EBITDA pursuant to the definition thereof or excluded from the calculation of Consolidated Net Income in accordance with the definition thereof, in each case, during such Consolidated Excess Cash Flow Period and to the extent not financed with long-term Indebtedness (other than revolving Indebtedness); plus
i.to the extent not financed through the incurrence of long-term Indebtedness (other than revolving Indebtedness) and such payments were not made utilizing the Available Amount, the aggregate amount of all principal payments of Indebtedness (in the case of any payments of loans under any revolving credit facility, solely to the extent accompanied by a permanent reduction of the commitments thereunder in a like amount) of the Initial Borrower or its Restricted Subsidiaries

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(including (A) the principal component of payments in respect of Capital Leases, (B) the amount of any scheduled repayment of Initial Term Loans, Extended Term Loans, Refinancing Term Loans and Incremental Term Loans made pursuant to Section 2.11 and (C) any mandatory prepayment of Term Loans pursuant to Section 2.13(a) or (b), in each case, to the extent required due to an Asset Sale, casualty event or condemnation that resulted in an increase to Consolidated Net Income and not in excess of such increase but excluding (X) all other prepayments, purchases and buybacks of Term Loans by, any Borrower or any Restricted Subsidiary (but excluding any repayments pursuant to clause (B) above), (Y) all prepayments of Revolving Loans, loans made pursuant to an Extended Revolving Credit Commitment, Incremental Revolving Loans and Refinancing Revolving Loans and (Z) all other prepayments, purchases and buybacks of any Junior Financing by any Borrower or any Restricted Subsidiary); plus
j.Taxes (including any Permitted Tax Payments) paid or payable by PRTH and/or any Restricted Subsidiary in Cash with respect to such Consolidated Excess Cash Flow Period; plus
k.costs, fees and expenses (including premium, make-whole and penalty payments) incurred in connection with the issuance or prepayment of any Indebtedness (including any refinancing, except to the extent such costs, fees and expenses are financed) to the extent permitted under this Agreement; plus
l.costs, fees and expenses incurred in connection with the issuance of equity (including all classes of stock, options to purchase stock and stock appreciation rights to management of a Credit Party), Investments, Asset Sales or divestitures, in each case, to the extent permitted hereunder and paid in Cash (except to the extent such costs, fees and expenses are financed with the proceeds of such equity issuance or long-term Indebtedness (other than revolving Indebtedness)); plus
m.the increases, if any, in Consolidated Working Capital from the first day to the last day of such Consolidated Excess Cash Flow Period, but excluding any such increase in Consolidated Working Capital arising from acquisitions or dispositions of any Person by the Initial Borrower or any of its Restricted Subsidiaries; plus
n.Consolidated Capital Expenditures and acquisitions of intellectual property made in Cash during such Consolidated Excess Cash Flow Period to the extent such expenditures were not deducted in calculating Consolidated Adjusted EBITDA for such period and such expenditures were not financed with long-term indebtedness (other than revolving Indebtedness) and were not made utilizing Available Amount; plus
o. Consolidated Cash Interest Expense paid during such period to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness); plus
p.without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration (the “Contract Consideration”) (x) required to be paid in Cash by the Initial Borrower and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent or (y) in an amount not to exceed $5,000,000 in any Fiscal Year that has been budgeted and identified to be consummated by the Borrowers, in each case, during such period and relating to Permitted Acquisitions and Investments (other than Investments made pursuant to Section 6.07(a), (c), (d), (e), (i), (k), (m), (n),

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(p) and (q)) to be consummated or made prior to the ECF Cutoff Date; provided, such Permitted Acquisition and Investments shall not be financed with long-term Indebtedness (other than revolving Indebtedness) or utilizing the Available Amount; plus
q.without duplication of amounts deducted pursuant to clause (b)(ix) above in prior Fiscal Years, the amount of Investments and Permitted Acquisitions made in Cash during such period pursuant to Section 6.07 (other than Section 6.07(a), (b), (c), (d), (i), (k), (m), (n) and (o)) to the extent such Investments and Permitted Acquisitions were not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and were not made utilizing the Available Amount; plus
r.reimbursable or insured expenses incurred during such Fiscal Year to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Adjusted EBITDA.
“Consolidated Excess Cash Flow Period” means each Fiscal Year commencing with the Fiscal Year ending December 31, 2021.
85.“Consolidated First Lien Total Debt” means, as of any date of determination, an amount equal to the Consolidated Total Debt of the Initial Borrower and its Restricted Subsidiaries as of such date that, in each case, is then secured or purported to be secured by Liens on property or assets of the Initial Borrower or any of its Restricted Subsidiaries (including any secured Indebtedness incurred or assumed pursuant to Section 6.01(u) or 6.01(x) but otherwise excluding Indebtedness secured by a Lien ranking junior to or subordinated to the Liens securing the Initial Term Loans).
86.“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest including paid-in-kind amounts) of the Initial Borrower and its Restricted Subsidiaries on a consolidated basis for such period, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements and amortization or write off of deferred financing fees, debt issuance costs, debt discount or premium, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to the credit facilities provided for herein and with respect to other Indebtedness permitted to be incurred under this Agreement.
87.“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Initial Borrower and its Restricted Subsidiaries (or, when reference is made to another Person, for such other Person and its Subsidiaries) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (adjusted to reflect any PRTH Specified Expenses during such period as though such PRTH Specified Expenses had been incurred by the Initial Borrower and its Restricted Subsidiaries), minus (ii) the sum of, without duplication, (a) the income (or loss) of any Person (other than a Restricted Subsidiary) (x) in which any other Person (other than a Credit Party) has a joint interest (including any Permitted Joint Venture) or (y) that is an Unrestricted Subsidiary, except to the extent of the amount of any dividends or other distributions actually paid in Cash or Cash Equivalents (or to the extent subsequently converted into Cash or Cash Equivalents) to the Initial Borrower and its Restricted Subsidiaries by such Person during such period, plus (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Initial Borrower or is merged into or consolidated with the Initial Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Initial Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis in accordance with Section 1.08), plus (c) the income of any Restricted Subsidiary of the Initial Borrower (other than a Borrower or a Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that

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Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (d) any gains or losses, together with any related provision for taxes on such gain (or loss), realized in connection with any Asset Sales or other disposition or abandonment and any reserves relating thereto, in each case, not in the ordinary course of business, plus (e) any net unrealized gain (loss) (after any offset) resulting during such period from obligations under any Interest Rate Agreement or other derivative instruments as determined in accordance with GAAP and the application of Statement of Financial Accounting Standards No. 133, plus (f) to the extent not included in clauses (a) through (e) above, any net extraordinary gains or net extraordinary losses for such period, plus (g) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income.
88.There shall be excluded from Consolidated Net Income for any period, the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Initial Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Closing Date, or the amortization or write-off of any amounts thereof. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.08.
“Consolidated Total Assets” means, as of any date, the total property and assets of the Initial Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Initial Borrower delivered pursuant to Section 5.01(b) or (c), as applicable (on a Pro Forma Basis after giving effect to any Permitted Acquisitions or any Investments or dispositions permitted hereunder or by the other Credit Documents) or, for the period prior to the time any such balance sheet has been delivered pursuant to Section 5.01, the pro forma balance sheet delivered pursuant to Section 3.01(h)(ii).
89.“Consolidated Total Debt” means, as to the Initial Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of all third party Indebtedness for borrowed money (which for the avoidance of doubt shall not include intercompany indebtedness), Indebtedness evidenced by bonds, debentures, notes, loan agreements or other similar instruments, Capital Leases, purchase money Indebtedness and guarantees in respect of any of the foregoing items; provided that “Consolidated Total Debt” shall be calculated (i) net of the aggregate amount of Unrestricted Cash of the Initial Borrower and its Restricted Subsidiaries and (ii) based on the initial stated principal of amount without giving effect to any such discounts; provided that Consolidated Total Debt shall not include Letters of Credit (or other letters of credit, bankers’ acceptances and bank guarantees), except to the extent of Unreimbursed Amounts thereunder.
90.“Consolidated Working Capital” means, as at any date of determination on a consolidated basis, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination, and calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent.
91.“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or

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other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
92.“Contributing Guarantors” has the meaning set forth in Section 7.02.
93.“Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
94.“Controlled Account” means a Deposit Account of a Credit Party which is subject to the “control” (within the meaning of Section 9104 of the UCC) of Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of the Pledge and Security Agreement.
95.“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
96.“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A2.
97.“Corporate Rating” means, as of any date of determination, the public corporate rating or public corporate family rating as determined by either S&P or Moody’s, respectively, of the Borrower Representative; provided that, if either S&P or Moody’s shall change the basis on which ratings are established by it, each reference to the Corporate Rating announced by S&P or Moody’s shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.
98.“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
99.“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.
100.“Covered Entity” means any of the following:
(ii)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(iii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iv)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
101.“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans or existing Revolving Loans (or unused Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that (i) such Credit Agreement Refinancing Indebtedness shall not mature (or require commitment reductions) prior to the maturity date of the Refinanced Debt, and, in the case of any refinancing of Term Loans or other term

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Credit Agreement Refinancing Indebtedness, such Credit Agreement Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt (provided that the requirements set forth in this clause (i) shall not apply to any Credit Agreement Refinancing Indebtedness consisting of a customary bridge facility, so long as such customary bridge facility by its terms will automatically be converted into, or exchanged for, long-term Indebtedness that satisfies the requirements set forth in this clause (i)), (ii) such Credit Agreement Refinancing Indebtedness shall not have an aggregate principal amount (including any unutilized commitments) greater than the aggregate principal amount (including any unutilized commitments) of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, (iii) any payments, borrowings, participations and commitment reductions shall be made pro rata as between the Revolving Loans and any Credit Agreement Refinancing Indebtedness in the form of revolving loans or revolving commitments in accordance with the aggregate principal amounts thereof, respectively, (iv) the terms and conditions of such Credit Agreement Refinancing Indebtedness (except as otherwise provided in this definition) shall be as agreed between a Credit Party and the financing sources providing such Credit Agreement Refinancing Indebtedness (provided that, if the terms of such Credit Agreement Refinancing Indebtedness are not consistent with the terms of the Initial Term Loans, such terms shall not be materially more favorable, taken as a whole, to such financing sources than the terms of the Initial Term Loans unless (I) the Initial Term Loans, and the Revolving Loans also receive the benefit of such more favorable terms pursuant to an amendment subject solely to the reasonable satisfaction of the Administrative Agent or (II) any such more favorable terms apply only after the Maturity Date of the Initial Term Loans), (v) no Default or Event of Default shall exist at the time of issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness or would result from such issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness, (vi) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid substantially concurrently with the issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness, (vii) such Credit Agreement Refinancing Indebtedness shall not be guaranteed by any Person other than any Credit Party and shall not have any obligors other than any Credit Party, (viii) to the extent such Credit Agreement Refinancing Indebtedness is secured, it is not secured by any property or assets other than the Collateral (it being agreed that such Credit Agreement Refinancing Indebtedness shall not be required to be secured by all of the Collateral), (ix) if such Credit Agreement Refinancing Indebtedness is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Credit Agreement Refinancing Indebtedness shall have become party to an Acceptable Intercreditor Agreement (or any Acceptable Intercreditor Agreement shall have been amended or replaced in a manner reasonably acceptable to the Borrower Representative and the Administrative Agent, which results in such Senior Representative having rights to share in the Collateral on a pari passu basis or a junior lien basis to the Obligations, as applicable), (x)(A) if the Refinanced Debt is subordinated in right of payment or security to the Obligations, then any Credit Agreement Refinancing Indebtedness shall be subordinated in right of payment to, or to the Liens securing, the Obligations, as applicable, on the same basis (and, if the Refinanced Debt is secured, then any Credit Agreement Refinancing Indebtedness in respect thereof also may be unsecured) pursuant to a customary subordination agreement or provisions reasonably satisfactory to the Administrative Agent, and (B) if the Refinanced Debt is unsecured, then any Credit Agreement Refinancing Indebtedness shall be unsecured, (xi) any Credit Agreement Refinancing Indebtedness shall be pari passu or junior in right of payment and, if secured, secured on a pari passu or junior basis with the Revolving Loans and the Initial Term Loans and (xii) any Credit Agreement Refinancing Indebtedness (other than any such Credit Agreement Refinancing Indebtedness that is revolving in nature) may participate (A) on a pro rata basis (only to the extent such Credit Agreement Refinancing Indebtedness is secured on a pari passu basis with the Initial Term Loans and not subordinated in right of payment) or less than pro rata basis (but not greater than pro rata basis) in any voluntary prepayments hereunder and

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(B) on a pro rata basis (only to the extent such Credit Agreement Refinancing Indebtedness is secured on a pari passu basis with the Initial Term Loans and not subordinated in right of payment) or a less than pro rata basis (but not greater than pro rata basis) in any mandatory prepayments hereunder and shall not require any mandatory prepayments in addition to those hereunder; provided, further, that in determining if the foregoing conditions in this proviso are met, a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent (and provided to the Lenders) at least five Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent or the Required Lenders notify the Borrower within such five Business Day period that the Administrative Agent or the Required Lenders, as applicable, disagree with such determination (including a reasonable description of the basis upon which it or they disagree).
102.“Credit Date” means the date of a Credit Extension, which date must be a Business Day.
103.“Credit Document” means, collectively, (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) the Fee Letter, (v) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (vi) each Letter of Credit Application, (vii) any other document or instrument designated by the Borrower Representative and Administrative Agent as a “Credit Document”, (viii) any Acceptable Intercreditor Agreement, (ix) the PRTH Pledge Agreement and (x) any other amendment or joinder to this Agreement and all other instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.
104.“Credit Extension” means, as the context may require, (i) the making of a Loan or the conversion or continuation of a Loan as a LIBOR Rate Loan or (ii) the issuance of any Letter of Credit, or the amendment, modification, renewal or extension of any outstanding Letter of Credit, by an Issuing Bank.
105.“Credit Party” means each Borrower and each Guarantor.
106.“Cumulative Retained Consolidated Excess Cash Flow Amount” means, at any time, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Consolidated Excess Cash Flow for all Consolidated Excess Cash Flow Periods ending after the Closing Date and prior to such date.
107.“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
108.“Declined Proceeds” has the meaning set forth in Section 2.13(g).
109.“Default” means a condition or event that constitutes an Event of Default or that, after notice or lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.21(b), any Lender that, (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, which refusal or failure is not cured within two (2) Business Days after the date of such refusal or failure (unless such Lender’s refusal or failure to fund is based on such

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Lender’s good faith determination that a condition precedent to funding cannot be or has not been satisfied), (b) has notified the Borrower Representative, Administrative Agent or any Issuing Bank or the Swing Line Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such Lender’s refusal or failure to fund is based on such Lender’s good faith determination that a condition precedent to funding cannot be or has not been satisfied) or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by Administrative Agent, to confirm in a manner reasonably satisfactory to Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a (x) proceeding under any Debtor Relief Law or (y) a Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower Representative, the Issuing Banks, the Swing Line Lender and each Lender; provided further that a Lender shall not be a Defaulting Lender under clause (d) of this definition if such Lender is subject to an Undisclosed Administration.
110.“Default Rate” means the applicable rate of interest payable pursuant to Section 2.09.
111.“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Delayed Draw Availability Period” means the period from and including the Closing Date to and including the earliest of (i) the termination of the Merger Agreement, (ii) the consummation of the Acquisition with or without the funding of the Delayed Draw Term Loans and (iii) March 5, 2022.
“Delayed Draw Funding Date” has the meaning set forth in Section 2.01(b).
112.“Delayed Draw Funding Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G3.
“Delayed Draw Term Commitment” means, as to each Term Lender, its obligation to make a Delayed Draw Term Loan to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Appendix A under the caption “Delayed Draw Term Commitments”, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Delayed Draw Term Commitments is $290,000,000.

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“Delayed Draw Term Loans” means the term loans made by the Lenders on the Delayed Draw Funding Date to the Borrowers pursuant to Section 2.01(b).
“Delayed Draw Ticking Fee” has the meaning provided in Section 2.10(g).
113. “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
114.“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
115.“DDTL Transactions” shall have the meaning set forth in Section 3.02(a).
116.“DDTL Transaction Costs” has the meaning set forth in the recitals hereto.
117.“Direct Competitor” means any Person primarily engaged in one or more lines of business substantially similar to one or more lines of business conducted by the Borrowers and their Restricted Subsidiaries in the normal course in the business from time to time.
118.“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or any other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for a Permitted Stock Issuance), pursuant to a sinking fund obligation or otherwise (except as a result of a customarily defined change of control or asset sale and only so long as any rights of the holders thereof after such change of control or asset sale shall be subject to the prior repayment in full of the Obligations (other than (i) unasserted contingent indemnification or reimbursement obligations not yet due and (ii) obligations under Cash Management Agreements or obligations under Interest Rate Agreements) that are accrued and payable, the cancellation, expiration, replacement, backstopping or Cash Collateralization of all outstanding Letters of Credit reasonably satisfactory to the applicable Issuing Banks and the termination of the Revolving Commitments), (b) provides for scheduled payments of dividends in Cash, (c) is redeemable at the option of the holder thereof (other than solely for a Permitted Stock Issuance), in whole or in part, (d) is secured by any assets of the Initial Borrower or its Subsidiaries or (e) is or becomes convertible into or exchangeable for Indebtedness or any other Disqualified Capital Stock, in whole or in part, in each case, on or prior to the date that is ninetyone (91) days after the Latest Maturity Date at the time of issuance.
119.“Disqualified Institutions” means those Persons that are (i) Direct Competitors (other than Bona Fide Debt Funds) of any Borrower or its Subsidiaries that are separately identified by name in writing by the Initial Borrower to the Lead Arranger prior to the Closing Date (or to Administrative Agent after the Closing Date from time to time), (ii) those banks, financial institutions and other Persons separately identified by name by the Initial Borrower to the Lead Arranger in writing on or before March 5, 2021 or (iii) in the case of clauses (i) or (ii), any of their Affiliates (other than Bona Fide Debt Funds) that are identified in writing by the Borrower Representative to Administrative Agent or that are clearly identifiable as Affiliates solely on the basis of such Affiliate’s legal name; provided that any such additional Disqualified Institutions shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Facilities.

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120.“Dollars” and the sign “$” mean the lawful money of the United States.
121.“Domestic Holding Company” means any Domestic Subsidiary, substantially all of the assets of which consist of the Capital Stock or Capital Stock and Indebtedness of one or more Foreign Subsidiaries that are CFCs and that is in compliance with Section 6.15.
122.“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia.
123.“DQ List” has the meaning set forth in Section 10.06(c)(iii).
124.“Dutch Auction” means a modified Dutch auction or other buy-back process with a third party financial institution as auction agent to repurchase Term Loans of a specific Class on a non-pro rata basis; provided that (A) such Dutch Auction shall be offered to all Term Loan Lenders of such Class on a pro rata basis and (B) such Dutch Auction is conducted pursuant to the procedures mutually established by Administrative Agent and the Borrower Representative which are consistent with Section 10.06.
125.“ECF Cutoff Date” means, with respect to any Consolidated Excess Cash Flow Period, December 31 of the next succeeding Consolidated Excess Cash Flow Period.
126.“ECF Prepayment Amount” has the meaning set forth in Section 2.13(d).
127.“Early Opt-in Election” means, if the then-current Benchmark is the LIBOR Rate, the occurrence of:
128.(1) a notification by the Administrative Agent to (or the request by the Initial Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
129.(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBOR Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.
130.“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
131.“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
132.“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”
133.“Eligible Assignee” means (i) if the assignment includes assignments of Revolving Loans or Revolving Commitments, (a) any Revolving Credit Lender, or any Affiliate (other than a natural person) of a Revolving Credit Lender, (b) a commercial bank organized under the laws of the United

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States, or any state thereof, and having total assets or net worth in excess of $100,000,000, (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets or net worth in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the United States, and (d) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets or net worth in excess of $100,000,000, (ii) if the assignment includes assignments of Term Loans, (a) any Lender, any Affiliate (other than a natural person) of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, (c) any Affiliated Lender to the extent permitted by Section 10.06(i), and (d) any Borrower to the extent permitted by Section 10.06(c)(iv), and (iii) any other Person (other than a natural Person) approved by Borrower Representative (so long as no Event of Default has occurred and is continuing; such approval not to be unreasonably withheld or delayed) and Administrative Agent); provided, in the case of the foregoing clauses (i) and (ii), that (v) the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required in the case of all assignments other than assignments made (a) pursuant to the foregoing clauses (i)(a) or (ii)(a) or (b) during the continuance of an Event of Default under Section 8.01(a), (f) or (g), (w) to the extent the consent of the Borrower Representative is required for any assignment, such consent shall be deemed to have been given if the Borrower Representative has not responded within ten (10) Business Days of a written request for such consent, (x) “Eligible Assignee” shall not include at any time any Disqualified Institutions (unless consented to in writing by the Borrower Representative in its sole discretion), any Defaulting Lender, any natural person and any of the Initial Borrower or any of its Subsidiaries (other than as permitted pursuant to clause (ii)(d) above), (y) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required in the case of all assignments other than assignments made pursuant to foregoing clauses (i)(a) or (ii)(a) and (z) the consent of the Swing Line Lender and the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for all assignments in respect of clause (i) above.
134.“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates.
135.“Environmental Claim” means any investigation, written notice, written notice of violation, claim, action, suit, proceeding, demand, abatement order or other written order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
136.“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of any of them) statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Credit Party or any of its Subsidiaries or any Real Estate Asset.

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“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
137.“Equity Contribution” has the meaning set forth in the preamble hereto.
138.“ERISA” means the Employee Retirement Income Security Act of 1974, including any regulations promulgated thereunder.
139.“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under Common Control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Credit Party or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of any Credit Party or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Credit Party or such Subsidiary and with respect to liabilities arising after such period for which such Credit Party or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
140.“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirtyday notice to the PBGC has been waived by regulation); (ii) the failure to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules with respect to any Pension Plan ; (iii) the failure to make any required contribution to any Pension Plan or Multiemployer Plan when due; (iv) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (v) the withdrawal by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Credit Party, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (vi) the institution by the PBGC of proceedings to terminate any Pension Plan or Multiemployer Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vii) the imposition of liability on any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Title IV of ERISA or Chapter 43 of the Internal Revenue Code, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (viii) the withdrawal of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; (ix) notification of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability with respect to any Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA,; (x) the occurrence of an act or omission which could give rise to the imposition on any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (xi) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Credit Party, any of its Subsidiaries or any of

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their respective ERISA Affiliates in connection with any Employee Benefit Plan; (xii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xiii) a Pension Plan is in “at risk” status within the meaning of Code Section 430(i); or (xiv) the imposition of a Lien pursuant to Section 412 or 430(k) of the Internal Revenue Code or pursuant to Section 303 or 4068 of ERISA. Notwithstanding any provision of this Agreement to the contrary, “ERISA Event” shall not include the termination of the “defined benefit pension plan” (within the meaning of Section 3(35) of ERISA) sponsored by Target in accordance with the requirements of the terms and conditions of the Merger Agreement.
141.“Erroneous Payment” has the meaning assigned to it in Section 9.13(a).
142.“Erroneous Payment Notice” has the meaning assigned to it in Section 9.13(a).
143.“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
144.“Event of Default” means each of the conditions or events set forth in Section 8.01.
145.“Exchange Act” means the Securities Exchange Act of 1934.
146.“Excluded Accounts” means, collectively, (i) each Deposit Account that serves solely as a designated payroll, withholding tax, insurance trust, escrow or other fiduciary trust account maintained by a Credit Party so long as such account holds, as applicable, only the funds necessary to pay the accrued payroll, employee benefit, tax or insurance obligations of the Credit Parties or funds required by any applicable law or any Contractual Obligations to be held in trust or in escrow; (ii) each Deposit Account that holds Cash and Cash Equivalents securing letters of credit or Interest Rate Agreements permitted under Section 6.02(r) or 6.02(s); and (iii) any other Deposit Account that has (and will continue to have) a maximum average monthly balance that does not exceed $500,000 (provided that the aggregate amount of all funds in all such accounts deemed Excluded Accounts by operation of this clause (iii) at any time shall not exceed $3,000,000).
147.“Excluded Assets” has the meaning set forth in the Pledge and Security Agreement.
148.“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary of the Initial Borrower or any other Guarantor, (b) any Unrestricted Subsidiary, (c) any not-for-profit Subsidiaries, (d) any Foreign Subsidiary, any Domestic Holding Company, or any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or Domestic Holding Company, (e) any Immaterial Subsidiary, (f) any captive insurance entity that is a Subsidiary, (g) any Subsidiary that is prohibited by applicable law, rule or regulation or by any Contractual Obligation existing on the Closing Date (or, if later, the date such Subsidiary becomes a Restricted Subsidiary and not entered into in contemplation of such Subsidiary becoming a Guarantor) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guaranty (unless such consent, approval, license or authorization has been received), (h) any Subsidiary where Administrative Agent and the Borrower Representative reasonably agree that the cost of providing such guaranty is excessive in relation to the value afforded thereby, (i) any Subsidiary, the obtaining of a Guaranty with respect to which would result in material adverse tax consequences as reasonably determined by the Borrower Representative, in consultation with Administrative Agent and (j) any Receivables Subsidiary.

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149.“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any guaranty thereof) is or would otherwise have become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failing for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failing to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a “master agreement” governing more than one (1) swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
150.“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19 and (d) any U.S. federal withholding Taxes imposed under FATCA.
151.“Executive Order” has the meaning set forth in Section 4.26.
152.“Existing Credit Agreement” has the meaning set forth in the recitals hereto.
153.“Existing Credit Agreement Refinancing” has the meaning set forth in the recitals hereto.
154.“Existing Letters of Credit” means any letters of credit outstanding under the Existing Credit Agreement on the Closing Date and described in Schedule 1.01.
155.“Existing Subordinated Debt Refinancing” has the meaning set forth in the recitals hereto.
156.“Existing Subordinated Term Loan Facility” has the meaning set forth in the recitals hereto.
157.“Existing Term Loan Tranche” has the meaning set forth in Section 2.26(a).
158.“Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).
159.“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.26(b).
160.“Extending Revolving Credit Lender” has the meaning set forth in Section 2.26(c).

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161.“Extending Term Lender” has the meaning set forth in Section 2.26(c).
162.“Extended Term Loans” has the meaning set forth in Section 2.26(a).
163.“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.26 and the applicable Extension Amendment.
164.“Extension Amendment” has the meaning set forth in Section 2.26(d).
165.“Extension Election” has the meaning set forth in Section 2.26(c).
166.“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.
167.“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.
168.“Facility” means a given Class of Term Loans or Revolving Commitments, as the context may require.
169.“Fair Share” has the meaning set forth in Section 7.02.
170.“Fair Share Contribution Amount” has the meaning set forth in Section 7.02.
171.“Family Group” means, as to any particular Person, (i) such Person’s descendants (whether natural or adopted), (ii) any trust solely for the benefit of such Person and/or such Person’s descendants and (iii) any partnerships or limited liability companies where the only partners or members are such Person and/or such Person’s descendants.
172.“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreement, treaty or convention entered into pursuant to the foregoing and applicable fiscal or regulatory legislation, rules or official guidance implementing the foregoing.
173.“FCPA” has the meaning set forth in Section 4.24.
174.“Federal Funds Effective Rate” means for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published by for any Business Day, the Federal Funds Effective Rate for such days shall be the average (rounded upwards, if necessary to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent For purposes of this Agreement the Federal Funds Effective Rate shall not be less than zero percent (0%).
175.“Fee Letter” means the fee letter, dated as of March 5, 2021, between the Initial Borrower, the Administrative Agent and Truist Securities, Inc.
176.“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Initial Borrower that such financial statements fairly present, in all material respects, the financial condition of the Initial

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Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal yearend adjustments and, with respect to unaudited financial statements, the absence of footnotes.
177.“Financial Covenant” means the covenant set forth in Section 6.08(a)(i).
178.“Financial Plan” has the meaning set forth in Section 5.01(i).
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

179.“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any Acceptable Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien (excluding any Permitted Lien that is expressly subordinated to such Lien).
180.
181.“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
182.“Fiscal Year” means the fiscal year of the Initial Borrower and its Restricted Subsidiaries ending on December 31 of each calendar year.
183.“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, which contains improvements located either wholly or partially in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
184.“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012.
185.“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBOR Rate.
186.“Foreign Official” means a Person acting in an official capacity for or on behalf of any Governmental Authority (other than a Governmental Authority of the United States, any state thereof or the District of Columbia).
187.“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
188.“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the Outstanding Amount of L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
189.“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

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190.“Funding Guarantors” has the meaning set forth in Section 7.02.
191.“Funding Notice” means a funding notice substantially in the form of Exhibit A1.
192.“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof.
193.“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government (including, NAIC and any supranational bodies such as the European Union or the European Central Bank), any court or any central bank, in each case, whether associated with a state of the United States, the United States, or a foreign entity or government.
194.“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
195.“Grantor” has the meaning set forth in the Pledge and Security Agreement.
196.“Group Companies” has the meaning set forth in the Merger Agreement.
197.“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance or such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
198.“Guaranteed Obligations” has the meaning set forth in Section 7.01.
199.“Guarantor” means each of the Initial Borrower’s’ Restricted Subsidiaries (other than a Borrower) that executes a counterpart to this Agreement on the Closing Date or becomes a Guarantor pursuant to Section 5.10 and each Borrower (other than with respect to its direct Obligations as a primary obligor (as opposed to guarantor) under the Credit Documents, any Secured Interest Rate Agreement and/or any Cash Management Agreement).
200.“Guaranty” means the guaranty of each Guarantor set forth in Section 7.
201. “Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which does, may or could pose a

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hazard to, or cause an adverse effect on, the health and safety of the owners, occupants or any Persons in the vicinity of any Real Estate Asset or to the indoor or outdoor environment.
202.“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, import, export, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
203.“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
204.“Historical Financial Statements” means, as of the Closing Date, (i) the audited financial statements of the PRTH, Initial Borrower and its Subsidiaries, for the Fiscal Years ended December 31, 2019, and 2020, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and Cash flows for such Fiscal Year, (ii) for the interim period from January 1, 2021 to the Closing Date, internally prepared, unaudited financial statements of PRTH, the Initial Borrower and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and Cash flows for each quarterly period completed at least 45 days prior to the Closing Date (in the case of clauses (i) and (ii), certified by the chief financial officer of the Initial Borrower that they fairly present, in all material respects, the financial condition of PRTH, the Initial Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal yearend adjustments and, with respect to unaudited financial statements, the absence of footnotes).
205.“Honor Date” has the meaning set forth in Section 2.03(c)(i).
“Immaterial Subsidiary” means any Restricted Subsidiary of the Initial Borrower (other than a Borrower) that the Borrower Representative designates in writing to Administrative Agent as an “Immaterial Subsidiary”; provided, that, as of the date of the last financial statements required to be delivered pursuant to Section 5.01(b) or Section 5.01(c), neither (a) the Consolidated Total Assets attributable to such Restricted Subsidiary is in excess of 5.0% of Consolidated Total Assets nor (b) the consolidated total revenues attributable to such Restricted Subsidiary (after eliminating intercompany obligations) is in excess of 5.0% of total revenues, in each case, of the Initial Borrower and its Restricted Subsidiaries on a consolidated basis; provided, further, that (i) neither the Consolidated Total Assets nor the consolidated total revenues of all Immaterial Subsidiaries shall exceed 7.5% of Consolidated Total Assets or 7.5% of consolidated total revenue, as the case may be, in each case, of the Initial Borrower and its Restricted Subsidiaries on a consolidated basis as of the date of the last financial statements required to be delivered pursuant to Section 5.01(b) or Section 5.01(c); and (ii) in each case, the Borrower Representative may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, so long as (other than with respect to the immediately succeeding sentence) no Event of Default has occurred and is continuing, subject to (1) such designation not being made in contemplation of a sale or other disposition of such Subsidiary within the immediately succeeding twelve-month period and (2) the limitations and requirements set forth in this definition. If the Consolidated Total Assets or consolidated total revenues of all Restricted Subsidiaries so designated by Borrower Representative as “Immaterial Subsidiaries” shall at any time exceed the limits set forth in the preceding sentence, then starting with the

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largest Restricted Subsidiary that would not otherwise be an Excluded Subsidiary, a number of Restricted Subsidiaries that are at such time designated as Immaterial Subsidiaries shall automatically be deemed to no longer be Immaterial Subsidiaries, and such Restricted Subsidiaries shall execute a Counterpart Agreement and shall be subject to the requirements set forth in Sections 5.10, 5.11 and 5.13, until the threshold amounts in the preceding sentence are no longer exceeded (as reasonably determined by the Borrower Representative), with any Immaterial Subsidiaries at such time that are below such threshold amounts still being designated as (and remaining as) Immaterial Subsidiaries.
206.“IncreasedCost Lender” has the meaning set forth in Section 2.22.
207.“Incremental Amendment” has the meaning set forth in Section 2.24(f).
208.“Incremental Cap” has the meaning set forth in Section 2.24(a).
209.“Incremental Commitments” has the meaning set forth in Section 2.24(a).
210.“Incremental Equivalent Debt” has the meaning set forth in Section 2.24(h).
211.“Incremental Facility Closing Date” has the meaning set forth in Section 2.24(b).
212.“Incremental Incurrence-Based Amount” has the meaning set forth in Section 2.24(a).
213.“Incremental Lenders” has the meaning set forth in Section 2.24(c).
214.“Incremental Loan” has the meaning set forth in Section 2.24(b).
215.“Incremental Loan Request” has the meaning set forth in Section 2.24(a).
216.“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.24(c).
217.“Incremental Revolving Loan” has the meaning set forth in Section 2.24(b).
218.“Incremental Term Commitments” has the meaning set forth in Section 2.24(a).
219.“Incremental Term Lender” has the meaning set forth in Section 2.24(c).
220.“Incremental Term Loan” has the meaning set forth in Section 2.24(b).
221.“Indebtedness” means, as applied to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (i) all indebtedness for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and any current trade accounts payable incurred in the ordinary course of business), which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned, held or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings) regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit issued (including standby and commercial),

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bankers’ acceptances, bank guaranties, surety bonds and similar instruments for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) any Guarantee by such Person of the Indebtedness of another Person; (viii) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement, whether entered into for hedging or speculative purposes and (ix) all obligations of such Person in respect of Disqualified Capital Stock. For purposes of this definition, (A) the amount of any Indebtedness described in clause (v) above for which recourse is limited to certain property of such Person shall be the lesser of the amount of the obligation and the fair market value of the property securing such obligation, (B) the principal amount of the Indebtedness under any Interest Rate Agreement at any time shall be equal to the Swap Termination Value and (C) the amount of any Indebtedness issued at a discount to the initial principal amount shall be calculated based on the initial stated principal amount thereof without giving effect to any such discount.
222.“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
223. “Indemnitee” has the meaning set forth in Section 10.03.
224.“Indemnitee Agent Party” has the meaning set forth in Section 9.06.
225.“Initial Borrower” has the meaning set forth in the preamble hereto.
226.“Initial Lenders” means the Lenders party hereto as of the Closing Date.
227.“Initial Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Revolving Commitment set forth opposite such Revolving Credit Lender’s name in Appendix A, as may be (i) amended to reflect each Assignment Agreement, (ii) reduced pursuant to this Agreement and (iii) increased from time to time pursuant to a Revolving Commitment Increase. The aggregate amount of Initial Revolving Credit Commitments on the Closing Date is $40,000,000.
228.“Initial Term Loans” shall mean (a) an extension of term loans made by the Term Lenders to the Borrowers pursuant to Section 2.01(a) on the Closing Date and (b) on and after the Delayed Draw Funding Date, the term loans referenced in the immediately preceding clause (a) and the Delayed Draw Term Loans made on the Delayed Draw Funding Date pursuant to Section 2.01(b).
229.“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, windingup or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.
230.“Interest Payment Date” means with respect to (i) any Base Rate Loan (including a Swing Line Loan), (a) the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and (b) the Maturity Date of the Facility under which such Loan was made; and (ii) any LIBOR Rate Loan, (a) the last day of each Interest Period applicable to such Loan, (b) in the case of Interest Periods longer than three months, the dates that fall every three months after the beginning of such Interest Period, (c) the Maturity Date of the Facility under which such Loan was made and (d) to the extent necessary to create a fungible Class of Term Loans or Revolving Commitments, on any Business Day that any additional Term Loans are incurred or additional Revolving Commitments are established, as the case may be.

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231.“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one, three or six months, as selected by Borrower Representative in the applicable Funding Notice or Conversion/Continuation Notice, or, with the consent of each Lender of such LIBOR Rate Loan, twelve months or less than one month if requested by the Borrower Representative in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of the calendar month at the end of such Interest Period; (c) no Interest Period with respect to any portion of any Loan shall extend beyond the Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.
232.“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Borrowers’ and their Subsidiaries’ operations, (ii) unsecured except to the extent expressly permitted by Section 6.02 and (iii) not for speculative purposes.
233.“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
234.“Internally Generated Cash” means with respect to any Person, funds of such Person and its Subsidiaries not constituting (i) proceeds of the issuance of (or contributions in respect of) Capital Stock of such Person, (ii) proceeds of the incurrence of Indebtedness by such Person or any of its Subsidiaries (other than under any revolving Credit Facility or similar line of credit) or (iii) Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds (other than Declined Proceeds).
235.“Internal Revenue Code” means the Internal Revenue Code of 1986.
236.“Investment” means as to any Person, any direct or indirect acquisition or investment by such Person, by means of (a) the purchase or other acquisition of Capital Stock or debt or other Securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of (i) all or substantially all of the assets of any Person or any business unit, line of business or division thereof or (ii) all or substantially all of the customer lists of any Person or any business unit, line of business or division thereof (including, for the avoidance of all doubt, “tuck in” acquisitions). For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment less (except in the case of Investments made using the Available Amount, any Returns in respect of such Investment; provided that the aggregate amount of such Returns shall not exceed the original amount of such Investment).
237.“Investor” has the meaning set forth in the preamble hereto.

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238.“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
239.“Issuing Bank” means (i) Truist (acting through one or more of its branches, or any Affiliate thereof) in its capacity as an issuer of Letters of Credit hereunder, (ii) any other Lender that is approved by the Borrower Representative and Administrative Agent to issue Letters of Credit and becomes an Issuing Bank in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder and (iii) any of their respective successors in their capacity as issuer of Letters of Credit hereunder; provided such Lender consents to issuing any such Letter of Credit. The term “Issuing Bank” means the applicable issuer of the relevant Letters of Credit as the context may require.
240.“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower Representative (or any Restricted Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.
241.“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
1.“Junior Financing” means (x) Junior Lien Indebtedness, (y) any unsecured Indebtedness of the Initial Borrower or any of its Restricted Subsidiaries and (z) Subordinated Indebtedness.
1.“Junior Lien Indebtedness” means any Indebtedness secured by the Collateral on a basis junior to the Loans.
2.“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Refinancing Term Loans or any Refinancing Revolving Credit Commitments, in each case, as extended in accordance with this Agreement from time to time.
3.“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.
4.“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
5.“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
6.“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP,

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such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
7.“L/C Request” means a notice from the Borrower Representative to the applicable Issuing Bank in accordance with the terms of Section 2.03(b) or substantially in the form of Exhibit A-4.
8.“LCT Election” has the meaning set forth in Section 1.08 hereto.
9.“LCT Test Date” has the meaning set forth in Section 1.08 hereto.
10.“Lead Arranger” means Truist Securities, Inc. in its capacity as lead arranger and book runner in connection with this Agreement.
11.“Lender” means (a) each financial institution listed on the signature pages hereto as a Lender, (b) any other Person that becomes a party hereto pursuant to an Assignment Agreement and (c) any Additional Lender. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swing Line Lender.
12.“Lender Counterparty” means any Person that is Administrative Agent, Collateral Agent or a Lender or an Affiliate of any of the foregoing (or was Administrative Agent, Collateral Agent or a Lender or an Affiliate of any of the foregoing at the time it entered into such Secured Interest Rate Agreement), in its capacity as a party to such Secured Interest Rate Agreement and that is designated a “Lender Counterparty” with respect to such Secured Interest Rate Agreement in a writing from the Borrower Representative to Administrative Agent; provided that if such Person is not a Lender or an Agent, such Person shall deliver to Administrative Agent a letter agreement pursuant to which such Person (i) appoints Administrative Agent and Collateral Agent, as applicable, as its agent under the applicable Credit Documents and (ii) agrees to be bound by the provisions of Sections 10.02, 10.03 10.10, 10.14, 10.15 and 10.16 and Section 9 as if it were a Lender.
13.“Letter of Credit” means any standby letter of credit issued hereunder.
14.“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Bank.
15.“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Latest Maturity Date then in effect for the Participating Revolving Credit Commitments (taking into account the Maturity Date of any conditional Participating Revolving Credit Commitment (or, if such day is not a Business Day, the immediately preceding Business Day)).
16.“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 (as may be adjusted pursuant to Section 2.24(e)(ii)(C))) and (b) the aggregate amount of the Participating Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Participating Revolving Credit Commitments.
17.“LIBOR Rate” means, with respect to each Interest Period for a LIBOR Rate Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than 1.00%, such rate shall be deemed to be 1.00%), divided by (ii) a percentage equal to 1.00 minus the then stated maximum rate of all reserve requirements (including

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any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) expressed as a decimal (rounded upward to the next 1/100th of 1%) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) (such determination by Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes absent manifest error); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such LIBOR Rate Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period. For purposes of this Agreement, the LIBOR Rate will not be less than 1.00%.
18.“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the LIBOR Rate.
19.“Lien” means any lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, right of setoff, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any Capital Lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
20.“Limited Condition Transaction” means any Permitted Acquisition or any similar Investment permitted hereunder that is not conditioned on the availability of, or on obtaining, third party financing.
21.“Loan” means, as the context requires, a Term Loan, a Revolving Loan and/or a Swing Line Loan.
22.“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
23.“MasterCard” means MasterCard International, Incorporated and its Subsidiaries.
24.“Material Adverse Effect” means any event, change or condition, that individually or in the aggregate, has had a material adverse effect with respect to (i) the business, results of operations or financial condition of the Initial Borrower and its Restricted Subsidiaries taken as a whole; (ii) the ability of the Credit Parties, taken as a whole, to fully and timely perform the Obligations under any Credit Document; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits, taken as a whole, available to, or conferred upon, any Agent, any Lender or any other Secured Party under any Credit Document.
25.“Material Contract” means, (i) each contract or agreement of any Credit Party as to which the breach, non-performance, cancellation or failure to renew by any party thereto would reasonably be expected to cause or result in a Material Adverse Effect and (ii) any other contract (including any Merchant Agreement or any Processor Agreement) that generated ten percent (10%) or more of the total Recurring Net Revenue generated during the most recent twelve-fiscal month period required to be reported under Section 5.01.
26.“Material Intellectual Property” means any Intellectual Property owned by the Borrowers or any of their Restricted Subsidiaries (or pursuant to which the Borrowers or any of their Restricted

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Subsidiaries hold an exclusive license) that is material to the business of the Borrowers and their Restricted Subsidiaries (taken as a whole).
27.“Maturity Date” (i) with respect to the Initial Term Loans, the sixth anniversary of the Closing Date; (ii) with respect to the Initial Revolving Credit Commitments, the fifth anniversary of the Closing Date; (iii) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment, (iv) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.
28.“Merchant” has the meaning set forth in the definition of “Merchant Agreement”.
29.“Merchant Account” means an account which is the subject of a Merchant Agreement and which generates Recurring Net Revenue.
30.“Merchant Agreement” means an agreement, by and among the applicable Sponsor Bank, (to the extent applicable) a Borrower or a Restricted Subsidiary, (to the extent applicable) the applicable Processor, and the applicable merchant (the “Merchant”), which provides for credit card and/or debit card transaction processing and related services pursuant to one or more Approved Bank Card Systems (including services relating to the authorization, transaction capture, settlement, chargeback handling and transaction processing of credit card and debit card transactions).
31.“Merger” has the meaning set forth in the preamble hereto.
32.“Merger Agreement” has the meaning set forth in the preamble hereto.
33.“Merger Sub” has the meaning set forth in the preamble hereto.
34.“Modified Amortization Percentage” means, at any time, with respect to the Delayed Draw Term Loans and Term Loan Increases that will constitute, and be added to, the Initial Term Loans, a percentage equal to the fraction, the numerator of which is the amount of the scheduled amortization payment required to be made on the next scheduled amortization repayment date pursuant to Section 2.11(a)(i) and the denominator of which is the aggregate principal amount of Initial Term Loans that is outstanding at such time (without giving effect to the incurrence of Delayed Draw Term Loans and/or Term Loan Increase to be made at such time, but, for the avoidance of doubt, to include the Delayed Draw Term Loans and Term Loan Increases incurred prior to such time).
35.“Model” means the Initial Borrower’s’ financial model delivered to the Lead Arranger on February 23, 2021.
36. “Moody’s” means Moody’s Investor Services, Inc.
37.“Mortgage” means a fee mortgage, deed of trust, deed to secure debt or similar security instruments in form and substance reasonably satisfactory to Collateral Agent.
38.“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
39.“NAIC” means The National Association of Insurance Commissioners or any other similar organization.

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40.“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Initial Borrower and its Restricted Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.
41.“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments received by any Borrower or any Restricted Subsidiary from such Asset Sale, (including any Cash received by way of earn-outs and other deferred payments pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) (net of purchase price adjustments reasonably expected to be payable in connection therewith, provided that upon final calculation of such purchase price adjustments, all netted amounts not actually paid to the purchaser of the underlying assets shall be considered Net Asset Sale Proceeds), minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to nonAffiliates and, to the extent permitted by Section 6.12, Affiliates, including (a) taxes paid or payable by the seller as a result of any gain recognized in connection with such Asset Sale, including any transfer, documentary, income, gains or other taxes payable by the seller in connection therewith, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Capital Stock or assets in question (so long as such Lien was permitted to encumber such properties under the Credit Documents at the time of such sale), that is required to be repaid under the terms thereof as a result of such Asset Sale and that is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties and other than any Indebtedness, or any refinancing of such Indebtedness that is secured by a Lien that ranks pari passu with or junior to the Liens securing the Initial Term Loans), (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by any Credit Party or any of its Restricted Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve (other than a release from a reserve to make any such indemnification payments), the amount released shall be considered Net Asset Sale Proceeds, (d) reasonable brokerage fees, accountants’ fees, investment banking fees, legal fees, costs and expenses, survey costs, title insurance premiums and other customary fees actually incurred and paid by a Credit Party in connection with such Asset Sale, and (e) the pro rata portion of the proceeds of such Asset Sale (calculated without regard to this clause (e)) attributable to minority interests and not available for distribution to or for the account of a Borrower or a wholly owned Restricted Subsidiary of a Borrower as a result thereof.
42.“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by any Borrower or any Restricted Subsidiary (a) under any casualty insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of any Borrower or any Restricted Subsidiary by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by any Credit Party or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of such Credit Party or such Restricted Subsidiary in respect thereof (including reasonable brokerage fees, accountants’ fees, investment booking fees, legal fees, costs and expenses, survey costs, title insurance premiums and other customary fees, costs and expenses payable to nonAffiliates and, to the extent permitted by Section 6.12, Affiliates that are actually incurred and paid by a Credit Party in connection therewith), and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause

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(i)(b) of this definition, including taxes payable as a result thereof, including any transfer, documentary, income, gains or other taxes payable by the seller in connection therewith.
43.“Non-Consenting Lender” has the meaning set forth in Section 2.19(c).
44.“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
45.“Nonextension Notice Date” has the meaning set forth in Section 2.03(b)(ii).
46.“NonU.S. Lender” has the meaning set forth in Section 2.19(c).
47.“Note” means, as the context requires, a Term Loan Note, a Revolving Loan Note or a Swing Line Note.
48.“Notice” means, as the context requires, a Funding Notice, Swing Line Loan Notice, L/C Request and/or a Conversion/Continuation Notice.
49.“Notice of Intent to Cure” has the meaning set forth in Section 6.08(b).
50.“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders (or any of them), Cash Management Banks, and Lender Counterparties, under any Credit Document, Secured Interest Rate Agreement and Cash Management Agreement entered into with a Secured Party (including any Person with respect to a Secured Interest Rate Agreement or Cash Management Agreement who was a Secured Party at the time such Secured Interest Rate Agreement or Cash Management Agreement, as applicable, was entered into), whether for principal, interest (including interest, fees and expenses which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest, fees and expenses in the related bankruptcy proceeding), payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise; provided that, notwithstanding anything to the contrary, the Obligations shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and of their respective Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include (a) the obligation (including guaranty obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, premiums, Attorney Costs, indemnities and other amounts payable by any Credit Party under any Credit Document and (b) the obligation of any Credit Party to reimburse any amount in respect of any of the foregoing that any Agent or Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party.
51.“Obligee Guarantor” has the meaning set forth in Section 7.07.
52.“OFAC” has the meaning set forth in the definition of “Sanctions”.
53.“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization and its bylaws (or similar documents), (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement (or similar documents), (iii) with respect to any general partnership, its partnership agreement (or similar documents), (iv) with respect to any limited liability company, its articles of organization or certificate of formation and its operating agreement (or similar documents), and (v) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be

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certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
54.“Other Applicable Indebtedness” has the meaning set forth in Section 2.13(a).
55.“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
56.“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22).
57.“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
58.“Overnight Rate” means, for any day, the greater of the Federal Funds Effective Rate and an overnight rate determined by Administrative Agent, an Issuing Bank, or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation.
59.“Participant” has the meaning set forth in Section 10.06(g).
60.“Participant Register” has the meaning set forth in Section 10.06(g).
61.“Participating Revolving Credit Commitments” means (1) the Initial Revolving Credit Commitments (including any Extended Revolving Credit Commitments in respect thereof) and (2) those additional Revolving Commitments (and both (x) Revolving Commitment Increases to such Class and (y) Extended Revolving Credit Commitments in respect thereof) established pursuant to a Refinancing Amendment for which an election has been made to include such Commitments for purposes of the issuance of Letters of Credit or the making of Swing Line Loans. At any time at which there is more than one Class of Participating Revolving Credit Commitments outstanding, the mechanics and arrangements with respect to the allocation of Letters of Credit and Swing Line Loans among such Classes will be subject to procedures agreed to by the Borrower Representative and Administrative Agent.
62.“Participating Revolving Credit Lender” means any Lender holding a Participating Revolving Credit Commitment.
63.“PATRIOT Act” has the meaning set forth in Section 4.26.

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64.“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
65.“PCH” has the meaning set forth in the preamble.
66.“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) and set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.
67.“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
“Permitted Acquisition” means any transaction or series of related transactions by any Borrower or their respective Restricted Subsidiaries for (a) the direct or indirect acquisition of all or substantially all of the property of any Person, or of any line of business or division of any Person; (b) the acquisition of at least a majority (including by merger or consolidation) of the Capital Stock (other than director qualifying shares) of any Person that becomes a Restricted Subsidiary of any Borrower after giving effect to such transaction; or (c) a merger or consolidation or any other combination with any Person (so long as a Credit Party, to the extent such Credit Party is a party to such transaction, is the surviving entity); provided that each of the following conditions shall be met or waived by the Requisite Lenders:
(i)(A) no Event of Default exists at the time of singing the definitive agreement with respect to such acquisition and (B) no Specified Event of Default exists immediately before and after giving Pro Forma Effect to the consummation of such acquisition;
(ii)at the time the definitive documentation for such Permitted Acquisition is executed and (unless such transaction is a Limited Condition Transaction) at the time such Permitted Acquisition is consummated, on a Pro Forma Basis after giving effect to such transaction and the incurrence of any Indebtedness in connection therewith, the Total Net Leverage Ratio for the most recently ended Test Period shall be less than 4.25:1.00 (assuming that such transaction and all other Permitted Acquisitions consummated since the first day of the relevant Test Period ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period);
(iii)such acquisition is consensual (not “hostile”) and has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;
(iv)no later than three (3) Business Days prior to the proposed closing date of such acquisition the Borrower Representative, (A) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, and (B) in respect of any Permitted Acquisition involving aggregate Cash consideration (excluding such portion of the purchase price consisting of Capital Stock of the Initial Borrower (or any direct or indirect parent of the Initial Borrower) or contingent earn-out obligations) in excess of $50,000,000, shall have delivered to, or made available for inspection by, the Administrative Agent substantially complete Permitted Acquisition Diligence Information;

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(v)any such newly created or directly acquired Restricted Subsidiary (or assets acquired by a Borrower or any Restricted Subsidiary) shall either (y) to the extent required by Section 5.10, become a Credit Party (or Collateral) and comply with the requirements of Section 5.10 or (z) if such Restricted Subsidiary does not become a Credit Party (or its assets do not become Collateral) and comply with the requirements of Section 5.10, the aggregate purchase price paid in connection with such purchase or acquisition and all other such purchases or acquisitions described in this clause (z) shall not exceed the greater of (1) $22,000,000 and (2) 35.0% of Consolidated Adjusted EBITDA determined at the time of the consummation of such Permitted Acquisition (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period; and
(vi)any such newly acquired Restricted Subsidiary’s line of business or property shall comply with the requirements of Section 6.13.
68.“Permitted Acquisition Diligence Information” means, with respect to any acquisition proposed by a Borrower or any Restricted Subsidiary, to the extent applicable and available to such Borrower or such Restricted Subsidiary, all material financial statements with respect to the Person or assets being acquired, quality of earnings reports and such other financial information reasonably requested to be delivered to Administrative Agent in connection with such acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).
69.“Permitted Acquisition Documents” means with respect to any acquisition proposed by a Borrower or any Restricted Subsidiary, final copies or substantially final drafts, if not executed at the required time of delivery, of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including exhibits and schedules thereto and any other material document to be executed and delivered in connection with the foregoing and any amendment, modification or supplement to any of the foregoing.
70.“Permitted Available Amount Usage” has the meaning set forth in the definition of “Available Amount”.
71.“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by a Borrower or any other Credit Party in the form of one or more series of senior secured notes or loans; provided (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations and (ii) that such Indebtedness constitutes Credit Agreement Refinancing Indebtedness.
72.“Permitted Holders” means, collectively, TCP and any member of his Family Group, and, in each case, the Affiliates of any of the foregoing and any funds or managed accounts advised or managed by any Person who advises or manages, directly or indirectly, any of the foregoing or any of their Affiliates.
73.“Permitted ISO Loans” means, collectively, all direct and indirect loans and advances by any Credit Party to any third party reseller engaged in the business of providing services relating to the authorization, transaction capture, settlement, chargeback handling and transaction processing of credit card and/or debit card transactions related to the payment industry or otherwise (each such Person, a “Borrowing ISO”); provided, however, that (i) the aggregate principal amount of all such loans and

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advances at any time outstanding to all Borrowing ISOs shall not exceed the greater of (A) the principal amount of $10,000,000 and (B) 15% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period for which financial statements have been delivered to Administrative Agent pursuant to Section 5.01(b) (other than the fourth Fiscal Quarter) or (c), as applicable, for the relevant Test Period, (ii) no Default or Event of Default shall exist at the time of making any such loan or advance or shall be caused by the making of any such loan or advance, (iii) each such loan and advance shall be made in accordance with applicable laws, (iv) at the time of any initial loan or advance, each such loan and advance shall be secured by a portion of the applicable Borrowing ISO’s assets, and (v) each such loan and advance shall contain terms and conditions consistent in all material respects with the form attached as Exhibit J.
74.“Permitted Joint Venture” has the meaning set forth in the definition of “Permitted Joint Venture Investment”. The Permitted Joint Ventures existing as of the Closing Date are listed on Schedule 4.02.
75.“Permitted Joint Venture Investment” means any Investment by a Credit Party in any Person which is a corporation or other entity duly formed in accordance with the laws of its jurisdiction of organization and engaged in a line of business permitted by Section 6.13 (including a Borrowing ISO) (such Person, a “Permitted Joint Venture”); provided, however, that (i) such Credit Party shall have granted to Collateral Agent, for the benefit of Secured Parties, a First Priority perfected Lien on the Capital Stock in such Permitted Joint Venture held by such Credit Party, to the extent not expressly prohibited under the Organizational Documents of such Permitted Joint Venture; (ii) such Permitted Joint Venture shall be formed or organized and governed in a manner that limits the exposure of the Credit Parties and their Subsidiaries (excluding such Permitted Joint Venture) for the Indebtedness and liabilities (including with respect to capital calls and contingent liabilities) of such Permitted Joint Venture to the Investment of the Credit Parties in such Permitted Joint Venture, and no Credit Party or its Subsidiaries (excluding such Permitted Joint Venture) shall incur or assume any Indebtedness in connection with such Permitted Joint Venture Investment except for Indebtedness permitted to be incurred under this Agreement; (iii) no Lien shall attach to the assets of any Credit Party or its Subsidiaries (other than Liens on the Capital Stock of such Permitted Joint Venture held by such Credit Party in the nature of customary rights of first refusal, tagalong rights, dragalong rights, buysell arrangements, voting rights agreements and other related arrangements, and excluding such Permitted Joint Venture) as a result of such Credit Party’s ownership of, or relationship with, any such Permitted Joint Venture; (iv) no Event of Default shall exist at the time of any Investment in any such Permitted Joint Venture, nor shall any Event of Default be caused thereby; (v) any such Investment in any such Permitted Joint Venture shall not subject Agents or the Lenders to any regulatory or third party approvals in connection with the exercise of their rights and remedies under this Agreement or any other Credit Documents (other than approvals applicable to the exercise of such rights and remedies with respect to (x) the Credit Parties’ interests in such Permitted Joint Venture Investment, and (y) the Credit Parties prior to such Investment) and (vi) the board of directors (or similar governing body) of such Permitted Joint Venture and any other required Persons shall have approved such Permitted Joint Venture Investment.
76.“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by a Borrower or any other Credit Party in the form of one or more series of secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness.
77.“Permitted Liens” means each of the Liens permitted pursuant to Section 6.02.

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78. “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness plus fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(j), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(j), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Subordinated Indebtedness, then such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by the Collateral and/or subject to intercreditor arrangements for the benefit of the Lenders, such modification, refinancing, refunding, renewal, replacement or extension is either (1) unsecured or (2) secured and, if so secured, subject to intercreditor arrangements on terms at least as favorable (including with respect to priority) to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (f) any such modification, refinancing, renewal, replacement or extension has the same primary obligor and the same guarantors as the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (g) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is unsecured, such modification, refinancing, refunding, renewal, replacement or extension is either unsecured or subject to Liens only to the extent permitted by Section 6.02(x); provided that any such Permitted Refinancing may be guaranteed by a Subsidiary other than the Guarantors or secured by assets that are not Collateral, so long as such assets are contemporaneously included as Collateral and such Subsidiary becomes a Guarantor, in each case, pursuant to the terms of this Agreement and the other Credit Documents. Any reference to a Permitted Refinancing in this Agreement or any other Credit Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.
79.“Permitted Stock Issuances” means any sale, transfer, issuance or other disposition of any Capital Stock by the Initial Borrower (or any direct or indirect parent of the Initial Borrower) or any Restricted Subsidiary in accordance with its Organizational Documents, other than Disqualified Capital Stock, in each case, to the extent not resulting in a Change of Control.
80.“Permitted Tax Payments” means, for any taxable period in which the Initial Borrower (and, if applicable, any of its Subsidiaries) is a member of a consolidated, combined or similar income tax group (or is disregarded as separate from a member of such a group) of which PRTH is the common parent (a “Tax Group”), cash distributions made by the Initial Borrower to PRTH the proceeds of which

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are necessary to permit PRTH to pay the portion of any U.S. federal, state or local income Tax (as applicable) of such Tax Group for such taxable period that is attributable to the income the Initial Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Initial Borrower and its Subsidiaries would have been required to pay as a stand-alone consolidated, combined or similar income tax group; provided further, that any such payments that are attributable to the taxable income of any Unrestricted Subsidiary will be permitted only to the extent of the amount of cash distributions made by such Unrestricted Subsidiary to the Initial Borrower or any Restricted Subsidiary for the purpose of paying such taxes of such Tax Group.
81.“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by a Borrower or any other Credit Party in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness constitutes Credit Agreement Refinancing Indebtedness.
82.“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Governmental Authorities or other organizations or entities, whether or not legal entities.
83.“Plan” shall have the meaning set forth in Section 10.06(i)(iv).
84.“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, by and among the Credit Parties and Collateral Agent.
85.“Preferred Stock Facility” has the meaning set forth in the recitals hereto.
86.“PRTH” means Priority Technology Holdings, Inc.
87.“PRTH Pledge Agreement” means the Equity Holder Pledge and Security Agreement, dated as of the Closing Date, made by PRTH in favor of the Collateral Agent.
88.“PRTH Specified Expenses” means any charges, taxes or expenses incurred or accrued by PRTH (or any direct or indirect parent company thereof) during any period that in the reasonable judgement of the Administrative Agent are attributable to the ownership or operations of the Initial Borrower and its Restricted Subsidiaries.
89.“Preferred Stock Agreement” means that Purchase Agreement, dated as of the Closing Date among PRTH and the investors party thereto, providing for the Preferred Stock Facility, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof or otherwise in a manner reasonably satisfactory to Administrative Agent.
90.“Preferred Stock Agreement Documents” means the Preferred Stock Agreement and the other agreements, instruments and other documents related thereto or executed in connection therewith.
91.“Prime Rate” means the rate of interest per annum determined from time to time by Truist as its prime rate in effect at its Principal Office and notified to the Borrower Representative. The prime rate is a rate set by Truist based upon various factors including Truist’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

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92.“Principal Office” means, for Administrative Agent, its “Principal Office” as set forth on Appendix B, or such other office as Administrative Agent may from time to time designate in writing to Borrower Representative and each Lender.
93.“Processor” has the meaning set forth in the definition of “Processor Agreement”.
94.“Processor Agreement” means an agreement, by and between a Borrower or a Restricted Subsidiary, as applicable, and the applicable Sponsor Bank or other third party data processor (the “Processor”), which provides for credit card and/or debit card transaction processing and related services to Merchants pursuant to one or more Approved Bank Card Systems (including services relating to the authorization, transaction capture, settlement, chargeback handling and transaction processing of credit card and debit card transactions).
95.“Processor Consent Agreement” means a processor consent agreement to be executed by each applicable Credit Party, the Processor and Collateral Agent and/or Administrative Agent, substantially in the form of Exhibit I or otherwise in form and substance reasonably acceptable to Collateral Agent.
96.“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.
97.“Pro Forma Compliance” means compliance with the Financial Covenant on a Pro Forma Basis.
98.“Projections” has the meaning set forth in Section 4.08.
99.“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Commitments of any Class, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
100.“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
101.“Qualified ECP Guarantor” means in respect of any Swap Obligations, each Credit Party that, at the time the relevant guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligations, has total assets exceeding $10,000,000 or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligations at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).
102.“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:

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103.(1)    the board of directors of the Initial Borrower or PRTH shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Initial Borrower and its Restricted Subsidiaries,
104.(2)    all sales, conveyances, assignments and/or contributions of Receivables Assets by the Initial Borrower or any Restricted Subsidiary to any Receivables Subsidiary and by any Receivables Subsidiary to any other Person are made at fair market value (as determined in good faith by the Borrower Representative), and
105.(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time such Receivables Financing is first entered into (as determined in good faith by the Borrower Representative) and may include Standard Securitization Undertakings.
106.“Real Estate Asset” means any right, title and interest in real property (including all land, buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.
107.“Recapitalization” has the meaning set forth in the recitals hereto.
“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Initial Borrower or any of its Subsidiaries that are subject to a Qualified Receivables Financing and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with nonrecourse, asset securitization or factoring transactions involving accounts receivable and any swap contracts entered into by the Initial Borrower or any such Subsidiary in connection with such accounts receivable.
“Receivables Financing” means any transaction or series of transactions that may be entered into by the Initial Borrower or any Restricted Subsidiary pursuant to which the Initial Borrower or any such Restricted Subsidiary may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Initial Borrower or any of its Subsidiaries), or (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or any right of a seller of receivables in a Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.
“Receivables Subsidiary” means a wholly-owned Restricted Subsidiary of the Initial Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrower and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Initial Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower makes an Investment (or which otherwise owes to the Initial Borrower or one of

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its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Initial Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Initial Borrower and its Subsidiaries or a direct or indirect parent of the Initial Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Initial Borrower or PRTH (as provided below) as a Receivables Subsidiary and:
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Initial Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Initial Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Initial Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(2)    with which neither the Initial Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Initial Borrower reasonably believes to be no less favorable to the Initial Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Initial Borrower, and
(3)    to which neither the Initial Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the board of directors of the Initial Borrower or PRTH shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the board of directors of the Initial Borrower or PRTH giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.
108. “Recipient” means (a) the Administrative Agent, or (b) any Lender, as applicable.
109.“Recurring Net Revenue” means, for any period of determination, an amount equal to the difference between (i) the sum of (a) processing net revenue, (b) gateway net revenue, and (c) ACH net revenue, in each case, generated during such period, minus (ii) thirdparty agent residuals paid or payable with respect to any such revenues included in clause (i) during such period; provided, however, that (1) no revenue from Permitted ISO Loans shall constitute, or be included in the definition of, “Recurring Net Revenue”, and (2) no revenue generated by the Credit Parties’ American Express business shall constitute, or be included in the definition of, “Recurring Net Revenue”.
110.“Reference Date” has the meaning set forth in the definition of “Available Amount”.
“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender and Additional Lender, as applicable, that

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agrees to provide any portion of the Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Loans incurred pursuant thereto, in accordance with Section 2.25
“Refinancing Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Refinancing Series” means all Refinancing Term Loans and Refinancing Term Commitments or Refinancing Revolving Loans and Refinancing Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans and Refinancing Term Commitments or Refinancing Revolving Loans and Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable and amortization schedule.
“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
111. “Register” has the meaning set forth in Section 2.06(b).
112.“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
113.“Registered Loan” has the meaning set forth in Section 10.06(g).
114.“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
115.“Rejection Notice” has the meaning set forth in Section 2.13(g).
116.“Related Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
117.“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, trustees, attorneys and advisors of such Person and of such Person’s Affiliates and the successors and assigns of each such Person.
118.“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels,

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containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
119.“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
120. “Replacement Assets” means, with respect to any properties or assets subject to an existing Lien, any replacements, substitutions, attachments and accessions of or to such properties or assets subject to such Lien under the terms of the documentation creating such Lien at the time such properties or assets are acquired (or, with respect to the acquisition of a Person that owns such assets, the time such Person becomes a Subsidiary) and proceeds and products of the properties or assets subject to such Lien.
121.“Replacement Lender” has the meaning set forth in Section 2.22.
122.“Repricing Premium” means a fee in an amount equal to 1.00% of the aggregate principal amount of all Initial Term Loans of Term Lenders prepaid, refinanced, substituted or replaced or, in the case of an amendment, the principal amount of Initial Term Loans subject to such amendment, in each case, in connection with a Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.
123.“Repricing Transaction” means, (a) all or any portion of the Initial Term Loans is voluntarily prepaid or refinanced with the proceeds of Indebtedness (including any mandatory prepayment pursuant to Section 2.13(c)), the primary purpose of which is to reduce the Yield on such Indebtedness to less than the Yield of the Initial Term Loans (as reasonably determined by Administrative Agent in good faith in a manner consistent with generally accepted financial practices) or (b) any amendment (including a Refinancing Amendment and any assignment by a Term Loan Lender of its Initial Term Loans pursuant to Section 2.22 as a result of such Term Loan Lender’s failure to consent to an amendment, amendment and restatement or other modification of any Credit Document that is approved by the Requisite Lenders (for the avoidance of doubt, the Borrowers shall be required to pay the fee set forth in Section 2.10(f), to the extent such fee has been or would be paid, to such assignor Term Loan Lender in connection with such amendment in respect of such Initial Term Loans assigned pursuant to Section 2.22(c) immediately prior to the Repricing Transaction)) to the Credit Documents, the primary purpose of which is to reduce the Yield applicable to all or a portion of the Initial Term Loans (as reasonably determined by Administrative Agent in good faith in a manner consistent with generally accepted financial practices); provided that, notwithstanding anything to the contrary, in no event shall any prepayment or repayment in connection with a financing for an IPO, Transformative Acquisition or a Change of Control constitute a Repricing Transaction.
124.“Requisite Class Lenders” means, at any time of determination, but subject to the provisions of Section 2.21, (i) for the Class of Term Lenders having Term Loan Exposure, Term Lenders holding more than 50% of the aggregate Term Loan Exposure of all Term Lenders of such Class and (ii) for the Class of Revolving Credit Lenders having Revolving Exposure, Revolving Credit Lenders holding more than 50% of the aggregate Revolving Exposure of all Revolving Credit Lenders of such Class; provided that, with respect to any determination of Requisite Class Lenders, Loans and Commitments of Affiliated Lenders shall be limited for purposes of such determination as provided in Section 10.06.
125.“Requisite Lenders” means, at any time of determination, but subject to the provisions of Section 2.21, Lenders having or holding Term Loan Exposure and/or Revolving Exposure plus the

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aggregate unused Revolving Commitments representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders and (ii) the aggregate Revolving Exposure plus the aggregate unused Revolving Commitments of all Lenders; provided that, with respect to any determination of Requisite Lenders, Loans and Commitments of Affiliated Lenders shall be limited for purposes of such determination as provided in Section 10.06.
126.“Requisite Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders under the Revolving Commitments (including, for purposes of this definition of “Requisite Revolving Credit Lenders” (x) any Extended Revolving Credit Commitments in respect thereof and (y) Refinancing Revolving Credit Commitments in respect thereof) having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) under the Revolving Commitments and (b) aggregate unused Revolving Commitments then in effect; provided that unused Revolving Commitments of, and the portion of the Outstanding Amount of all Revolving Loans, Swing Line Loans and all L/C Obligations held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Revolving Credit Lenders.
127.“Reserve Funds Account” means an account held by a Sponsor Bank or other third party data processor pursuant to an Approved Processor Agreement, which account holds funds for the benefit of a Merchant pursuant to the applicable Merchant Agreement.
128.“Restricted Debt Payment” means any voluntary or optional payment or prepayment on (including in respect of principal of or interest), or repurchase, redemption, defeasance (including in-substance or legal defeasance) or acquisition for value of, or any prepayment or redemption as a result of any Asset Sale, Change of Control or similar event of, any Indebtedness outstanding under any Junior Financing, in each case, prior to the scheduled maturity date thereof, or any payment of “earnouts” or other Indebtedness incurred by any Borrower and/or any Restricted Subsidiary consisting of the deferred purchase price of property acquired in any Permitted Acquisition.
129.“Restricted Payment” means (i) any dividend or other distribution (whether in Cash, Securities or other property), direct or indirect, on account of any shares of any class of Capital Stock of the Initial Borrower or any of its Restricted Subsidiaries now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase, retirement, defeasance, acquisition, cancellation or termination for value, direct or indirect, of any shares of any class of Capital Stock of the Initial Borrower or any of its Restricted Subsidiaries now or hereafter outstanding, or on account of any return of capital to the Initial Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or equivalent Person thereof); and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Initial Borrower or any of its Restricted Subsidiaries now or hereafter outstanding. For the avoidance of doubt, "Restricted Payment" does not include any amounts paid or payable under the TCP Director Agreement.
130.“Restricted Subsidiary” means each Subsidiary of the Initial Borrower other than an Unrestricted Subsidiary.
131.“Retained Percentage” means, with respect to any Consolidated Excess Cash Flow Period, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Consolidated Excess Cash Flow Period.
132.“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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133.“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premiums, returns of capital, repayment of principal, income, profits (from a distribution or otherwise) and other amounts received or realized in respect of such Investment.
134.“Revolving Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make any Revolving Loan, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, as such commitment may be (i) reduced from time to time pursuant to Sections 2.12 and/or 2.13 and (ii) reduced or increased from time to time pursuant to (1) assignments by or to such Revolving Credit Lender pursuant to an Assignment Agreement, (2) an Incremental Amendment, (3) a Refinancing Amendment or (4) an Extension Amendment. The amount of each Revolving Credit Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $40,000,000.
135.“Revolving Test Condition” means, as of the last day of the Fiscal Quarter for which such condition is being tested, that the aggregate principal amount of all outstanding Revolving Loans and Letters of Credit (but excluding (1) any Letters of Credit that has been cash collateralized and (2) the aggregate amount of issued and undrawn Letters of Credit not in excess of $5,000,000.00) exceeds an amount equal to 35% of the aggregate amount of Revolving Commitments at such time.
136.“Revolver Extension Request” has the meaning set forth in Section 2.26(b).
137.“Revolver Extension Series” has the meaning set forth in Section 2.26(b).
138.“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.
139.“Revolving Commitment Termination Date” means the earliest to occur of (i) the Maturity Date; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13; and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.01.
140.“Revolving Commitment Increase” has the meaning set forth in Section 2.24(a).
141.“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(d).
142.“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Commitment at such time or, if Revolving Commitments have terminated, Revolving Exposure.
143.“Revolving Exposure” means, as to each Revolving Credit Lender, the sum of the Outstanding Amount of such Revolving Credit Lender’s Revolving Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of the L/C Obligations and the Swing Line Obligations at such time.
144.“Revolving Loan” means, as the context requires, any Loan made pursuant to the Initial Revolving Credit Commitments, any Incremental Revolving Loan, any Refinancing Revolving Loan or any loan under any Extended Revolving Credit Commitments.
145.“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B2.

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146.“Rules” means the bylaws, regulations and/or requirements that are promulgated by Approved Bank Card Systems as in effect from time to time.
147.“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc.
148.“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States Government (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State), the United Nations Security Council, the European Union or any European member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
149.“Sanctioned Country” means, at any time, a country, region or territory which itself is, or whose government is, the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).
150.“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Government (including, without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or Controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
151.
152.“Screen Rate” shall mean the rate specified in clause (i) of the definition of LIBOR Rate.
153.“Secured Interest Rate Agreement” means any Interest Rate Agreement permitted under Section 6.01 that is entered into by and between any Borrower or any Restricted Subsidiary and any Lender Counterparty.
154.“Secured Parties” means, collectively, Administrative Agent, Collateral Agent, the Lenders, any Issuing Bank, any Lender Counterparty, any Cash Management Bank and each co-agent or sub-agent appointed by Administrative Agent and/or Collateral Agent from time to time pursuant to Section 9.11.
155.“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profitsharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
156.“Securities Act” means the Securities Act of 1933.
157.“Senior Officer” means, with respect to any Person other than a natural person, the President, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of such Person.
158.“Senior Representative” means, with respect to any series of Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

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159.“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
160.“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
161.“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit G2.
162.“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s and its Restricted Subsidiaries’ liabilities (including contingent liabilities) does not exceed the fair saleable value of such Person’s and its Restricted Subsidiaries’ assets; (b) such Person’s and its Restricted Subsidiaries’ capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person and its Restricted Subsidiaries have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise) and (ii) such Person and its Restricted Subsidiaries are “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Equity Contribution” has the meaning set forth in Section 6.08(b).
“Specified Event of Default” means an Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(g).
“Specified Merger Agreement Representations” has the meaning set forth in Section 3.02(h).
163.“Specified Representations” means those representations and warranties made by the Borrowers and the Guarantors in Sections 4.01(a) (only with respect to organizational existence of the Credit Parties), 4.01(b) (only with respect to the power and authority related to the Credit Documents), 4.03, 4.04(a)(ii), 4.06, 4.16 (limited by the last paragraph of Section 3.02), 4.17, 4.18, 4.21, 4.24 (other than with respect to clause (ii) of the first sentence thereof, limited to the use of proceeds of the applicable Loans) and 4.26 (limited to the use of proceeds of the applicable Loans).
164.“Specified Transaction” means (a) the Transactions, (b) any Investment that results in a Person becoming a Restricted Subsidiary, (c) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (d) any Permitted Acquisition, (e) any Asset Sale that results in a Restricted Subsidiary ceasing to be a Subsidiary of any Borrower and any Asset Sale of a business unit, line of business or division of a Borrower or any Restricted Subsidiary, in each case, whether by merger, consolidation, amalgamation or otherwise or (f) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment, Revolving Commitment Increase, Incremental Revolving Loan or Incremental Term Loan, in each case,

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that by the terms of this Agreement requires a financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”
165.“Sponsor” has the meaning set forth in the recitals hereof.
166.“Sponsor Bank” means a federal or state chartered bank which is a member of the Visa and/or MasterCard card associations (or another Approved Bank Card System) and which processes credit and debit card transactions and provides related services on behalf of the Credit Parties.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Initial Borrower or any Subsidiary of the Initial Borrower which the Initial Borrower has determined in good faith to be customary in a Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
167.“Subordinated Indebtedness” means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Administrative Agent in its reasonable discretion, as to right and time of payment and as to any other rights and remedies thereunder, pursuant to a Subordination Agreement.
168.“Subordination Agreement” means any subordination agreement, in each case, in form and substance reasonably satisfactory to Administrative Agent, executed in favor of Administrative Agent in connection with Subordinated Indebtedness of any Credit Party.
169.“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person Controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
170.“Subsidiary Guarantor” means any Subsidiary of the Initial Borrower that is a Guarantor.
171. “Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Interest Rate Agreement.
172.“Swap Termination Value” means, in respect of any one or more Interest Rate Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Rate Agreements, (a) for any date on or after the date such Interest Rate Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Interest Rate Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Agreements (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
173.“Swing Line Lender” means Truist, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

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174.“Swing Line Loan” has the meaning set forth in Section 2.04(a).
175.“Swing Line Loan Notice” means a written notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit A-3 hereto.
176.“Swing Line Note” means a promissory note substantially in the form of Exhibit B3.
177.“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans.
178.“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 (as may be adjusted pursuant to Section 2.24(e)(ii)) and (b) the aggregate amount of the Participating Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Participating Revolving Credit Commitments.
179.“Target” has the meaning set forth in the recitals hereof.
180.“Target Refinancing” has the meaning set forth in the recitals hereof.
181.“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
182.“TCP” means Thomas C. Priore, an individual resident of the State of Connecticut.
183.“TCP Director Agreement” means the Director Agreement, dated as of May 21, 2014, by and among the Initial Borrower, Pipeline Cynergy Holdings, LLC, Priority Payment Systems Holdings, LLC and TCP, as amended on April 19, 2018 and in effect on the Closing Date and amended in accordance with the terms hereof.
184.“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
185.“Term Facilities” means (a) on or prior to the Closing Date, the Initial Term Loans and (b) thereafter, each Class of Term Loan Commitments and/or Term Loans, as applicable, at such time.
186.“Term Lender” means, at any time, any Lender that has a Term Loan Commitment or a Term Loan at such time.
187.“Term Loan” means any Initial Term Loan (including, for the avoidance of doubt, any Delayed Draw Term Loans), Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, as the context may require.
188.“Term Loan Commitment” means the commitment of a Lender to make any Term Loan hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.12 or Section 2.13 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment Agreement, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension Amendment. The aggregate amount of the Term Loan Commitments as of the Closing Date is $300,000,000 (excluding, for the avoidance of doubt, the Delayed Draw Term Commitments). The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its

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Term Loan Commitment, as the case may be. “Term Loan Exposure” means, with the respect to any Lender as of any date of determination, the sum of that Lender’s Term Loan Commitment and the aggregate principal amount of the Term Loans of that Lender outstanding as of such date.
189.“Term Loan Extension Request” has the meaning set forth in Section 2.26(a).
190.“Term Loan Extension Series” has the meaning set forth in Section 2.26(a).
191.“Term Loan Increase” has the meaning set forth in Section 2.24(a).
192.“Term Loan Note” means a promissory note substantially in the form of Exhibit B1.
193.“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
194.“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
195.“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.27 that is not Term SOFR.
196.“Terminated Lender” has the meaning set forth in Section 2.22.
197.“Test Period” means, for any date of determination under this Agreement, the four consecutive Fiscal Quarters of the Initial Borrower’s most recently ended as of such date of determination.
“Ticking Fee Commencement Date” has the meaning provided in Section 2.10(g).
198. “Title Policy” has the meaning set forth in Section 5.11(a)(iii).
199. “Total Net Leverage Ratio” means, at any date of determination, the ratio of (i) Consolidated Total Debt for such date, to (ii) Consolidated Adjusted EBITDA for the Test Period most recently ended.
“Trade Announcements” has the meaning set forth in Section 10.17.
“Trade Date” has the meaning set forth in Section 10.06(i).
200. “Transaction Costs” has the meaning set forth in the recitals hereto.
“Transferred Guarantor” has the meaning set forth in Section 7.12.
201.“Transformative Acquisition” means any acquisition or similar investment that (a) is not permitted by the terms of any of the Credit Documents immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of the Credit Documents immediately prior to the consummation of such acquisition or investment, would not provide the Initial Borrower and its Subsidiaries with adequate flexibility under the Credit Document for the continuation and/or expansion of

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their combined operations following such consummation, as determined by the Borrower Representative acting in good faith.
202.“Transactions” has the meaning set forth in the recitals hereto.
203. “Truist” has the meaning specified in the preamble hereto.
204. “Type” means with respect to Term Loans and/or Revolving Loans, its character as a Base Rate Loan or a LIBOR Rate Loan.
205.“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
206.“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
207.“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Underwriting Guidelines” means the written underwriting guidelines of the Initial Borrower and its Subsidiaries, as the same are in effect on the Closing Date and are otherwise amended in accordance with the Rules; provided, however, that at no time shall such underwriting guidelines permit merchants primarily engaged in any of the following businesses to be acceptable: on-line pharmacies not registered with an Approved Bank Card System, marijuana (to the extent that such activity is in violation of applicable state or federal law), manufacturing of firearms, payday lending, ammunitions or adult or sexually oriented goods or services (including pornography, adult novelties, etc.).

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Advances/Participations” means (a) with respect to Administrative Agent, the aggregate amount, if any (i) (A) made available to any Borrower on the assumption that each Lender has made available to Administrative Agent such Lender’s share of the applicable Borrowing as contemplated by Section 2.03(g) and (B) made available to the Lenders on the assumption that any Borrower has made any payment as contemplated by Section 2.15(g) and (ii) with respect to which a corresponding amount has not in fact been returned or paid to Administrative Agent by any Borrower or made available to Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of outstanding Swing Line Loans in respect of which any Revolving Credit Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to Section 2.04(c) and (c) with respect to any Issuing Bank, the aggregate amount, if any, of L/C Borrowings in respect of which a Revolving Credit Lender shall have failed to make Revolving Loans or participations to reimburse such Issuing Bank pursuant to Section 2.03(c).

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208.“United States” and “U.S.” mean, in each case, the United States of America.
209.“Unreimbursed Amount” has the meaning specified in Section 2.03(e).
210.“Unrestricted Cash” means, with respect to any Person(s) as of any date of determination, (i) Cash and Cash Equivalents on hand of such Person(s), minus (ii) the sum of (a) Cash held for Merchant reserves or otherwise held in trust for the benefit of Merchants (including any funds in a Reserve Funds Account), and amounts constituting reserves and/or segregated amounts held by a Processor which may be subject to offset under any Approved Processor Agreement, (b) any Cash deposited into escrow or set aside as a reserve in connection with a Permitted Acquisition or other transaction permitted hereunder, (c) any Cash set aside as a reserve pursuant to Section 8.01(m), and (d) any other Cash or Cash Equivalents of such Person(s) that have been pledged to a third party (other than the Secured Parties).
Section 1.“Unrestricted Subsidiary” means (a) any Subsidiary of the Initial Borrower that is designated as an Unrestricted Subsidiary by the Borrower Representative after the Closing Date in a written notice to Administrative Agent from time to time pursuant to Section 5.09 and (b) each Subsidiary of an Unrestricted Subsidiary. No Unrestricted Subsidiary may own or hold any intellectual property that is material to the business of PRTH and its Restricted Subsidiaries. Notwithstanding the foregoing, (x) no Unrestricted Subsidiary may hold Liens on Capital Stock of or in any Borrower or any Restricted Subsidiary (or any of their respective assets), (y) no Subsidiary that owns or holds Material Intellectual Property may be designated as an Unrestricted Subsidiary and (z) no Credit Party or any Restricted Subsidiary may transfer or contribute any Material Intellectual Property to any Unrestricted Subsidiary. As of the Closing Date, there are no Unrestricted Subsidiaries.
Section 2.“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
Section 3.“Visa” means VISA International, Inc., Visa USA Incorporated and its related memberships and associations.
Section 4.“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest onetwelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
Section 5.“wholly-owned “ means, as to any Person, (a) any corporation 100% of whose Capital Stock (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) is at the time owned by such Person and/or one or more wholly-owned Subsidiaries of such Person and (b) any partnership, association, Joint Venture, limited liability company or other entity in which such Person and/or one or more wholly-owned Subsidiaries of such Person have a 100% equity interest at such time.
Section 6.“Withholding Agent” means any Credit Party and the Administrative Agent.
Section 7.“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to

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cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 8.“Yield” means the then “effective yield” on such Loans consistent with generally accepted financial practice, taking into account the applicable interest rate margins, any interest rate floors (provided that if such Incremental Term Loans contain an interest rate floor higher than that applicable to the existing Initial Term Loans, the differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the existing Initial Term Loans shall be required, but only to the extent that an increase in the interest rate floor in the existing Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the existing Initial Term Loans shall be increased to the extent of such differential between interest rate floors), all upfront or similar fees and original issue discount (with original issue discount being equated to interest based on an assumed four year life to maturity), but excluding arrangement, structuring, underwriting, commitment, amendment or other fees (regardless of whether paid in whole or in part to any or all Lenders) and other fees not paid generally to all Lenders of such Indebtedness. For purposes of calculating the Yield, if such debt is fixed-rate debt, it shall be deemed to be swapped to floating-rate debt on a customary matched maturity basis as is reasonably acceptable to Administrative Agent.
a.Accounting Terms
. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other financial data (including financial ratios and other financial calculations) required to be delivered by Borrower Representative to Lenders pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.01(e), if applicable). If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Credit Document, and the Borrower Representative or the Requisite Lenders shall so request, Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Requisite Lenders and the Borrower Representative); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP immediately prior to such change therein, and the Borrower Representative shall provide to Administrative Agent and the Lenders within five (5) days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Senior Officer of the Borrower Representative setting forth in reasonable detail the differences (including any differences that would affect any calculations relating to the financial covenant as set forth in Section 6.08) that would have resulted if such financial statements had been prepared without giving effect to such change. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any of their respective Subsidiaries at “fair value,” as defined therein or (ii) any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 (or any other financial accounting standard having a similar result or effect) to value any such Indebtedness in a

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reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
b.Interpretation, Etc.
With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(1)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to any Guarantor, the Borrowers or any other Credit Party shall be construed to include such Guarantor, the Borrowers or such Credit Party as debtor and debtorinpossession and any receiver or trustee for such Guarantor, the Borrowers or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding, (ii) the words “herein,” “hereto,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iii) all references in a Credit Document to Sections, Exhibits, Preliminary Statements, Recitals and Schedules shall be construed to refer to Sections of, and Exhibits, Preliminary Statements, Recitals and Schedules to, the Credit Document in which such references appear, (iv) the word “incur” (and its correlatives) shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights, (vi) any certification hereunder required to be given by a corporate officer shall be deemed to be made on behalf of the applicable Credit Party and not in the individual capacity of such officer and (vii) (x) Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., an “LIBOR Rate Loan”) or by Class and Type (e.g., an “LIBOR Rate Term Loan”) and (y) Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., an “LIBOR Rate Borrowing”) or by Class and Type (e.g., an “LIBOR Rate Term Borrowing”).
(2)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
c.Rounding
. Any financial ratios required to be maintained by the Initial Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
d.References to Organizational Documents, Agreements, Laws, Etc.
Unless otherwise expressly provided herein, (a) any definition of or reference to Organizational Documents, agreements (including the Credit Documents), instruments or other documents shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements,

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amendment and restatements, extensions, supplements and other modifications are permitted by the Credit Documents; (b) references to any law (including by succession of comparable successor laws) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law; and (c) all references to any Governmental Authority, shall include any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
e.Time of Day
. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
f.Timing of Payment of Performance
. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day and such extension shall be reflected in the computation of interest or fees, as the case may be.
g.Pro Forma Calculations
.
(3)Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio and compliance with covenants determined by reference to Consolidated Adjusted EBITDA or Consolidated Total Assets, shall be calculated in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.08, (A) when calculating any such ratio or test for purposes of (i) the definition of “Applicable Margin”, (ii) the definition of “Applicable ECF Percentage” and (iii) Section 6.08 (other than for the purpose of determining Pro Forma Compliance with Section 6.08), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect and (B) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, Cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test (including compliance with covenants defined by reference to Consolidated Adjusted EBITDA or Consolidated Total Assets). In addition, whenever a financial ratio or test is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements have been delivered to Administrative Agent pursuant to Section 5.01(b) or (c), as applicable, for the relevant Test Period.
(4)For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated Adjusted EBITDA or Consolidated Total Assets, any Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.08) that have been consummated (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA, Consolidated Total Assets and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, on the last day of the applicable Test Period). If

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since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into any Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then such financial ratio or test (or Consolidated Total Assets) shall be calculated to give Pro Forma Effect thereto in accordance with this Section 1.08.
(5)Whenever Pro Forma Effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by an Authorized Officer of the applicable Borrower and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies resulting from or relating to any Specified Transaction (including the Transactions), in a manner permitted under and without duplication with clause (i)(r) of the definition of Consolidated Adjusted EBITDA.
(6)In the event that the Initial Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility (for ordinary course working capital draws and repayments) unless such Indebtedness has been permanently repaid and not replaced), (i) during the applicable Test Period or (ii) subject to clause (a) above, subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving Pro Forma Effect to such incurrence or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.
(7)It is hereby agreed that (x) for purposes of determining pro forma compliance prior to the Fiscal Quarter ended September 30, 2021, the applicable covenant level for determining such pro forma compliance shall be the covenant level used for September 30, 2021 and (y) to the extent any determination of a covenant or ratio prior to the date on which financial statements have been delivered for the Fiscal Quarter ending March 31, 2021 pursuant to Section 5.01(b), any such calculation or determination shall be based on the most recent Historical Financial Statements.
(8)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:
(a)determining compliance with any provision of this Agreement (other than the Financial Covenant) which requires the calculation of any financial ratio or test, including the Total Net Leverage Ratio; or
(b)testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated Adjusted EBITDA or Consolidated Total Assets and baskets subject to Default and Event of Default conditions);
in each case, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (or any requirement, representation or warranty or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default (other than with respect to a condition that no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing which shall be tested on the date of the consummation of such Limited Condition Transaction)) shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma

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Effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Borrowers or any of their respective Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied). For the avoidance of doubt, if the Borrower Representative has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets of the Borrowers or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Borrower Representative has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of Restricted Debt Payments, the making of any Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of any Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of (x) the date on which such Limited Condition Transaction is consummated or (y) the date that the definitive agreement is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) in the case of any Restricted Payment, assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.
h.Currency Generally
. For purposes of calculating the Total Net Leverage Ratio in connection with determining Pro Forma Compliance or otherwise calculating the Total Net Leverage Ratio on any date of determination, amounts denominated in a currency other than Dollars will be translated into Dollars at the currency exchange rates used in the latest financial statements delivered pursuant to Section 5.01(b) or (c), and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Interest Rate Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the amount in Dollars of such Indebtedness.
i.Letter of Credit Amounts
. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.
j.Cashless Rollovers
. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue, convert or rollover all or a portion of its Loans in connection with any refinancing, Extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower Representative, Administrative Agent and such Lender, and such Extension, loan modification or similar transaction, renewal or refinancing shall be deemed to

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comply with any requirement hereunder or any other Credit Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
k.LIBOR
. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks could obtain short-term borrowings from one another in the London interbank market. On March 5, 2021, the Financial Conduct Authority ("FCA"), the regulatory supervisor of LIBOR's administrator, announced in a public statement the future cessation of the 35 LIBOR benchmark settings currently published by ICE Benchmark administration. This public statement constitutes a Benchmark Transition Event. To the extent the Maturity Date goes beyond the cessation dates indicated in the FCA’s announcement, an alternate rate of interest will be determined at the appropriate time in accordance with Section 2.27 (b) for any applicable tenors of USD LIBOR.
Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.27(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.27(e), of any change to the reference rates upon which the interest rates on LIBOR Rate Loans are based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.27(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.27(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.
l.Divisions
. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized (and, if applicable, treated as a newly formed or acquired Restricted Subsidiary) on the first date of its existence by the holders of its Capital Stock at such time; provided that, notwithstanding anything to the contrary herein, in no event shall any Borrower enter into any such division or plan of division transaction.
m.Certain Determinations
.
(9)For purposes of determining compliance with any of the covenants set forth in Article V or Article VI (including in connection with any Incremental Commitment) at any time (whether at the time of incurrence or thereafter), if any Lien, Investment, Indebtedness, Asset Sale, Restricted Payment, Restricted Debt Payment or Affiliate transaction meets the criteria of one, or more than one, of the clauses of the provision permitting such Lien, Investment, Asset Sale, Restricted Payment, Restricted Debt Payment or Affiliate transaction as the case may be, the Borrower Representative (i) shall in its sole

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discretion determine under which clause or clauses such Lien (other than Liens with respect to the Facilities), Investment, Indebtedness (other than Indebtedness consisting of the Facilities, Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness), Asset Sale, Restricted Payments, Restricted Debt Payment, or Affiliate transaction (or, in each case, any portion thereof), as the case may be, is classified and (ii) shall be permitted in its sole discretion, to make any subsequent re-determination and/or at a later time divide, classify or reclassify under which clause or clauses such Lien (other than Liens with respect to the Facilities), Investment, Indebtedness (other than Indebtedness under the Facilities, Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness), Asset Sale, Restricted Payments, Restricted Debt Payments or Affiliate transaction as the case may be, is permitted from time to time. For the avoidance of doubt, if the applicable date for meeting any requirement hereunder or under any other Credit Document falls on a day that is not a Business Day, compliance with such requirement shall not be required until noon on the first Business Day following such applicable date.
(10)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Total Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) intended to be utilized with or substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
(11)If any baskets set forth in Article VI are exceeded solely as a result of fluctuations in Consolidated EBITDA for the most recent Test Period after the last time such baskets were calculated for any purpose under Article VI, such baskets will be deemed not to have been exceeded solely as a result of such fluctuations.
Section 9.Loans
a.Loans
.
(a)Term Loan Borrowings. (i) Subject to the terms and conditions hereof, each Term Lender with a Term Loan Commitment on the Closing Date severally agrees to make, on the Closing Date, a Term Loan denominated in Dollars to the Borrowers (on a joint and several basis) in an aggregate principal amount equal to such Term Lender’s Term Loan Commitment and (ii) after the Closing Date and subject to the terms and conditions set forth herein and in any Incremental Amendment, Extension Amendment or Refinancing Amendment providing for, as applicable, the making, exchange, renewal, replacement or refinancing of Term Loans, each Term Lender party thereto severally agrees to, as applicable, make, exchange, renew, replace or refinance Term Loans on the date specified therein in an aggregate amount not to exceed the amount of such Term Lender’s Term Loan Commitment as set forth therein. Any amount borrowed, exchanged, renewed, replaced or refinanced under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.11, 2.12 and 2.13, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Term Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.
(b)Delayed Draw Term Loan. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrowers a Delayed Draw Term Loan denominated in

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Dollars (the date of such advance, the “Delayed Draw Funding Date”) during the Delayed Draw Availability Period, in an aggregate principal amount not to exceed the amount of such Term Lender’s Delayed Draw Term Commitment. Amounts borrowed, exchanged, renewed, replaced or refinanced under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Subject to the immediately succeeding sentence, Delayed Draw Term Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein. Notwithstanding anything to the contrary contained herein, on the Delayed Draw Funding Date and immediately after giving effect to the incurrence of the Delayed Draw Term Loans hereunder, the outstanding principal amount of all Delayed Draw Term Loans of each Term Lender shall be automatically added to, and shall constitute, Initial Term Loans thereafter for all purposes of this Agreement and the other applicable Credit Documents; it being understood and agreed that such outstanding Delayed Draw Term Loans shall be added to (and form a part of) each then outstanding Borrowing of Initial Term Loans on a pro rata basis (based on relative sizes of the various outstanding Borrowings), so that each Term Lender that holds outstanding Initial Term Loans and Delayed Draw Term Loans on such Delayed Draw Funding Date will participate proportionately in each then outstanding Borrowing of Initial Term Loans (after giving effect to the incurrence of such Delayed Draw Term Loans).
(c)Revolving Loan Borrowings. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make Revolving Loans denominated in Dollars to the Borrowers (on a joint and several basis) in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans, (i) in no event shall the aggregate amount of Revolving Exposure exceed the aggregate amount of Revolving Commitments then in effect and (ii) no Lender’s Revolving Exposure shall exceed such Lender’s Revolving Commitment. Subject to the terms and conditions hereof, amounts borrowed pursuant to this Section 2.01(c) may be repaid and reborrowed during the Revolving Commitment Period. Revolving Loans may be Base Rate Loans or LIBOR Rate Loans as further provided herein.
b.Borrowings
.
(d)Each Term Borrowing and each Revolving Credit Borrowing shall be made upon the Borrower Representative’s irrevocable notice to Administrative Agent, on behalf of the applicable Borrower. Each such notice from the Borrower Representative shall be in the form of a fully executed Funding Notice delivered to Administrative Agent no later than (i) 12:00 p.m. at least three (3) Business Days (or, in the case of the initial Credit Extensions on the Closing Date and the Credit Extensions on the Delayed Draw Funding Date, one (1) Business Day) prior to the requested date of any Borrowing of LIBOR Rate Loans, and (ii) 12:00 p.m. at least one (1) Business Day in advance of the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower Representative wishes to request LIBOR Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by Administrative Agent not later than 12:00 p.m., five (5) Business Days prior to the requested date of such Borrowing, whereupon Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, thereafter Administrative Agent shall notify the Borrower Representative (which notice may be by telephone) whether or not the requested Interest Period has been consented to by such Lenders. Except as otherwise provided herein, a Funding Notice for a Term Loan that is a LIBOR Rate Loan shall, unless Borrower Representative is notified pursuant to Section 2.17 or Section 2.27 that LIBOR Rate Loans are not available, be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be

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bound to make a borrowing in accordance therewith. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. Each Borrowing of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c) and Section 2.04(b), each Borrowing of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Funding Notice (whether telephonic or written) shall specify (i) whether the Borrower(s) are requesting a Term Borrowing or a Revolving Credit Borrowing, (ii) the requested date of the Borrowing (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, (iv) the Type of Loans to be borrowed, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) remittance instructions. If the Borrower Representative requests a Borrowing of LIBOR Rate Loans in any such Funding Notice but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If the Borrower Representative fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice, then the applicable Term Loans or Revolving Loans shall be made as LIBOR Rate Loans with an Interest Period of one month.
(e)Following receipt of a Funding Notice, Administrative Agent shall promptly notify each Appropriate Lender in writing or by electronic communication of the amount of its Pro Rata Share of the applicable Term Loans or Revolving Loans. In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at the Administrative Agent’s Principal Office not later than 2:00 p.m. on the Business Day specified in the applicable Funding Notice. Upon satisfaction or waiver of the applicable conditions precedent set forth in Section 3.02 (and, if such Borrowing is the initial Credit Extension, Section 3.01), Administrative Agent shall make all funds so received available to the applicable Borrower(s) either by (i) crediting the account(s) of the Borrower(s) on the books of Administrative Agent with the amount of such funds or (ii) wire transfer of such funds to an account designated by the Borrower Representative in writing, in each case, in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by the Borrower Representative (subject to Section 2.04(c)).
(f)Administrative Agent shall promptly notify the Borrower Representative and the Lenders (in writing or by electronic communication) of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate.
(g)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(h)Anything in this Section 2.02 to the contrary notwithstanding, the Borrower Representative may not select LIBOR Rate for any Borrowing if the obligation of the Appropriate Lenders to make LIBOR Rate Loans shall then be suspended pursuant to Section 2.17(b) or Section 2.27(a).
c.Letter of Credit
.
(a)The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit at

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sight denominated in Dollars for the account of the applicable Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of any Borrower and may be issued for the joint and several account of any Borrower and a Restricted Subsidiary to the extent otherwise permitted by this Agreement; provided further that to the extent any such Subsidiary is a nonCredit Party, such Letter of Credit shall be deemed an Investment in such Subsidiary and shall only be issued so long as such Investment is permitted hereunder) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Participating Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no Issuing Bank shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of (and after giving effect to) such L/C Credit Extension (x) the Revolving Exposure of any Participating Revolving Credit Lender would exceed such Lender’s Participating Revolving Credit Commitment, (y) the aggregate amount of Revolving Exposure exceeds the aggregate amount of Participating Revolving Credit Commitments then in effect or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof.
(1)An Issuing Bank shall be under no obligation to issue any Letter of Credit if:
1.any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such Issuing Bank is not otherwise compensated hereunder);
2.subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless (x) each Appropriate Lender has approved of such expiration date or (y) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to such Issuing Bank;
3.the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such

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requested Letter of Credit has been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to such Issuing Bank and Administrative Agent;
4.the issuance of such Letter of Credit would violate any policies of such Issuing Bank applicable to letters of credit generally;
5.any Participating Revolving Credit Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower Representative to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.21(a)(iv))) with respect to the participation in Letters of Credit by such Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations; and
6.such Letter of Credit is denominated in a currency other than in Dollars.
(2)An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)Procedures for Issuance and Amendment of Letters of Credit; AutoExtension Letters of Credit. (i) To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit, the Borrower Representative shall deliver (or request via telephone, with confirmation to follow promptly in writing by facsimile) by hand, or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank), an L/C Request to the applicable Issuing Bank and Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment or extension (or such later date and time as is acceptable to the applicable Issuing Bank) appropriately completed and signed by an Authorized Officer of the Borrower Representative. In the case of a request for an initial issuance of a Letter of Credit, such L/C Request shall specify: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount of such Letter of Credit (which shall not be less than $50,000 unless otherwise agreed to by the applicable Issuing Bank in its sole discretion); (c) expiration date of such Letter of Credit; (d) the name and address of the beneficiary of such Letter of Credit; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant Issuing Bank may reasonably request and shall be accompanied by a Letter of Credit Application. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Request shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; (4) such other matters as the relevant Issuing Bank may reasonably request and shall be accompanied by a Letter of Credit Application.
(2)Promptly after receipt of any Letter of Credit Application, the relevant Issuing Bank will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Representative and, if not, such Issuing Bank will provide Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Bank of confirmation from Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (and, if applicable, its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Participating Revolving

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Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the stated amount of such Letter of Credit.
(3)If the Borrower Representative so requests in any applicable Letter of Credit Application, the relevant Issuing Bank shall agree to issue such Letter of Credit that has automatic extension provisions (each, an “AutoExtension Letter of Credit”); provided that any such AutoExtension Letter of Credit must permit the relevant Issuing Bank to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the Borrower Representative (with a copy to Administrative Agent) not later than a day (the “Nonextension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. If a notice is given by an Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Unless otherwise directed by the relevant Issuing Bank, the Borrower Representative shall not be required to make a specific request to the relevant Issuing Bank for any such extension. Once an AutoExtension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the relevant Issuing Bank, not later than the Letter of Credit Expiration Date; provided that the relevant Issuing Bank shall not permit any such extension if (A) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Nonextension Notice Date from Administrative Agent, any Participating Revolving Credit Lender or the Borrower Representative that one or more of the applicable conditions specified in Section 3.02 is not then satisfied.
(4)Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant Issuing Bank will also deliver to the Borrower Representative and Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(1)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Issuing Bank shall notify promptly the Borrower Representative and Administrative Agent thereof. Not later than 12:00 noon one (1) Business Day following any payment by an Issuing Bank under a Letter of Credit with notice to the Borrower Representative (each such date, an “Honor Date”), the Borrowers (on a joint and several basis) shall reimburse such Issuing Bank through Administrative Agent in an amount equal to the amount of such drawing in Dollars; provided that if such reimbursement is not made on the date of drawing, the Borrowers (on a joint and several basis) shall pay interest to the relevant Issuing Bank on such amount at the rate applicable to Base Rate Loans under the applicable Participating Revolving Credit Commitments (without duplication of interest payable on L/C Borrowings). If the Borrowers fail to so reimburse such Issuing Bank by such time, Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrower Representative shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans under the Participating Revolving Credit Commitments to be

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disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Participating Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 3.02 (other than the delivery of a Funding Notice). Any notice given by an Issuing Bank or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(2)Each Appropriate Lender (including any Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Administrative Agent for the account of the relevant Issuing Bank in Dollars, at the Administrative Agent’s Principal Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan under the Participating Revolving Credit Commitments to the Borrowers in such amount. Administrative Agent shall remit the funds so received to the relevant Issuing Bank.
(3)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrowers (on a joint and several basis) shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to Administrative Agent for the account of the relevant Issuing Bank pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(4)Until each Appropriate Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant Issuing Bank.
(5)Each Participating Revolving Credit Lender’s obligation to make Revolving Loans or L/C Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant Issuing Bank, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 3; (C) any adverse change in the condition (financial or otherwise) of the Credit Parties; (D) any breach of this Agreement or any other Credit Document by any Borrower, any other Credit Party or any other Issuing Bank; or (E) any other circumstance, occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 3.02 (other than delivery by the Borrower Representative of a Funding Notice). No such making of an L/C Advance shall relieve or otherwise

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impair the obligation of the Borrowers to reimburse the relevant Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.
(6)If any Participating Revolving Credit Lender fails to make available to Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such Issuing Bank shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant Issuing Bank submitted to any Participating Revolving Credit Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(7)If, at any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Participating Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the amount received by Administrative Agent.
(8)If any payment received by Administrative Agent for the account of an Issuing Bank pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.10 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Appropriate Lender shall pay to Administrative Agent for the account of such Issuing Bank its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
(e)Obligations Absolute. The obligation of the Borrowers to reimburse the relevant Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(9)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(10)the existence of any claim, counterclaim, setoff, defense or other right that any Credit Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant Issuing Bank or any other Person, whether in connection with this Agreement, the transactions

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contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(11)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(12)any payment by the relevant Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtorinpossession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(13)any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Credit Party in respect of such Letter of Credit; or
(14)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party;
provided that the foregoing shall not excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential, punitive, special or exemplary damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s gross negligence or willful misconduct as determined in a final and nonappealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(f)Role of Issuing Banks. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Related Party of an Agent nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and nonappealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Related Party of an Agent, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e). In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or

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assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Cash Collateral. (i) If, as of any Letter of Credit Expiration Date, any applicable Letter of Credit for any reason remains outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and Administrative Agent or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable, require the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.01 or (iii) if an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, the Borrowers shall Cash Collateralize the then Outstanding Amount of all of their (or, in the case of clause (i), the applicable) L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clauses (i) or (ii), (1) the Business Day that the Borrower Representative receives notice thereof, if such notice is received on such day prior to 12:00 noon or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower Representative receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of Administrative Agent, any Issuing Bank or the Swing Line Lender, the Borrowers shall deliver to Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.21(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of the relevant Issuing Bank and the Appropriate Lenders, as collateral for the relevant L/C Obligations, Cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form, amount and substance reasonably satisfactory to Administrative Agent and the relevant Issuing Bank (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to Administrative Agent, for the benefit of the Issuing Banks and the Participating Revolving Credit Lenders, a security interest in all such Cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at Administrative Agent and may be invested in readily available Cash Equivalents. If at any time Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, the Borrowers will, forthwith upon demand by Administrative Agent, pay to Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the relevant Issuing Bank. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrowers. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant

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Defaulting Lender will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(h)Letter of Credit Fees. The Borrowers (on a joint and several basis) shall pay to Administrative Agent for the account of each Participating Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Margin with respect to Revolving Loans maintained as LIBOR Rate Loans times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.21(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the applicable Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
(i)Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Borrowers (on a joint and several basis) shall pay directly to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay directly to each Issuing Bank for its own account with respect to each Letter of Credit the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(j)Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)Addition of an Issuing Bank. A Revolving Credit Lender reasonably acceptable to the Borrower Representative and Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower Representative, Administrative Agent and

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such Revolving Credit Lender. Administrative Agent shall notify the Participating Revolving Credit Lenders of any such additional Issuing Bank.
(l)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Participating Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Participating Revolving Credit Commitments are then in effect (or will automatically be in effect upon such maturity), such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Participating Revolving Credit Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Participating Revolving Credit Lenders pursuant to) the nonterminating Participating Revolving Credit Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Participating Revolving Credit Commitments continuing at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable Issuing Bank for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the applicable Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable Issuing Bank undrawn and marked “cancelled” or to the extent that such Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable Issuing Bank or the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any Class of Revolving Commitments, the Letter of Credit Sublimit shall be in an amount agreed solely with the Issuing Banks.
(m)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any of their respective Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
(n)Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrowers.
d.Swing Line Loans
.
(o)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars to the Borrowers (on a joint and several basis) (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date until the date which is one (1) Business Day prior to the Maturity Date of the Participating Revolving Credit Commitments (taking into account the Maturity Date of any Participating Revolving Credit Commitment that will automatically come into effect on such Maturity Date) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of the Swing Line Lender’s Revolving Commitment; provided that, after giving effect to any Swing Line Loan (i) the aggregate Revolving Exposure under such Participating Revolving Credit Commitments shall not

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exceed the aggregate Participating Revolving Credit Commitments then in effect, and (ii) the aggregate Revolving Exposure of any Lender (other than the Swing Line Lender) shall not exceed such Lender’s Participating Revolving Credit Commitment then in effect; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.12, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.
(p)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower Representative’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested date of each Swing Line Borrowing and shall specify (i) the principal amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $50,000), (ii) the requested date of the Swing Line Borrowing, which shall be a Business Day and (iii) the account of the applicable Borrower to which the proceeds of such Swing Line Borrowing should be credited. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by an Authorized Officer of the Borrower Representative. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Participating Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower Representative to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.21(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans or other applicable share provided for under this Agreement. The Borrowers shall repay to the Swing Line Lender each Defaulting Lender’s portion (after giving effect to Section 2.21(a)(iv)) of each Swing Line Loan promptly following demand by the Swing Line Lender.
(q)Refinancing of Swing Line Loans.
(15)The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, may request on behalf of the Borrower Representative (which hereby irrevocably

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authorizes the Swing Line Lender to so request on its behalf), that each Participating Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of the Borrowers then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Funding Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Participating Revolving Credit Commitments and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrower Representative with a copy of the applicable Funding Notice promptly after delivering such notice to Administrative Agent. Each Participating Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Funding Notice available to Administrative Agent in same day funds for the account of the Swing Line Lender at the Administrative Agent’s Principal Office not later than 1:00 p.m. on the day specified in such Funding Notice, whereupon, subject to Section 2.04(c)(ii), each Participating Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrowers (on a joint and several basis) in such amount. Administrative Agent shall remit the funds so received to the Swing Line Lender. Upon the remission by Administrative Agent to the Swing Line Lender of the full amount specified in such Funding Notice, the Borrowers shall be deemed to have repaid the applicable Swing Line Loan.
(16)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Participating Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Participating Revolving Credit Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(17)If any Participating Revolving Credit Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Participating Revolving Credit Lender pays such amount, the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(18)Each Participating Revolving Credit Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or the failure to satisfy any condition in Section 3.02, (C) any adverse change in the condition (financial or otherwise) of the Credit Parties, (D) any breach of this Agreement, or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving

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Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 3.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay the applicable Swing Line Loans, together with interest as provided herein.
(r)Repayment of Participations.
(19)At any time after any Participating Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(20)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.10 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Participating Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. Administrative Agent will make such demand upon the request of the Swing Line Lender.
(s)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower Representative for interest on the Swing Line Loans. Until each Participating Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender.
(t)Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(u)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Participating Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when other Participating Revolving Credit Commitments are in effect (or will automatically be in effect upon such maturity) with a longer maturity date (each a “nonExpiring Credit Commitment” and collectively, the “nonExpiring Credit Commitments”), then each outstanding Swing Line Loan on the earliest occurring Maturity Date shall be deemed reallocated to the nonExpiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate Revolving Exposure to exceed the aggregate amount of such nonExpiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(l)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized in a manner reasonably satisfactory to the Swing Line Lender and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrowers shall still be obligated to pay Swing Line Loans allocated to the Participating Revolving Credit Lenders holding the

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Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.
e.Pro Rata Shares; Availability of Funds
.
(v)Pro Rata Shares. All Loans shall be made, and, subject to adjustments pursuant to Section 2.21, all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(w)Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the Overnight Rate for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower Representative and Borrowers (on a joint and several basis) shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that any Borrower or Administrative Agent may have against any Lender as a result of any default by such Lender hereunder.
f.Evidence of Debt; Register; Lenders’ Books and Records; Notes
.
(x)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or any Borrower’s Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(y)Register. Administrative Agent shall maintain at one of its offices in Atlanta, Georgia, a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal and interest amounts of the Loans and payments or disbursements made by the Issuing Bank pursuant to a drawing under a Letter of Credit owing to, each Lender pursuant to the terms hereof from

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time to time (the “Register”). The Register shall be available for inspection by the Borrower Representative, the Issuing Bank (with respect to its own interests), Collateral Agent, the Swing Line Lender (with respect to its own interests) and any Lender (with respect to its own interests) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments, the Loans, purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans and each repayment or prepayment in respect of the principal amount of the Loans (and stated interest thereon), and any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrowers’ Obligations in respect of any Loan. Each Borrower hereby designates the entity serving as Administrative Agent to serve as such Borrower’s non-fiduciary agent solely for purposes of maintaining the Register (and such agency being solely for tax purposes) as provided in this Section 2.06, and each Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”
(z)Notes. If so requested by any Lender by written notice to Borrower Representative (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower Representative’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan, Revolving Loan and/or Swing Line Loan, as the case may be.
g.Interest on Loans
. Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
(a)if a Base Rate Loan, at the Base Rate plus the Applicable Margin;
(b)if a LIBOR Rate Loan, at the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin; or
(c)if a Swing Line Loan, at the Base Rate plus the Applicable Margin for Revolving Loans.
(aa)The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Borrower Representative and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
(ab)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Loans from one Type to the other, and all continuations of Term Loans or Revolving Loans as the same Type, there shall not be more than eight (8) (or such greater amount as may be agreed by Administrative Agent in its sole discretion) Interest Periods in effect. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final,

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conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower Representative and each Lender.
(ac)Interest payable pursuant to Section 2.07(a) shall be computed on the basis of a 360day year, except that interest computed by reference to the Prime Rate for Base Rate Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of repayment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan. The applicable Base Rate or LIBOR Rate shall be determined by Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive and binding for all purposes, absent manifest error.
(ad)Except as otherwise set forth herein, interest on each Loan shall be payable, in Cash, in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including the Maturity Date.
h.Conversion/Continuation
. Subject to Sections 2.07(c), 2.17 and 2.27 and so long as no Event of Default shall have occurred and then be continuing, Borrowers shall have the option:
(d)to convert at any time all or any part of any Loan (other than Swing Line Loans, which shall at all times be Base Rate Loans) equal to $100,000 and integral multiples of $50,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Borrowers pay all amounts due under Section 2.17 in connection with any such conversion; or
(e)upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $100,000 and integral multiples of $50,000 in excess of that amount as a LIBOR Rate Loan.
(ae)Borrower Representative shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 12:00 p.m. at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan); provided, however, that if the Borrower Representative wishes to request LIBOR Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by Administrative Agent not later than 12:00 p.m., five (5) Business Days before the requested date of such conversion or continuation, whereupon Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, thereafter Administrative

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Agent shall notify the Borrower Representative (which notice may be by telephone) whether or not the requested Interest Period has been consented to by such Lenders. Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.
(af)In the event Borrower Representative fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a LIBOR Rate Loan with an Interest Period of one month on the last day of the thencurrent Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as a Base Rate Loan). In the event Borrower Representative fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Conversion/Continuation Notice, Borrower Representative shall be deemed to have selected an Interest Period of one month.
(ag)During the existence of an Event of Default, no Loans may be converted to or continued as LIBOR Rate Loans without the consent of the Requisite Lenders.
i.Default Interest
. Notwithstanding anything herein to the contrary, automatically upon acceleration or the occurrence and during the continuance of a Specified Event of Default, Obligations that are overdue shall bear interest, payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts not otherwise subject to an interest rate hereunder, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans), in each case, to the fullest extent permitted by applicable laws; provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall be converted to Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.09 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
j.Fees
.
Borrowers agree to pay to Administrative Agent, for the benefit of each Revolving Credit Lenders in accordance with its Pro Rata Share or other applicable share provided for Lender in this Agreement, a commitment fee in an amount equal to (i) the daily average difference between (A) the aggregate Revolving Commitments then in effect, and (B) the sum of (I) the Outstanding Amount of Revolving Loans plus (II) the Outstanding Amount of L/C Obligations, times (ii) the Applicable Margin for unused commitment fees. The foregoing fee shall be paid to Administrative Agent as set forth in Section 2.15(a) and, upon receipt, Administrative Agent shall promptly distribute to each Revolving Credit Lender. The commitment fee on the Revolving Credit Commitments shall accrue at all times from the Closing Date until the earlier of (x) the Revolving Commitment Termination Date and (y) the Maturity Date for the Revolving Credit Commitments, including at any time during which one or more of the conditions in Section 3 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date during the first full Fiscal Quarter to occur after the Closing Date, and on the earlier of (x) the Revolving Commitment Termination Date and (y) the Maturity Date for the Revolving Credit Commitments. The

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commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
(ah)All fees referred to in Section 2.10(a) shall be calculated on the basis of a 360day year and the actual number of days elapsed.
(ai)Borrowers shall pay the fees set forth in Section 2.03(h) and Section 2.03(i).
(aj)In addition to any of the foregoing fees, the Borrowers agree to pay (or cause to be paid) to Agents (or other Persons entitled thereto) such other fees in the amounts and at the times separately agreed upon in writing in the amounts and at the times so specified, including those set forth in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower Representative and the applicable Agent).
(ak)[Reserved]
(al)In connection with any Repricing Transaction consummated on or prior to the date that is six (6) months after the Closing Date, the Borrowers shall pay to each Term Lender a fee equal to its Pro Rata Share of the Repricing Premium.
(am)The Borrowers agree to pay to the Administrative Agent for the ratable benefit of the Lenders with a Delayed Draw Term Commitment, commencing on the date (such date, the “Ticking Fee Commencement Date”) that is 46 days after the Closing Date, a fee (the “Delayed Draw Ticking Fee”) in an amount calculated at a rate per annum (calculated on the basis of the actual number of days elapsed in a year of 360 days), equal to (A) 50% of the Applicable Margin for Delayed Draw Term Loans maintained as LIBOR Rate Loans for the period commencing on the Ticking Fee Commencement Date to but excluding the earliest of (x) the 90th day after the Closing Date, (y) the Delayed Draw Funding Date and (z) the date on which the Delayed Draw Term Commitments are terminated and (B) 100% of the Applicable Margin for Delayed Draw Term Loans maintained as LIBOR Rate Loans for the period commencing on the date that is 91 days after the Closing Date to but excluding the earlier of (x) the Delayed Draw Funding Date and (y) the date on which Delayed Draw Term Commitments are terminated, in each case, on the Delayed Draw Term Commitment as in effect from time to time. The accrued Delayed Draw Ticking Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December (if applicable) and on the last day of the Delayed Draw Availability Period, after giving effect to the funding of the Delayed Draw Term Loans.
k.Repayment of Loans
.
(12)Term Loans.
(f)Borrowers (on a joint and several basis) shall repay to Administrative Agent for the ratable account of the Appropriate Lenders with outstanding Initial Term Loans (A) on the last Business Day of each March, June, September and December, (x) commencing with September 30, 2021, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (or, after the incurrence of any Delayed Draw Term Loans incurred that will constitute part of the same class as the Initial Term Loans, an amount equal to the sum of (1) the Modified Amortization Percentage of the aggregate principal amount of Initial Term Loans outstanding immediately prior to giving effect to such incurrence and (2) the

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Modified Amortization Percentage of the aggregate principal amount of Delayed Draw Term Loans made on the Delayed Draw Funding Date) (which payments shall be adjusted from time to time as a result of the application of prepayments in accordance with Sections 2.12, 2.13 and 10.05(c)(iv)), together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment and (B) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date.
(g)In connection with any Term Loan Increase that will constitute part of the same Class as the Initial Term Loans, the amount of the scheduled amortization payment that would otherwise be required pursuant to clause (i) above shall be increased for the Appropriate Lenders on a pro rata basis to the extent necessary to ensure that the Appropriate Lenders holding Initial Term Loans immediately prior to such new Term Loan Increase continue to receive a payment that is not less than the same amount that such Lenders would have received absent the incurrence of such Term Loan Increase (i.e., the implied amortization percentage set forth in clause (i) above shall be automatically adjusted to reflect the Modified Amortization Percentage); provided that if such Term Loan Increase are to be “fungible” with the Initial Term Loans, notwithstanding any other conditions specified in this Section 2.11(a), the amortization schedule for such “fungible” Term Loan Increase may provide for amortization based on the Modified Amortization Percentage in accordance with Section 2.11(a)(i)(A) above to ensure that such Term Loan Increase will be “fungible” with the Initial Term Loans; provided, further, that without the consent of any other Credit Party, Agent or Lender, the Borrowers and the Administrative Agent may effect such amendments to the Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.11(a)(ii). The immediately preceding sentence of this Section 2.11(a)(ii) shall supersede any provision in Section 10.05 to the contrary.
(h)The principal amount of any such payment set forth in clause (i) above shall be adjusted to account for the addition of any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Initial Term Loans that were paid down in connection with the incurrence of such Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.
(13)Revolving Loans. Borrowers (on a joint and several basis) shall repay to Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Revolving Commitments the aggregate outstanding principal amount of all Revolving Loans made in respect of such Revolving Commitments.
(14)Swing Line Loans. Borrowers (on a joint and several basis) shall repay the aggregate principal amount of each Swing Line Loan on the earlier to occur of (i) the date five (5) Business Days

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after such Loan is made and (ii) the Latest Maturity Date for the Participating Revolving Credit Commitments.
l.Voluntary Prepayments/Commitment Reductions
.
(a)Voluntary Prepayments of Loans.
(21)Any time and from time to time:
1.with respect to Base Rate Loans (other than any Swing Line Loans), the Borrowers may prepay any such Loans without penalty or premium (except as provided in Section 2.10(f)) on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount or, if less, the entire principal amount thereof then outstanding;
2.with respect to Swing Line Loans, the Borrowers may prepay any such Loans without penalty or premium on any Business Day in whole or in part, in a minimum principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and
3.with respect to LIBOR Rate Loans, Borrowers may prepay any such Loans without penalty or premium (except as provided in Section 2.10(f)) on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.17(c)) in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount or, if less, the entire principal amount thereof then outstanding.
(22)All such prepayments shall be made:
1.upon not less than one (1) Business Day’s prior written or telephonic notice in the case of Base Rate Loans (other than any Swing Line Loans);
2.on the date of the prepayment in the case of Swing Line Loans; and
3.upon not less than three (3) Business Days’ prior written or telephonic notice in the case of LIBOR Rate Loans, in each case, given to Administrative Agent (and the Swing Line Lender in the case of Swing Line Loans) by Borrower Representative by 2:00 p.m. on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or written notice for Term Loans or Revolving Loans, as the case may be, by telephone or electronic communication to each Appropriate Lender and of the amount of such Lender’s Pro Rata Share or other applicable share as provided for in this Agreement of such prepayment). Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Loans to be prepaid. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein and each such prepayment shall be paid

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to the Lenders in accordance with their respective Pro Rata Share or other applicable share as provided for in this Agreement. Any such voluntary prepayment shall be applied as specified in Section 2.14(a).
(23)No Lender may reject any voluntary prepayment pursuant to this Section 2.12(a).
(b)Voluntary Commitment Reductions.
(24)Borrowers may, upon written notice to Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case, without premium or penalty; provided that (i) any such notice shall be received by Administrative Agent at least one (1) Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000, or any whole multiple of $500,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the aggregate amount of the Revolving Commitments then in effect, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrowers.
(25)Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.12. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 2.22. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
m.Mandatory Prepayments/Commitment Reductions
.
(a)Asset Sales. Not later than five (5) Business Days following the receipt by the Initial Borrower or any Restricted Subsidiary of any Net Asset Sale Proceeds in excess of $10,000,000 in the aggregate during any twelvemonth period, the Borrower Representative shall prepay the Term Loans, subject to Sections 2.13(g) and 2.14(b) in an aggregate amount equal to one hundred percent (100%) of such Net Asset Sale Proceeds in excess of $10,000,000; provided that, so long as no Event of Default shall have occurred and be continuing or would immediately arise therefrom, such proceeds with respect to any such Asset Sale shall not be required to be so applied in accordance with this clause (a) to the extent that the Borrower Representative shall have notified Administrative Agent on or prior to the end of the five-Business-Day period noted above stating that such Net Asset Sale Proceeds are expected to be reinvested in assets (other than working capital, except for short term capital assets) used or useful in the business of the Initial Borrower and its Restricted Subsidiaries (including pursuant to a Permitted Acquisition) or to be contractually committed to be so reinvested (such amounts “Asset Sale Reinvestment Amounts”), within twelve (12) months following receipt of such Net Asset Sale Proceeds; provided that such Asset Sale Reinvestment Amounts that have been contractually committed to be reinvested during such twelve (12) month period shall be reinvested within 180 days after the expiration of such twelve (12) month period); provided, however, that if at the time that any such prepayment would be required, the Borrowers (or any Restricted Subsidiary of the Borrowers) are required to prepay or offer to repurchase any Incremental Equivalent Debt, any Credit Agreement Refinancing Indebtedness or any

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other Indebtedness permitted hereunder, in each case, that is secured by the Collateral on a pari passu basis and that is pari passu in right of payment, with the Obligations under Initial Term Loans and Revolving Loans, pursuant to the terms of the documentation governing such Indebtedness (such Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or other Indebtedness required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”) with any portion of such Net Asset Sale Proceeds, then the Borrower Representative may apply such portion of the Net Asset Sale Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, further, that the portion of such Net Asset Sale Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Asset Sale Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Asset Sale Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.13(a) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchase or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. In the event that any portion of the Asset Sale Reinvestment Amounts are neither reinvested nor contractually committed to be so reinvested within such twelve (12) month period (and actually reinvested within 180 days after the expiration of such twelve (12) month period), such unused portion shall be applied within ten (10) Business Days after the last day of such period as a mandatory prepayment as provided in this Section 2.13(a) (without giving effect to the first proviso in this clause (a) above).
(b)Insurance/Condemnation Proceeds. Not later than five (5) Business Days following the receipt by the Initial Borrower, or any Restricted Subsidiary (or Administrative Agent as loss payee or lender’s loss payee) of any Net Insurance/Condemnation Proceeds, the Borrower Representative shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such Net Insurance/Condemnation Proceeds in excess of $10,000,000 in the aggregate during any twelve-month period, in each case, in accordance with Sections 2.13(g) and 2.14(b); provided that, so long as no Event of Default shall have occurred and be continuing or would immediately arise therefrom, such proceeds with respect to any such event giving rise to Net Insurance/Condemnation Proceeds shall not be required to be so applied in accordance with this clause (b) to the extent that the Borrower Representative shall have notified Administrative Agent on or prior to the end of the five-Business-Day period noted above stating that such proceeds are expected (x) to be used to repair, replace or restore any property in respect of which such Net Insurance/Condemnation Proceeds were paid or to reinvest in other fixed or capital assets or assets (other than working capital, except for short term capital assets) that are otherwise useful in the business of the Initial Borrower and its Restricted Subsidiaries, or (y) to be contractually committed to be so reinvested, in each case, no later than twelve (12) months following the date of receipt of such proceeds; provided that such Net Insurance/Condemnation Proceeds that have been contractually committed to be reinvested during such twelve (12) month period shall be reinvested within 180 days after the expiration of such twelve (12) month period; provided that, if at the time that any such prepayment would be required, the Borrowers are required to offer to repurchase Other Applicable Indebtedness, then the Borrower Representative may apply such Net Insurance/Condemnation Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time); provided further that the portion of such Net Insurance/Condemnation Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Insurance/Condemnation Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Insurance/

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Condemnation Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.13(b) shall be reduced accordingly. In the event that any portion of such Net Insurance/Condemnation Proceeds are neither reinvested nor contractually committed to be so reinvested within such twelve (12) month period (and actually reinvested within 180 days after the expiration of such twelve (12) month period), such unused portion shall be applied within ten (10) Business Days after the last day of such period as a mandatory prepayment as provided in this Section 2.13(b) (without giving effect to the first proviso in this clause (b) above).
(c)Issuance of Debt. On the date of receipt by any Borrower or any Restricted Subsidiary of any Cash proceeds from the incurrence of any Indebtedness of any Borrower or any Restricted Subsidiary (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01 (other than any Credit Agreement Refinancing Indebtedness), the Borrowers shall make prepayments in accordance with Sections 2.13(g) and 2.14(b) in an aggregate principal amount equal to one hundred percent (100%) of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, including reasonable legal fees and expenses.
(d)Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Consolidated Excess Cash Flow Period (commencing with the Fiscal Year ending December 31, 2021), the Borrower Representative shall, no later than five (5) Business Days after the date on which the financial statements and the related Compliance Certificate have been delivered pursuant to Sections 5.01(c) and 5.01(d) with respect to each Fiscal Year, make prepayments of Term Loans in accordance with Sections 2.13(g) and 2.14(b) in an aggregate amount equal to (A) the Applicable ECF Percentage of Consolidated Excess Cash Flow for such Consolidated Excess Cash Flow Period then ended minus, (B) to the extent funded with Internally Generated Cash the aggregate principal amount of any (w) Term Loans, Incremental Term Loans secured on a pari passu basis with the Initial Term Loans, Refinancing Term Loans secured on a pari passu basis with the Initial Term Loans, Revolving Loans, Refinancing Revolving Loans or Incremental Revolving Loans prepaid pursuant to Section 2.12 (in the case of any prepayment of Revolving Loans, Refinancing Revolving Loans and/or Incremental Revolving Loans, to the extent accompanied by a corresponding permanent reduction in the relevant commitment) or Other Applicable Indebtedness,(x) Term Loans (in the case of Incremental Term Loans and Refinancing Term Loans, to the extent secured on a pari passu basis with the Initial Term Loans) assigned to or purchased by any Borrower or any Restricted Subsidiary in accordance with Section 10.06(c)(iv) and, in each case under this clause (x), based upon the actual amount of Cash paid in connection with the relevant assignment or purchase, (y) [reserved] and (z) [reserved], and, in the case of clauses (w) and (x), to the extent such prepayment, assignment or purchase was made during such Excess Cash Flow Period or, without duplication across such period, after year end and prior to the date when such Excess Cash Flow prepayment is due (the difference of (A) minus (B), the “ECF Prepayment Amount”); provided that, a prepayment shall be required for any Consolidated Excess Cash Flow Period only if the ECF Prepayment Amount for such Consolidated Excess Cash Flow Period is greater than $5,000,000 (and only to the extent of the amounts in excess thereof).
(e)Loans Exceed Commitments. If for any reason the aggregate Revolving Exposure at any time exceeds the aggregate Revolving Commitments then in effect, the Borrower Representative (on behalf of the Borrowers) shall promptly prepay or cause to be promptly prepaid Revolving Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.13(e) unless after the prepayment in full of the Revolving

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Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Participating Revolving Credit Commitments then in effect.
(f)Mandatory Commitment Reductions. The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of Initial Loans to be made by it on the Closing Date. The Delayed Draw Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 on the earlier of (x) the funding of the Delayed Draw Term Loans on the Delayed Draw Funding Date and (y) the last day of the Delayed Draw Availability Period (in each case, after giving effect to the funding of any Delayed Draw Term Loans on such day). The Term Commitment of each Term Lender with respect to Incremental Term Loans, any Refinancing Term Loan or any Term Loan Extension Series shall be automatically and permanently reduced to $0 upon the funding of Term Loans to be made by it on the date set forth in the corresponding Incremental Amendment, Refinancing Amendment or Extension Amendment. The Revolving Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of Revolving Commitments; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date.
(g)Notice of Prepayment. The Borrower Representative shall notify Administrative Agent by written notice of any mandatory prepayment required to be made under this Section 2.13 at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid, the sub-paragraph of Section 2.13 pursuant to which such prepayment is made and a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, Administrative Agent shall advise each Appropriate Lender of the contents thereof and such Appropriate Lender’s Pro Rata Share of the prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07. In the event that the Borrower Representative shall subsequently determine that the actual amount received (and required to be prepaid pursuant to Section 2.13) exceeded the amount set forth in such notice (and actually prepaid pursuant to Section 2.13), the Borrower Representative shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and Borrower Representative shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess. Notwithstanding the foregoing, each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (a), (b) and (d) of this Section 2.13 by providing written notice (each, a “Rejection Notice”) to Administrative Agent and the Borrower Representative no later than 5:00 p.m. one (1) Business Day prior to the date of such prepayment as specified in the relevant notice. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds (i) from amounts required to be paid pursuant to clause (d) of this Section 2.13 shall be (1) offered to the Term Lenders not so declining such prepayment on a pro rata basis in accordance with the amounts of the Term Loans of such Lender (with such non-declining Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent) and (2) to the extent such

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non-declining Term Lenders elect to decline their Pro Rata Share of such Declined Proceeds, retained by the Borrowers and shall increase the Available Amount on a dollar-for-dollar basis, and (ii) from amounts required to be paid pursuant to clauses (a) and (b) of this Section 2.13 may be retained by the Borrowers and shall increase the Available Amount on a dollar-for-dollar basis.
n.Application of Prepayments and Commitment Reductions
.
(h)Application of Voluntary Prepayments. Any prepayment of any Term Loan of any Class pursuant to Section 2.12(a) shall be applied to the remaining principal repayment installments thereof (as directed by the Borrower Representative) (provided that in the event that the Borrower Representative shall fail to so direct prior to such prepayment, such prepayment shall be applied in direct order of maturity to the remaining principal repayment installments thereof). Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.17(c).
(i)Application of Mandatory Prepayments. Except as otherwise provided in any Refinancing Amendment, Extension Amendment or Incremental Amendment or as otherwise expressly provided in this Agreement, any prepayments of Term Loans pursuant to Section 2.13  (A) shall be applied ratably among each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the proceeds of Indebtedness incurred pursuant to Credit Agreement Refinancing Indebtedness shall be applied to the applicable Class of Refinanced Debt), (B) shall be applied, with respect to each such Class for which prepayments will be made, to reduce scheduled payments under such Class as required under Section 2.11 in direct order of maturity, (C) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Share (or other applicable share provided by this Agreement) of each such Class of Term Loans, subject, in each case, to Section 2.15 and (D) shall comply with clause (c) below.
(j)Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case, in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.17(c).
(k)Application of Commitment Reductions; Payment of Fees. Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under Section 2.12. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 2.22). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
o.General Provisions Regarding Payments
.
(l)All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, prior to 1:00 p.m. on the date due at the Administrative Agent’s Principal Office; funds received by

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Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next Business Day and any applicable interest or fee shall continue to accrue.
(m)All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on, and any fees and costs required to be paid with respect to, the principal amount being repaid or prepaid.
(n)Administrative Agent shall promptly distribute to each Lender at such address and/or account as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.
(o)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(p)Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.
(q)Administrative Agent may in its discretion deem any payment by or on behalf of Borrowers hereunder that is not made in immediately available funds prior to 1:00 p.m. to be a nonconforming payment. Administrative Agent shall give prompt telephonic notice to Borrower Representative and each applicable Lender (confirmed in writing) if any payment is nonconforming. Any nonconforming payment may constitute or become a Default or an Event of Default in accordance with the terms of Section 8.01(a).
(r)Unless Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, Administrative Agent may assume that such payment has been made on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each Issuing Bank, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Overnight Rate from time to time in effect.
(s) A notice of Administrative Agent to any Lender or the Borrower Representative with respect to any amount owing under Section 2.05(b) and/or Section 2.15(g) shall be conclusive, absent manifest error.
(t)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 3 are not satisfied or waived in accordance with the terms hereof, the

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Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(u)The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(v)Nothing herein shall be deemed to obligate any Lender to obtain funds for any Loan in any particular manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(w)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Credit Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Credit Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.02. If the Administrative Agent receives funds for application to the Obligations of the Credit Parties under or in respect of the Credit Documents under circumstances for which the Credit Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
p.Ratable Sharing
. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, and except in respect of amounts owing under the Fee Letter, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of setoff or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as Cash Collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase (for Cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Credit Party expressly consents to the foregoing arrangement and agrees that, to the extent permitted by applicable law, any holder of a participation so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with

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respect to any and all monies owing by a Credit Party to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.16 and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.16 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of the definition of Indemnified Taxes, a Lender that acquires a participation pursuant to this Section 2.16 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.
q.Making or Maintaining LIBOR Rate Loans
.
(x)[Reserved].
(y)Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto, absent manifest error, but shall be made only after consultation with Borrower Representative and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful (or any Governmental Authority has asserted that it is unlawful ) as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give written notice (or, if by telephone confirmed in writing) to Borrower Representative and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make or continue Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower Representative pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by, or to comply with, any law, treaty, governmental rule, regulation, guideline or order, (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination and (5) if such notice asserts the illegality of such Lender determining or changing interest rates based upon the LIBOR Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall, during the period of such suspension, compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that

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it is no longer illegal for such Lender to determine or charge interest rates based on the LIBOR Rate. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower Representative pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower Representative shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice (or, if by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make, continue or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.
(z)Compensation for Breakage or NonCommencement of Interest Periods. Borrowers shall compensate each Lender, within fifteen (15) days of written request by such Lender (which request shall set forth the basis for requesting such amounts (with a copy to Administrative Agent)), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or reemployment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower Representative; or (iv) any assignment of such Lender’s LIBOR Rate Loans pursuant to Section 2.22 on a day other than the last day of the Interest Period for such Loans.
(aa)Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(ab)Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.
r.Increased Costs; Capital Adequacy

(a)    Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender or any Issuing Bank shall determine in good faith (which determination shall, absent manifest

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error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation, determination, guideline or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority or making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, in each case, that becomes effective after the date hereof, or compliance by such Lender or such Issuing Bank with any guideline, request or directive issued, made or becoming effective after the date hereof by any central bank or other governmental or quasigovernmental authority (whether or not having the force of law): (i) subjects such Lender or such Issuing Bank (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or such Issuing Bank (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of LIBOR Rate); or (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or such Issuing Bank (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender or such Issuing Bank of agreeing to make, making or maintaining Loans hereunder or (as the case may be) issuing or participating in Letters of Credit, or to reduce any amount received or receivable by such Lender or such Issuing Bank (or its applicable lending office) with respect thereto, including by imposing, modifying or holding applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and excluding for purposes of this Section 2.18(a) any such increased costs or reduction in amount resulting from reserve requirements contemplated by Section 2.18(b) or the definition of LIBOR Rate); then, in any such case, Borrowers shall pay to such Lender or such Issuing Bank, within fifteen (15) days after receipt by Borrower Representative from such Lender or such Issuing Bank of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender or such Issuing Bank in its sole discretion shall determine) as may be necessary to compensate such Lender or such Issuing Bank for any such increased cost or reduction in amounts received or receivable hereunder; provided, that no Credit Party shall be required to compensate any Lender or any Issuing Bank pursuant to this Section 2.18(a) for any increased costs incurred more than 180 days prior to the date that Borrower Representative receives such statement from such Lender or such Issuing Bank, provided, further, that if the circumstances giving rise to such costs are retroactive, then the 180day period referred to above shall be extended to include the period of retroactive effect. Such Lender or such Issuing Bank shall deliver to Borrower Representative (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender or such Issuing Bank under this Section 2.18(a), which statement shall be final and conclusive and binding upon all parties hereto absent manifest error.
(b)    Capital Adequacy or Liquidity Adjustment. In the event that any Lender or any Issuing Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the adoption, effectiveness, phasein or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity, or any change therein or in the interpretation or administration thereof by any Governmental

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Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Issuing Bank (or its applicable lending office) or any company Controlling such Lender or such Issuing Bank with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case, after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender’s or such Issuing Bank or any company Controlling such Lender or such Issuing Bank as a consequence of, or with reference to, such Lender or such Issuing Bank’s Loans or Commitments or other obligations hereunder with respect to the Loans, or participations in or issuance of Letters of Credit by such Lender or such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Controlling company could have achieved but for such adoption, effectiveness, phasein, applicability, change or compliance (taking into consideration the policies of such Lender or such Issuing Bank or such Controlling company with regard to capital adequacy and liquidity), then from time to time, within fifteen (15) days after receipt by Borrower Representative from such Lender or such Issuing Bank of the statement referred to in the next sentence, Borrowers shall pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Controlling company for such reduction; provided, that no Credit Party shall be required to compensate any Lender or any Issuing Bank pursuant to this Section 2.18(b) in respect of any reduction of return or other triggering event under this Section 2.18(b) that occurred more than 180 days prior to the date that Borrower Representative receives such statement from such Lender or such Issuing Bank; provided, further, that if the circumstances giving rise to such reduction of return or other triggering event are retroactive, then the 180day period referred to above shall be extended to include the period of retroactive effect. Such Lender or such Issuing Bank shall deliver to Borrower Representative (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, subsections (a) and (b) of this Section 2.18 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States or foreign regulatory authority (i) under or in connection with the implementation of the DoddFrank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto).
(c)    Limitations. If a Lender or Issuing Bank becomes entitled to claim any additional amounts pursuant to this Section 2.18 or it anticipates that the adoption, effectiveness, phasein or applicability after the Closing Date of any law, treaty, governmental rule, determination, guideline, order or regulation will result in a claim by it under this Section 2.18, it shall use reasonable efforts to promptly notify the Borrower Representative thereof; provided, however, that any failure or delay by any Lender or any Issuing Bank in providing such notification shall not affect such Lender or such Issuing Bank’s right to receive any additional amounts pursuant to this Section 2.18 (except as expressly set forth in this Section 2.18).
s.Taxes; Withholding, Etc.

(ac)Payments to Be Free and Clear. All sums payable by any Credit Party (the term Credit Party under Section 2.19 being deemed to include any Subsidiary for whose account a Letter of

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Credit is issued) hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.
(ad)Withholding of Taxes. If any applicable law requires deduction or withholding on account of any Tax from any sum paid or payable by any Withholding Agent under any of the Credit Documents: (i) such Withholding Agent shall notify the applicable Recipient of any such requirement or any change in any such requirement promptly upon becoming aware of it; (ii) such Withholding Agent shall pay any Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) if such Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, such Withholding Agent shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.
(ae)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Credit Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).
(af)Status of Lenders.
(26)Any Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of such documentation prescribed by applicable law, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made, or to otherwise enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in this Section 2.19(c)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution

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or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(27)Each Lender (and, to the extent applicable, its beneficiary owner) that is not a U.S. Person for U.S. federal income tax purposes (a “NonU.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to Administrative Agent for transmission to Borrower Representative, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower Representative or Administrative Agent (each in the reasonable exercise of its discretion), (i) two copies of Internal Revenue Service Form W8BEN, or W-8BEN-E, W8IMY or W8ECI (or any successor forms), properly completed and duly executed by such Lender, and, in each case, such other documentation required under the Internal Revenue Code and reasonably requested by Borrower Representative to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W8ECI pursuant to clause (i) above, an applicable Certificate Regarding NonBank Status together with two original copies of Internal Revenue Service Form W8BEN or Form W-8BEN-E, as applicable (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower Representative to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender under any of the Credit Documents. Each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Borrower Representative on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of Internal Revenue Service Form W9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower Representative two new copies of Internal Revenue Service Form W8BEN or W-8BEN-E, W8IMY or W8ECI, W9 or an applicable Certificate Regarding NonBank Status and two original copies of Internal Revenue Service Form W8BEN or Form W-8BEN-E, as applicable (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower Representative to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents and shall deliver such forms within a reasonable time after written receipt thereof from Borrower Representative or Administrative Agent.
Each Lender shall deliver to the Borrower Representative and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower Representative or Administrative Agent as may be necessary for the Borrower

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Representative and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ag)Tax Refunds. If any Lender or Administrative Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by any Credit Party pursuant to this Section 2.19, it shall promptly remit the portion of such refund to such Credit Party that it determines in its sole discretion will leave it in no better or worse aftertax financial position (taking into account all outofpocket expenses of the Lender or Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority which specifically relates to such refund)) than it would have been in if the Indemnified Taxes giving rise to such refund had never been imposed in the first instance; provided, that the relevant Credit Party agrees to promptly return such refund to the Lender or Administrative Agent, as the case may be, in the event such party is required to repay such refund to the relevant taxing authority (including any interest and penalties). Nothing herein contained shall interfere with the right of a Lender or Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Administrative Agent to claim any tax refund or make available its tax returns or other confidential information or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(ah)Payment of Other Taxes by the Borrower. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(ai)The term “Lender” shall, for purposes of this Section 2.19 and the definition of “Indemnified Taxes”, be deemed to include any Issuing Bank and any Swing Line Lender.
t.Obligation to Mitigate
. Each Lender agrees that, as promptly as practicable after the officer of such Lender or such Issuing Bank responsible for administering its Loans or Letters of Credit, as applicable, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender or such Issuing Bank to become an Affected Lender or that would entitle such Lender or such Issuing Bank to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender or such Issuing Bank and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or such Issuing Bank, or (b) take such other measures as such Lender or such Issuing Bank may deem reasonable, if as a result thereof the circumstances which would cause such Lender or such Issuing Bank to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or such Issuing Bank pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender or such Issuing Bank in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests of such Lender or such Issuing Bank; provided, such Lender or such Issuing Bank will not be obligated to utilize such other office pursuant to this Section 2.20 unless Borrowers agree to pay all incremental expenses incurred by such Lender or such Issuing Bank as a result of utilizing such other office as described above. A certificate as

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to the amount of any such expenses payable by Borrowers pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or such Issuing Bank to Borrower Representative (with a copy to Administrative Agent) shall be final and conclusive absent manifest error.
u.Defaulting Lenders
.
(aj)Notwithstanding anything contained herein to the contrary, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(28)such Defaulting Lender shall be deemed not to be a “Lender” for purposes of its right to approve or disapprove any amendment, modification, supplement, waiver or consent with respect to any of the Credit Documents;
(29)any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.04 or otherwise, shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or Swing Line Lender hereunder; third, if so determined by Administrative Agent or requested by the Issuing Banks or Swing Line Lender, to be held as Cash Collateral for the Fronting Exposure of the Issuing Bank(s) or the Swing Line Lender, as applicable; fourth, as the Borrower Representative may request (so long as no Default or Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and the Borrower Representative, to be held in a noninterest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all NonDefaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant

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to this Section 2.21(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(30)(x) such Defaulting Lender’s Commitment and outstanding Loans shall be excluded for purposes of calculating the commitment fee payable pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any such commitment fee that otherwise would have been required to have been paid to that Defaulting Lender and (y) such Defaulting Lender shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h); and
(31)for purposes of computing the amount of the obligation of each NonDefaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each NonDefaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Participating Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each NonDefaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Participating Revolving Credit Commitment of that NonDefaulting Lender minus (2) the sum of (A) the aggregate Outstanding Amount of the Loans of that NonDefaulting Lender under such Participating Revolving Credit Commitments plus (B) such NonDefaulting Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations and Swing Line Obligations at such time.
(ak)Defaulting Lender Cure. If the Borrower Representative, Administrative Agent, Swing Line Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.21(a)(v)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(al)The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which the Credit Parties, Administrative Agent and the Lenders may have against such Defaulting Lender.
v.Removal or Replacement of a Lender
. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender shall give notice to Borrower Representative that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17 (other than clauses (c), (d) and (e) thereof), 2.18 or 2.19 (such Lender, an “IncreasedCost Lender”), (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii)

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such Lender shall fail to withdraw such notice within five (5) Business Days after Borrower Representative’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Borrower Representative’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Sections 10.05(b) or 10.05(c), the consent of Requisite Lenders (or, in the case of any proposed amendment, modification, termination waiver or consent involving all of a directly and adversely affected Class of Lenders, the Requisite Class Lenders of such affected Class) shall have been obtained but the consent of one or more of such other Lenders (each a “NonConsenting Lender”) whose consent is required shall not have been obtained; then, in any case, with respect to each such IncreasedCost Lender, Defaulting Lender or NonConsenting Lender (the “Terminated Lender”), Borrower Representative may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments (in respect of any applicable Facility only in the case of clause (a) or, with respect to a vote of directly and adversely affected Lenders (the “Affected Class”), clause (c)), if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.06 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Borrowers or the Replacement Lender shall pay to the Terminated Lender or such Issuing Bank in immediately available funds an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all assigned Loans or L/C Obligations of such Terminated Lender or such Issuing Bank and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.10(f), 2.18 and/or 2.19, but excluding any Repricing Premium (other than, with respect to any Lender that is replaced under clause (c) above, if the amendment, modification, termination, waiver or consent to which such Lender failed to consent had, would have had, or would have the effect of triggering a Repricing Transaction, in which case the Repricing Premium shall be included); (3) in the event such Terminated Lender is a NonConsenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a NonConsenting Lender; (4) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a backup standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit; (5) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction; (6) to the extent required for an assignment to an Eligible Assignee, the Borrower Representative shall have received the prior written consent of Administrative Agent (and, if a Revolving Commitment is being assigned, of the Swing Line Lender and the Issuing Banks), which consent(s) shall not unreasonably be withheld, delayed or conditioned; (7) in the case of any such assignment resulting from a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter and (8) the Lender that acts as Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.06. Upon the payment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower Representative exercises its option hereunder to cause an assignment by such Lender as a

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Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06; it being understood that such Lender being replaced pursuant to this Section 2.22 shall (1) execute and deliver an Assignment Agreement with respect to all, or a portion as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (2) deliver any Notes evidencing such Loans to the Borrowers or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment Agreement or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment may be recorded in the Register and the Notes shall be deemed to be canceled upon such failure. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a NonConsenting Lender or other Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06. Notwithstanding anything herein or in any other Credit Document to the contrary, (i) no restriction on prepayment shall affect the rights of the Borrowers under this Section 2.22 and (ii) a Lender shall not be required to make any such assignment or delegation pursuant to this Section 2.22 if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
w.Appointment of Borrower Representative
. Each Credit Party hereby irrevocably designates and appoints the Initial Borrower as Borrower Representative, to serve as its representative and agent hereunder to act on its behalf for the purposes of issuing Notices and certificates, giving instructions with respect to the disbursement of the proceeds of the Loans selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Credit Documents and taking all other actions (including in respect of compliance with covenants and amendments to the Credit Documents) on behalf of any Credit Party or Credit Parties under the Credit Documents, in each case, without notice to any Borrower or any other Credit Party. The Initial Borrower hereby accepts such appointment as Borrower Representative. Each Agent, each Lender and each Issuing Bank may regard any notice or other communication pursuant to any Credit Document from Borrower Representative as a notice or communication from all Credit Parties, and may give any notice or communication required or permitted to be given to any Credit Party or Credit Parties hereunder to Borrower Representative on behalf of such Credit Party or Credit Parties. Each Credit Party agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.
x.Incremental Credit Extension
.
(am)Incremental Commitments. The Borrower Representative may, on behalf of any Borrower, at any time or from time to time after the Closing Date, by notice to Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Commitments (a “Revolving Commitment Increase” and, collectively with

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any Incremental Term Commitments, the “Incremental Commitments”), in an aggregate principal amount not to exceed the sum of (A) the greater of (1) $63,000,000 and (2) 100% of Consolidated Adjusted EBITDA for the most recently completed Test Period (calculated on a Pro Forma Basis) minus any amounts previously utilized in reliance on this Fixed Incremental Amount (and not redesignated) and the amount of Incremental Equivalent Debt incurred in lieu thereof (and not redesignated) (the “Fixed Incremental Amount”) plus (B) an unlimited amount (the “Incremental Incurrence-Based Amount”), so long as on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Loans (assuming the full amount of any such Indebtedness in the form of a revolving credit facility is drawn) (without netting the cash proceeds of any borrowing under any such Incremental Term Loans or Revolving Commitment Increase not promptly applied for the specified transaction in connection with such incurrence upon receipt thereof in calculation thereof), the Total Net Leverage Ratio does not exceed 4.25:1.00 as of the last day of the most recently completed Test Period (calculated on a Pro Forma Basis) (this clause (B), the “Incremental Ratio Debt Basket”), plus (C) any voluntary prepayments and buybacks (limited to the actual amount of cash paid) of the Initial Term Loans and the Incremental Term Loans and voluntary prepayments of the Revolving Loans (to the extent accompanied by permanent commitment reductions thereto), payments utilizing the yank-a-bank provisions of the Credit Documents, in each case prior to such time other than any such voluntary prepayments (and commitment reductions), and buybacks to the extent financed with the proceeds of long term Indebtedness (other than any revolving Indebtedness) or any Specified Equity Contribution (this clause (C), the “Prepayment Amount”) (the sum of (A), (B), and (C) being referred to herein as the “Incremental Cap”), whereupon Administrative Agent shall promptly deliver a copy of such request to each of the Lenders; provided For purposes of the foregoing, (I) the Borrower Representative may elect to use the Incremental Incurrence-Based Amount prior to the Fixed Incremental Amount and the Prepayment Amount, and if the Fixed Incremental Amount and/or the Prepayment Amount, on the one hand, and the Incremental Incurrence-Based Amount, on the other hand, are each available and the Borrower Representative does not make an election, the Borrower Representative will be deemed to have elected to use the Incremental Incurrence-Based Amount first and (II) the Incremental Incurrence-Based Amount will be calculated without regard to any incurrence of Indebtedness under the Fixed Incremental Amount and/or Prepayment Amount concurrently with the incurrence of any amounts in reliance on the Incremental Incurrence-Based Amount; provided, further that any portion of Incremental Credit Facilities incurred other than under the Incremental Incurrence-Based Amount may be re-designated at any time, as the Borrower Representative may elect from time to time, as incurred under the Incremental Incurrence-Based Amount if the Borrowers meet the applicable ratio under the Incremental Incurrence-Based Amount at such time on a pro forma basis, at any time subsequent to the incurrence of such Incremental Credit Facility by written notice to the Administrative Agent on such date. (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur Indebtedness under the Fixed Incremental Amount and/or the Prepayment Amount, as applicable, as of the date of such redesignation by the amount of such Indebtedness so redesignated).
(an)Incremental Loans. On the applicable effective date (each, an “Incremental Facility Closing Date”) specified in any Incremental Amendment (including through any Term Loan Increase or Revolving Commitment Increase, as applicable), subject to the satisfaction of the terms and conditions in this Section 2.24 and in the applicable Incremental Amendment, (i) (A) each Incremental Term Lender of such Class shall make a Loan to the Borrower(s) (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (B) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto and (ii) (A) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrowers (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental

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Term Loan, an “Incremental Loan”) in an amount equal to its Revolving Commitment Increase of such Class and (B) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Revolving Commitment Increase of such Class and the Incremental Revolving Loans of such Class made pursuant thereto.
(ao)Incremental Loan Request. Each Incremental Loan Request from the Borrower Representative pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increase. Incremental Term Loans may be made, and Revolving Commitment Increase may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower Representative have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Credit Lender” or “Incremental Term Lender”, as applicable, and, collectively, the “Incremental Lenders”); provided that (i) Administrative Agent, the Swing Line Lender and each Issuing Bank shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increase, to the extent such consent, if any, would be required under Section 10.06(c) for an assignment of Term Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.06(i) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide any Revolving Commitment Increase.
(ap)Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the Incremental Facility Closing Date (which shall be no earlier than the date of such Incremental Amendment) specified therein of each of the following conditions, together with any other conditions set forth in the Incremental Amendment:
(a)after giving effect to such Incremental Commitments, the conditions of Section 3.03 shall be satisfied (it being understood that all references to “as of such Credit Date” or similar language in such Section 3.03 shall be deemed to refer to the Incremental Facility Closing Date); provided that, if the proceeds of such Incremental Commitment are used to finance a Limited Condition Transaction, (x) the references in Section 3.03(a)(ii) to the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would constitute customary “specified representations” of the Credit Parties (after giving effect to the Limited Condition Transaction) and (y) the references in Section 3.03(a)(iii) to any Default or Event of Default shall only refer to no Event of Default at the time that the definitive transaction agreement for such Limited Condition Transaction is entered into and, on the date of the incurrence thereof, both immediately before and immediately after giving effect thereto, no Specified Event of Default shall have occurred and be continuing or would result therefrom;
(b)each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the Incremental Cap and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than

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$5,000,000 if such amount represents all remaining availability under the Incremental Cap;
(c)to the extent reasonably requested by Administrative Agent, receipt by Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by Administrative Agent in order to ensure that such Incremental Lenders are provided with the benefit of the applicable Credit Documents.
(aq)Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Revolving Commitment Increases, as the case may be, of any Class shall be (A) as agreed between the Borrower Representative and the applicable Incremental Lenders providing such Incremental Commitments and (B) to the extent not consistent with the Term Loans or Revolving Commitments, as applicable, each existing on the Incremental Facility Closing Date, consistent with clauses (i) through (iii) below, as applicable, and otherwise (a) if materially more favorable (taken as a whole) to the Incremental Lenders , conformed (or added) in the Credit Documents pursuant to the related Incremental Amendment, (x) in the case of any Class of Incremental Term Loans and Incremental Term Commitments, for the benefit of the Term Lenders in respect of the Class being increased and (y) in the case of any Class of Incremental Revolving Loans and Revolving Commitment Increase, for the benefit of the Revolving Credit Lenders, (b) applicable only to periods after the Latest Maturity Date as of the Incremental Facility Closing Date or (c) reasonably satisfactory to Administrative Agent; provided that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation (other than the Incremental Amendment evidencing such increase) of such Term Loan Increase or Revolving Commitment Increase shall be identical (other than with respect to upfront fees, OID or similar fees) to the applicable Class of Term Loans or Revolving Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:
(d)the Incremental Term Loans:
1.(I) shall rank pari passu or junior in right of payment with the Obligations under the Initial Term Loans and Revolving Loans and (II) shall be unsecured or secured by the Collateral and shall rank pari passu or junior in right of security with the Obligations under the Initial Term Loans and Revolving Loans,
2.as of the Incremental Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Initial Term Loans or any Extended Term Loans as to which the Initial Term Loans were the Existing Term Loan Tranche (or earlier than 91 days after the Maturity Date of such Initial Term Loans or Extended Term Loans in the case of any Incremental Term Loans that are unsecured or junior in right of payment or security to such Initial Term Loans or Extended Term Loans) ; provided that the requirements set forth in this clause (i)(B) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as such customary bridge

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facility by its terms will automatically be converted into, or exchanged for long-term Indebtedness that satisfies the requirements set forth in this clause (i)(B);
3.as of the Incremental Facility Closing Date, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that the requirements set forth in this clause (i)(C) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as such customary bridge by its terms will automatically be converted into, or exchanged for long-term Indebtedness that satisfies the requirements set forth in this clause (i)(C);
4.shall have an Applicable Margin, and subject to clauses (e)(i)(B) and (e)(i)(C) above, amortization determined by the Borrower Representative and the applicable Incremental Term Lenders; provided the Applicable Margin and amortization for a Term Loan Increase shall be the Applicable Margin and amortization for the Class being increased (subject to Section 2.11(a)(ii)),
5.shall have fees determined by the Borrower Representative and the applicable Incremental Term Loan arranger(s),
6.shall not be guaranteed by any Person that is not otherwise a Guarantor or be secured by any assets not constituting Collateral, and
7.in the case of (x) any Incremental Term Loans that are secured on a pari passu with the Term Facilities, shall share ratably in any voluntary or mandatory prepayments pursuant to Sections 2.12 and 2.13 unless the Lenders providing such Incremental Term Commitments elect a lesser share of such prepayments and (y) any Incremental Term Loans that are secured on a junior basis to the Term Facilities, or are unsecured, shall share on a less than pro rata basis in any voluntary or mandatory prepayments pursuant to Section 2.12 and 2.13;
(e)the Revolving Commitment Increase and Incremental Revolving Loans:
1.will be subject to terms (including maturity date and interest rates but excluding upfront fees and other similar amounts) identical to those applicable to the Revolving Credit Commitments being increased,
1.shall be included as additional Participating Revolving Credit Commitments under the Incremental Amendment, and on the Incremental Facility Closing Date all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Participating Revolving Credit Lenders in accordance with their percentage of the Participating Revolving Credit Commitments existing after giving effect to such Incremental Amendment (it being understood that the Swing Line Lender or the Issuing Banks may, in their sole discretion and with the consent of Administrative Agent (not to be unreasonably withheld or delayed), agree in the applicable Incremental Amendment to increase the Swing Line Sublimit or the Letter of Credit Sublimit

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so long as such increase does not exceed the amount of the additional Participating Revolving Credit Commitments),
2.(1) shall have upfront fees and/or other similar fees (other than unutilized commitment fees) payable to each Incremental Revolving Credit Lender in respect of each Revolving Commitment Increase separately agreed to by the Borrower Representative and each such Incremental Revolving Credit Lender providing such Revolving Commitment Increase and (2) the Revolving Loans incurred pursuant to any Revolving Commitment Increase shall have the same Applicable Margin and unutilized commitment fee as the Facility to which such Revolving Loans are being added.
(f)the Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower Representative and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Loans under Incremental Term Commitments that are pari passu in right of payment and security with the Initial Term Loans, the Yield applicable to such Incremental Term Loans shall not be greater than the applicable Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Initial Term Loans plus 50 basis points per annum unless the Yield with respect to the Initial Term Loans is increased so as to cause the then applicable Yield under this Agreement on the Initial Term Loans to equal the Yield then applicable to the Incremental Term Loans minus 50 basis points.
(ar)Incremental Amendment. Incremental Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrowers, each Incremental Lender providing such Incremental Commitments, Administrative Agent and, for purposes of any increase to the Swing Line Sublimit or Letter of Credit Sublimit pursuant to Section 2.24(e)(ii)(C), the Swing Line Lender and each Issuing Bank, as applicable. The Incremental Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and the Borrower Representative, to effect the provisions of this Section 2.24, including amendments as deemed necessary by Administrative Agent in its reasonable judgment to address technical issues relating to funding and payments.
(as)Reallocation of Revolving Exposure. Upon any Incremental Facility Closing Date on which a Revolving Commitment Increase is effected pursuant to this Section 2.24, (a) each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Revolving Commitment Increase to the Revolving Commitments, (b) there shall be an automatic adjustment to the participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Credit Lender so that each such Revolving Credit Lender shares ratably in such participations in accordance with their Pro Rata Share or other allocable share provided in this Agreement (after giving effect to the establishment of each Revolving Credit Increase, (c) each Revolving Commitment Increase shall be deemed for all purposes a Revolving Commitment and each Loan made

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thereunder shall be deemed, for all purposes, a Revolving Loan and (d) each Incremental Revolving Credit Lender shall become a Lender with respect to the Revolving Commitment Increase and all matters relating thereto. Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.12(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(at)Incremental Equivalent Debt. Borrowers may, upon notice to Administrative Agent by the Borrower Representative, at any time or from time to time after the Closing Date, issue, incur or otherwise obtain Indebtedness of the Borrowers (and any Permitted Refinancing thereof) not to exceed the Incremental Cap, in respect of one or more series of loans or notes issued in a public offering, Rule 144A or other private placement, in each case, that rank pari passu or junior in right of payment and security with the Obligations or are unsecured and that are issued or made in lieu of Revolving Commitment Increases and/or Incremental Term Commitments (the “Incremental Equivalent Debt”); provided that (i) such Incremental Equivalent Debt shall not be subject to any Guaranty by any Person other than a Credit Party, (ii) the obligations in respect thereof shall not be secured by any Lien on any asset of the Initial Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (iv) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence; provided that, if the proceeds of such Incremental Equivalent Debt are used to finance a Limited Condition Transaction, such condition shall only refer to no Event of Default at the time the definitive transaction agreement for such Limited Condition Transaction is entered into and, on the date of incurrence thereof, both immediately before and after giving effect thereto, no Specified Event of Default shall have occurred and be continuing or would result therefrom, (v) the security agreements and other collateral documents relating to such Incremental Equivalent Debt shall be substantially similar to the Collateral Documents (with such differences as are reasonably satisfactory to Administrative Agent), (vi) such Incremental Equivalent Debt shall be subject to an Acceptable Intercreditor Agreement, (vii) such Incremental Equivalent Debt (other than a customary bridge loan intended to be converted into, exchanged for or refinanced with long-term Indebtedness the maturity date of which provides for an automatic extension of the maturity date thereof to a date that is no earlier than the Latest Maturity Date) shall have a final maturity date which is no earlier than the Latest Maturity Date and a Weighted Average Life to Maturity which is equal to or greater than the Weighted Average Life to Maturity of the Initial Term Loans (or earlier than the 91st day after the Maturity Date for junior lien or unsecured Incremental Equivalent Debt), (viii) such Incremental Equivalent Debt that is unsecured or junior in right of security to the liens securing the Initial Term Loans shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied on a pro rata or a less than pro rata basis than the Term Loans and except with respect to customary offers to repurchase and prepayment events upon a Change of Control, asset sale or event of loss and a customary acceleration right after an event of default), (ix) any Incremental Equivalent Debt secured by the Collateral on a pari passu basis with the Initial Term Loans and Revolving Loans may participate (on not more than a pro rata basis) in any mandatory prepayments of the Term Facilities, (x) the provisions set forth in Section 2.24(e)(iii) shall apply to any Incremental Equivalent Debt in the form of term loans and (y) rank pari passu in right of payment and security with the Obligations under Term Loans as if such Incremental Equivalent Debt were a Class of Incremental Term Loans that is pari passu in right of payment and security with the Initial Term Loans and (z) except as otherwise set forth in this clause (h), such Incremental Equivalent Debt shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as determined by the Borrower Representative in good faith) to the holders providing such Incremental Equivalent Debt, than those applicable to the Initial Term Loans (except for covenants or other provisions (a) if more favorable to the holders providing such Incremental Equivalent Debt, conformed (or added) in the Credit Documents, for the benefit of the Lenders holding

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Initial Term Loans, pursuant to an amendment thereto subject solely to the reasonable satisfaction of Administrative Agent or (b) applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Incremental Equivalent Debt).
(au)The Incremental Term Loans made under each Term Loan Increase shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Section 2.02 and on the date of the making of such Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.01, such Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the applicable Class of Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans of such Class.
This Section 2.24 shall supersede any provisions in Section 2.16 or 10.05 to the contrary.
y.Refinancing Amendment
.
(1)On one or more occasions after the Closing Date, the Borrowers may obtain, from any Lender or any Additional Lender (provided that no Affiliated Lender may provide Refinancing Revolving Credit Commitments), Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Loans incurred under this Agreement pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.25 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) Refinancing Revolving Credit Commitment, shall be included as additional Participating Revolving Credit Commitments under the Refinancing Amendment, subject to the consent of the Swing Line Lender and each Issuing Bank, and on the Refinancing Facility Closing Date all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Participating Revolving Credit Lenders in accordance with their percentage of the Participating Revolving Credit Commitments existing after giving effect to such Refinancing Amendment, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Loans. No Lender shall be obligated to provide any Credit Agreement Refinancing Indebtedness. Any Affiliated Lender providing Refinancing Term Commitments and Refinancing Term Loans shall be subject to the same restrictions set forth in Section 10.06(i) as they would otherwise be subject to with respect to any purchased by or assignment to such Affiliated Lender of Initial Term Loans.

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(2)Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.25(a) shall be in an aggregate principal amount that is (x) not less than $1,000,000 and (y) an integral multiple of $500,000 in excess thereof.
(3)Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(4)This Section 2.25 shall supersede any provisions in Section 2.16 or 10.05 to the contrary.
z.Extension of Term Loans; Extension of Revolving Loans and Revolving Commitments
.
(a)Extension of Term Loans. The Borrower Representative may at any time and from time to time request that all or a portion of the Term Loans of a given Class (an “Existing Term Loan Tranche”) be converted or exchanged to extend the scheduled Maturity Date(s) with respect to the Term Loans of such Existing Term Loan Tranche (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.26. In order to establish any Extended Term Loans, the Borrower Representative shall provide written notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Term Loans and Refinancing Term Loans hereunder which have more than five (5) different Maturity Dates; (ii) the Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower Representative and the Lenders thereof; provided, that no Extended Term Loans may be optionally prepaid prior to the Maturity Date of the Initial Term Loans, unless such optional prepayment is

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accompanied by a pro rata optional prepayment of the Initial Term Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date of the Existing Term Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (if such Lenders agree to participate on a less than pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis )(if such Lenders agree to participate on a less than pro rata basis), in any mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for a Term Loan Extension Series of Extended Term Loans proposed to be incurred under this Section 2.26 shall be in an aggregate principal amount that is not less than $10,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount).
(b)Extension of Revolving Commitments. The Borrower Representative may at any time and from time to time request that all or a portion of the Revolving Commitments of a given Class (each, an “Existing Revolver Tranche”) be converted or exchanged to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so extended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.26. In order to establish any Extended Revolving Credit Commitments, the Borrower Representative shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Revolving Credit Commitments and Refinancing Revolving Credit Commitments hereunder which have more than five (5) different Maturity Dates; (ii) the Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Yield for extensions of credit under the Revolving Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the

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Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the nonextending Revolving Commitments); provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Commitments hereunder and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each request for a Revolver Extension Series of Extended Revolving Credit Commitments proposed to be incurred under this Section 2.26 shall be in an aggregate principal amount that is not less than $5,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount).
(c)Extension Request. The Borrower Representative shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.26. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Commitments, as applicable, on a pro rata basis (subject to rounding by Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Commitments, as applicable, included in each such Extension Election.

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(d)Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrowers, Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.26(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the extent reasonably requested by Administrative Agent, receipt by Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Credit Documents. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and the Borrower Representative, to effect the provisions of this Section 2.26, and the Requisite Lenders hereby expressly authorize Administrative Agent to enter into any such Extension Amendment.
(e)No conversion or exchange of Loans pursuant to any Extension in accordance with this Section 2.26 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(f)This Section 2.26 shall supersede any provisions in Section 2.16 or 10.05 to the contrary; provided that no such amendment shall require any Lender to provide any Extension without such Lender’s consent.
aa.Inability to Determine Interest Rates
.
(5)If, prior to the commencement of any Interest Period for any LIBOR Rate Borrowing
(32)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, provided that no Benchmark Transition Event or Early Opt-In Election shall have occurred at such time or for such Interest Period, or

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(33)the Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Revolving Loans or to continue or convert outstanding Loans as or into LIBOR Rate Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any LIBOR Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow, continue or convert to a LIBOR Rate Borrowing on such date, then such Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

(a)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.
(c)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in

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Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.27, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.27.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Rate Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 10.Conditions Precedent
a.Conditions to Initial Credit Extension
. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent on or before the Closing Date:
(g)Credit Documents. There shall have been delivered to Administrative Agent (i) from the Borrowers and each other Credit Party, an executed counterpart of this Agreement and each Credit Document to which each is a party to be entered into on the Closing Date and (ii) from PRTH an executed counterpart of the PRTH Pledge Agreement.

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(h)Notes. Administrative Agent shall have received a Note or Notes duly executed by the Borrowers in favor of each Lender requesting the same at least two (2) Business Days prior to the Closing Date.
(i)Corporate Documents. Administrative Agent shall have received:
(34)a certificate of the secretary or assistant secretary on behalf of PRTH and each Credit Party dated the Closing Date, certifying (A) that attached thereto is a satisfactory copy of each Organizational Document of PRTH and each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official of the state of its organization; (B) as to the signature and incumbency of the officers of such Person executing any Credit Document or any other document or instrument delivered in connection therewith on behalf of PRTH or such Credit Party (together with a certification by another officer or authorized Person as to the signature and incumbency of the Person executing the certificate in this clause (d)(i)); (C) that attached thereto is a true and complete copy of resolutions of the board of directors or similar governing body of PRTH and each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which PRTH and such Credit Party is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification, rescission or amendment; and (D) a good standing certificate (or certificate of similar effect or purpose) from the applicable Governmental Authority of PRTH's and each Credit Party’s jurisdiction of incorporation, organization or formation; and
(35)a “bring down” good standing certificate dated as of the Closing Date, as reasonably required by Administrative Agent.

(j)Collateral. In order to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid, perfected First Priority security interest in the Collateral, Collateral Agent shall have received a duly executed copy of each Collateral Document required to be executed on the Closing Date, duly executed by PRTH and each Credit Party, in each case, party thereto, together with evidence satisfactory to Collateral Agent of the compliance by PRTH and each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents to be complied with on or prior to the Closing Date that Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby (subject to no Lien other than Permitted Liens), including their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper (including, for the avoidance of doubt, certificates evidencing Capital Stock required to be pledged pursuant to the applicable Collateral Documents, in each case, accompanied by undated stock powers executed in blank and instruments, if any, evidencing the pledged Indebtedness endorsed in blank) and receipt of duly executed payoff and related documentation;
(k)Collateral Questionnaire. The Collateral Agent shall have received a completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of PRTH and each Credit Party, together with all attachments contemplated thereby, including (i) the results of recent and customary UCC searches, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches listing all effective lien notices or comparable documents with respect to PRTH and each Credit Party and that are filed in the state and county jurisdictions in which PRTH and any Credit Party is organized or maintains its principal place of business and such other searches as are customary and reasonable, by a Person

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satisfactory to Collateral Agent, made with respect to PRTH and each Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings, Liens or other items disclosed by such search, and (ii) UCC termination statements (or similar documents) duly executed (if applicable) or authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens).
(l)Financial Statements. Lenders shall have received from Borrower Representative (i) the Historical Financial Statements and (ii) pro forma consolidated balance sheets and related pro forma consolidated statements of income of the Initial Borrower and its Restricted Subsidiaries as of the last day of the most recently completed fourFiscal Quarter period ended at least 45 days before the Closing Date, and reflecting the consummation of the transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance reasonably satisfactory to Administrative Agent.
(m)Opinions of Counsel to Credit Parties. Administrative Agent shall have received, on behalf of itself, Collateral Agent, the Swing Line Lender, the Issuing Bank and the Lenders, a customary opinion of Schulte Roth & Zabel LLP, special New York counsel to PRTH and the Credit Parties and Maynard Cooper & Gale, special Georgia counsel for the Credit Parties, in each case, dated as of the Closing Date and addressed to each Agent, the Swing Line Lender, the Issuing Bank and each Lender, in form and substance reasonably satisfactory to Administrative Agent and covering matters concerning PRTH and Credit Parties and the Credit Documents as Administrative Agent may reasonably request (and as PRTH and each Credit Party hereby instructs such counsel to deliver such opinions to Agent and Lenders).
(n)Fees. The Lead Arranger, the Lenders and Administrative Agent shall have received all fees and other amounts due and payable to them on or prior to the Closing Date, including pursuant to the Fee Letter and, to the extent invoiced, reimbursement or payment of all reasonable and documented outofpocket fees and expenses (including the reasonable and documented legal fees and expenses of White & Case LLP, counsel to Administrative Agent and Collateral Agent) required to be reimbursed or paid by the Borrowers under this Agreement; provided that an invoice for all such reimbursed fees and expenses shall be received by the Borrower Representative at least two (2) Business Days prior to the Closing Date.
(o)Solvency Certificate. Administrative Agent shall have received a Solvency Certificate in the form of Exhibit G2 dated as of the Closing Date and signed by an Authorized Officer of the Initial Borrower.
(p)Closing Date Certificate. PRTH and each Credit Party shall have delivered to Administrative Agent an originally executed Closing Date Certificate in the form of Exhibit G-1 dated the Closing Date and signed by PRTH or such Credit Party, as applicable, and in form, scope and substance reasonably satisfactory to Administrative Agent, together with all attachments thereto.
(q)PATRIOT Act. The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, (i) all documentation and other information concerning the Initial Borrower and the Guarantors as has been reasonably requested at least ten (10) Business Days prior to the Closing Date that it reasonably determines is required by regulatory authorities under the applicable “know your customer” and anti-money laundering rules and

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regulations, including the PATRIOT Act and (ii) a customary “beneficial ownership” certification in relation to the Borrowers, to the extent requested by Administrative Agent.
(r)Closing Date Preferred Stock. The funding of the Closing Date Preferred Stock shall have been consummated, or shall be consummated substantially simultaneously with the borrowing of the Initial Term Loans, on terms no less favorable to PRTH than the terms and conditions set forth in that that certain Preferred Stock Commitment Letter (including the exhibits, schedules and annexes thereto), dated as of March 5, 2021, among PRTH, Ares Capital Management LLC and Ares Alternative Credit Management LLC, as managers of certain funds and accounts.
(s)Closing Date Refinancing. Prior to or substantially concurrently with the initial borrowing on the Closing Date, the Closing Date Refinancing shall have been consummated.
(t)Ratings. The Initial Borrower shall have obtained a corporate credit rating or corporate family rating, as applicable, from S&P and Moody’s.
Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have consented to, approved or accepted or to be satisfied with, each Credit Document and each other document required to be consented to or approved by, acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
b.Conditions to Delayed Draw Funding Date

The obligation of each Lender with Delayed Draw Term Commitments to make Delayed Draw Term Loans on the Delayed Draw Funding Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent on or before the Delayed Draw Funding Date:
(u)Acquisition. The Acquisition shall have been consummated, or substantially simultaneously with the borrowings under the Delayed Draw Term Loan Facility and the issuance of the Acquisition Preferred Stock, shall be consummated, in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers by you thereto that are materially adverse to the Lenders without the prior consent of the Administrative Agent and the Initial Lenders, such consent not to be unreasonably withheld, delayed or conditioned, (it being understood that (i) any reduction in the purchase price of, or consideration for, the Acquisition under the Merger Agreement shall not be deemed materially adverse to the interests of the Lenders so long as any reduction reduces the Delayed Draw Term Loan Facility and the Acquisition Preferred Stock ratably (the “DDTL Transactions”), (ii) any increase in the cash purchase price of, or consideration for, the Acquisition under the Merger Agreement shall not be deemed materially adverse to the interests of the Lenders so long as any such increase is funded solely by an increase in the Equity Contribution and (iii) any amendment to the definition of “Company Material Adverse Effect” in the Merger Agreement shall be deemed to be materially adverse to the interests of the Lenders).
(v)Equity Contribution. The Equity Contribution shall have occurred or substantially simultaneously shall occur as a result of the Merger in accordance with the Merger Agreement.

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(w)Company Material Adverse Effect. No event or events shall have occurred since the date of the Merger Agreement which individually or in the aggregate constitute a Company Material Adverse Effect (as defined in the Merger Agreement).
(x)Required Information. The Administrative Agent shall have received (a)(i) the audited consolidated financial statements of the Group Companies for the fiscal years ended December 31, 2018, and December 31, 2019, together with the reports thereon by the Target’s accountants (in each case, including a consolidated balance sheet and consolidated statements of income, cash flows and stockholders’ equity) and (ii) the audited consolidated financial statements of the Group Companies for each fiscal year thereafter (in each case, including a consolidated balance sheet and consolidated statements of income, cash flows and stockholders’ equity) to the extent and in the form required to be delivered to PRTH prior to the Delayed Draw Funding Date pursuant to Section 5.3(b) of the Merger Agreement and (b)(i) the unaudited consolidated financial statements of the Group Companies for the nine (9) month period ended September 30, 2020 (including a consolidated balance sheet and a consolidated statement of income only) and (ii) the unaudited consolidated financial statements of the Group Companies for each quarterly period thereafter (including a consolidated balance sheet and a consolidated statement of income only) to the extent and in the form required to be delivered to PRTH prior to the Delayed Draw Funding Date pursuant to Section 5.3(b) of the Merger Agreement.
(y)PRTH Information. The Administrative Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of PRTH as of and for the four-quarter period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements are required to be delivered pursuant to clause (d)(b)(ii) above, prepared after giving effect to the DDTL Transactions as if the DDTL Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).
(z)Solvency Certificate Administrative Agent shall have received a Solvency Certificate substantially in the form of Exhibit G2 dated as of the Delayed Draw Funding Date and signed by an Authorized Officer of the Initial Borrower.
(aa)Corporate Documents. Administrative Agent shall have received:
(36)a certificate of the secretary or assistant secretary on behalf of each Credit Party dated the Delayed Draw Funding Date, certifying (A) that attached thereto is a satisfactory copy of each Organizational Document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official of the state of its organization; (B) as to the signature and incumbency of the officers of such Person executing any Credit Document or any other document or instrument delivered in connection therewith on behalf of such Credit Party (together with a certification by another officer or authorized Person as to the signature and incumbency of the Person executing the certificate in this clause (d)(i)); (C) that attached thereto is a true and complete copy of resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement, the other Credit Documents and the Purchase Agreement to which such Credit Party is a party or by which it or its assets may be bound as of the Delayed Draw Funding Date, certified as of the Delayed Draw Funding Date by its secretary or an assistant secretary as being in full force and effect without modification, rescission or amendment; and (D) as to the good standing certificate (or certificate of similar effect or purpose) from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation; and
(37)a “bring down” good standing certificate dated as of the Delayed Draw Funding Date, as reasonably required by Administrative Agent.

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(ab)Representations. The Specified Representations shall be true and correct in all material respects (or, in the case of Specified Representations qualified by materiality, in all respects) and the Specified Merger Agreement Representations (as defined below) shall be true and correct to the extent required by the terms of the definition thereof. For purposes hereof, “Specified Merger Agreement Representations” means such of the representations made by or with respect to the Target and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders (in their capacity as such), but only to the extent that the Borrower Representative (or its affiliates) would, in the event of a breach or inaccuracy of any such representation or warranty, have the right (taking into account any applicable cure provisions) to terminate its or their obligations under the Merger Agreement to consummate the Acquisition (or otherwise decline to consummate the Acquisition) as a result of a breach of such representations in the Merger Agreement.
(ac)Specified Event of Default. No Specified Event of Default shall have occurred and be continuing or immediately result therefrom at the time of, and after giving effect to the making of, such Delayed Draw Term Loans and the Transactions occurring on the Delayed Draw Funding Date.
(ad)Consolidated Total Net Leverage Ratio. After giving effect to the DDTL Transactions, on a Pro Forma Basis (excluding cash proceeds of any borrowings of such Delayed Draw Term Loans), the Consolidated Total Net Leverage Ratio does not exceed 4.25:1.00 as of the last as of the last day of the most recently ended Test Period.
(ae)Fees; Expenses, etc.. All fees required to be paid on the Delayed Draw Funding Date pursuant to the Fee Letter shall, upon the borrowing of the Delayed Draw Term Loans, and, in the case of expenses, to the extent invoiced at least two (2) business days prior to the Delayed Draw Funding Date, have been paid (which amounts may, at the option of Borrower Representative, be offset against the proceeds of the Delayed Draw Term Loans). The Borrowers shall have paid all accrued and unpaid interest on all then outstanding Initial Term Loans.
(af)PATRIOT ACT. The Administrative Agent and the Lead Arranger shall have received at least 3 business days prior to the Delayed Draw Funding Date all documentation and other information theretofore concerning the Target as has been reasonably requested in writing at least 10 calendar days prior to the Delayed Draw Funding Date by the Administrative Agent that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
(ag)Delayed Draw Funding Date Certificate. Each Credit Party shall have delivered to Administrative Agent an originally executed Closing Date Certificate substantially in the form of Exhibit G-3 dated the Delayed Draw Funding Date and signed by an Authorized Officer of the Initial Borrower and in form, scope and substance reasonably satisfactory to Administrative Agent, together with all attachments thereto.
(ah)Acquisition Preferred Stock Substantially concurrently with the making of the Delayed Draw Term Loans on the Delayed Draw Funding Date, the proceeds of the Acquisition Preferred Stock shall have been funded.
(ai)Target Refinancing. The Target Refinancing shall have been consummated, or substantially simultaneously with the borrowing under the Delayed Draw Term Loan Facility, shall be consummated, and the Target and its subsidiaries shall, have no outstanding material Indebtedness other than Indebtedness advanced under the credit facilities provided for herein, Indebtedness permitted to remain outstanding permitted to the terms of the Merger Agreement, Indebtedness permitted under this

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Agreement and other Indebtedness acceptable to the Administrative Agent and the Initial Lenders in their reasonable discretion.
(aj)Lien Searches. The Collateral Agent shall have the results of recent and customary UCC searches, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches listing all effective lien notices or comparable documents with respect to the Target and that are filed in the state and county jurisdiction in which the Target is organized or maintains its principal place of business and such other searches as are customary and reasonable, by a Person satisfactory to Collateral Agent, made with respect to the Target in such jurisdiction, together with copies of all such filings, Liens or other items disclosed by such search.
(ak)Collateral. In order to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid, perfected First Priority security interest in the Collateral (including of the Target), Collateral Agent shall have received a duly executed copy of each Collateral Document required to be executed by the Target, duly executed by the Target, together with evidence satisfactory to Collateral Agent of the compliance by Target of its obligations under the Pledge and Security Agreement and the other Collateral Documents to be complied with on or prior to the Closing Date that Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby (subject to no Lien other than Permitted Liens), including their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper (including, for the avoidance of doubt, certificates evidencing Capital Stock required to be pledged pursuant to the applicable Collateral Documents, in each case, accompanied by undated stock powers executed in blank and instruments, if any, evidencing the pledged Indebtedness endorsed in blank) and receipt of duly executed payoff and related documentation.
(al)Funding Notice. Administrative Agent and, if applicable, the relevant Issuing Bank or the Swing Line Lender shall have received a fully executed Funding Notice, L/C Request and/or Swing Line Loan Notice, as applicable, in accordance with the requirements hereof.
(am)Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, Collateral Agent, the Swing Line Lender, the Issuing Bank and the Lenders, a customary opinion of (x) Schulte Roth & Zabel LLP, special New York counsel to the Credit Parties and (y) local counsel in each jurisdiction of incorporation or formation of Target and its Restricted Subsidiaries, in each case, in form and substance reasonably satisfactory to the Administrative Agent
Notwithstanding anything to the contrary herein or otherwise, to the extent any security interest in any Collateral is not or cannot be perfected on the Delayed Draw Funding Date (other than (i) the pledge and perfection of the security interest in the Capital Stock of the Target and each of its wholly-owned domestic material Restricted Subsidiaries with respect to which a lien may be perfected by the delivery of a stock or equivalent certificate representing such Capital Stock (together with stock powers or similar instruments of transfer endorsed in blank), provided however such physical stock or equivalent certificate with respect to Subsidiaries of the Target may not be received by the Collateral Agent until five (5) Business Days after the Delayed Draw Funding Date and (ii) the pledge and perfection of a security interest in respect of assets pursuant to which a lien may be perfected by the filing of UCC financing statements under the UCC (including, delivery of UCC financing statements in form suitable for filing) or customary filings with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable, after the Borrower Representative’s use of commercially reasonable efforts to do so without undue burden or expense), then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Delayed Draw Term Loans on the Delayed Draw

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Funding Date, but instead shall be required to be delivered after the Delayed Draw Funding Date in accordance with the requirements set forth in Section 5.10 hereof.
c.Conditions to Each Credit Extension

(an)Conditions Precedent. The obligation of each Lender and each Issuing Bank to make any Credit Extension (other than (i) in connection with the Delayed Draw Term Loans which shall be governed by Section 3.02, (ii) in connection with an Incremental Amendment which shall be governed by Section 2.24 and (iii) a Conversion/Continuation Notice requesting only a conversion of Loans to the other Type or a continuation of LIBOR Rate Loans) on any Credit Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:
(a)Administrative Agent and, if applicable, the relevant Issuing Bank or the Swing Line Lender shall have received a fully executed Funding Notice, L/C Request and/or Swing Line Loan Notice, as applicable, in accordance with the requirements hereof;
(b)as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (unless any such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects); and
(c)as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.
(ao)Notices. Each of the delivery of a Notice and the acceptance by any Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers and each other Credit Party that on the date of such Credit Extension (both immediately before and immediately after giving effect to such Credit Extension) the conditions contained in this Section 3.03(a)(ii) through (a)(iii) have been satisfied or waived. Any Notice shall be executed by an Authorized Officer of the Borrower Representative in a writing delivered to Administrative Agent. In lieu of delivering a Notice, the Borrower Representative may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided, each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing or continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to any Credit Party in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of Borrower Representative or for otherwise acting in good faith.
Section 11.Representations and Warranties

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In order to induce the Agents, Lenders and Issuing Bank(s) to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender and Issuing Bank, on the Closing Date and on each Credit Date, that:
a.Organization; Requisite Power and Authority; Qualification
. Each Credit Party and each Restricted Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.01, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
b.Capital Stock and Ownership
. The Capital Stock of the Initial Borrower and all of the Restricted Subsidiaries of the Initial Borrower has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth on Schedule 4.02, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Credit Party is a party requiring, and there is no membership interest or other Capital Stock of any Credit Party outstanding which upon conversion or exchange would require, the issuance by any Credit Party of any additional membership interests or other Capital Stock of any Credit Party or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Credit Party. Schedule 4.02 correctly sets forth (i) the ownership interest of each Credit Party in its respective Subsidiaries and Permitted Joint Ventures as of the Closing Date, (ii) the respective jurisdictions of incorporation or organization of the Initial Borrower and each of the Restricted Subsidiaries, as of the Closing Date, and (iii) the number or percentage of outstanding voting and non-voting shares of Capital Stock, and the holders of such Capital Stock, in the Initial Borrower and each of the Restricted Subsidiaries as of the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights as of the Closing Date. All Capital Stock of the Initial Borrower is owned directly by PRTH.
c.Due Authorization
. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
d.No Conflict
. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Credit Party, (ii) any of the Organizational Documents of any Credit Party, or (iii) any order, judgment or decree of any court or other Governmental Authority binding on any Credit Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any (i) Material Contract to the extent that such breach or default could reasonably be expected to result in termination of such Material Contract or (ii) other Contractual Obligation of any Credit Party except to the extent that such conflict, breach or default of such other Contractual Obligations could not reasonably be expected to

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have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties of any Credit Party (other than any Liens created under any of the Credit Documents); or (d) except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, require any approval of stockholders, members or partners or any approval or consent of any nongovernmental Person under (i) any Material Contract, except to the extent that failure to obtain such approval could not reasonably be expected to result in termination of such Material Contract, and/or (ii) other Contractual Obligation of any Credit Party, except for approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.
e.Governmental Consents
. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (a) as have been obtained or made and are in full force and effect, (b) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date or, to the extent permitted by any Credit Document, after the Closing Date or (c) as could not reasonably be expected to result in a Material Adverse Effect.
f.Binding Obligation
. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
g.Financial Statements
.
(6) The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the absence of footnotes and changes resulting from audit and normal yearend adjustments, in each case other than with respect to any potential requirement to classify PRTH’s warrants outstanding as of the Closing Date (immediately prior to giving effect to the Transactions) as liabilities.
(7)The unaudited pro forma financial statements delivered pursuant to Section 3.01(f) have been prepared based on the Historical Financial Statements and have been prepared in good faith, based on assumptions believed by the Initial Borrower to be reasonable as of the date of delivery thereof and reflect on a Pro Forma Basis in all material respects the consummation of the transactions contemplated by the Credit Documents to occur on or prior to the Closing Date.
h.Projections
. On and as of the Closing Date, pro forma projections of the Initial Borrower, its Restricted Subsidiaries and the Target and its Subsidiaries for fiscal year 2021 through and including fiscal year 2025 provided for herein, (the “Projections”) were prepared in good faith based upon assumptions believed to be

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reasonable at the time made by the management of the Initial Borrower; provided, the Projections are not to be viewed as facts or a guaranty of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Initial Borrower and the other Credit Parties and (ii) no assurance can be given that such projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results (and such differences may be material).
i.No Material Adverse Change
. Since December 31, 2020, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
j.[Reserved].

k.Adverse Proceedings, Etc
. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Restricted Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, orders, rules or regulations of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
l.Payment of Taxes
. All applicable federal income tax returns and all other tax returns and reports of each Credit Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon each Credit Party and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except where the failure to timely file or to pay the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Credit Party knows of any proposed material tax assessment against any Credit Party or any of its Subsidiaries which is not being actively contested by such Credit Party or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
m.Properties
.
(a)Title. Each Credit Party and its Restricted Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property and interests in easements), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid license interests in (in the case of licensed interests in intellectual or real property) and (iv) good title to (in the case of all other personal property), all of their respective material properties and material assets reflected in their respective Historical Financial Statements referred to in Section 4.07 and in the most recent financial statements delivered pursuant to Section 5.01, in each case, except where the failure to have good and legal title, a valid leasehold interest, a valid license or other rights or good title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise

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permitted under Section 6.09. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
(b)Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset leased or subleased by any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Closing Date, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Senior Officer of any Credit Party has any knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles, and in each case, except where such default or the failure to have such a legally valid, binding and enforceable obligation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
n.Environmental Matters
. No Credit Party nor any of its Restricted Subsidiaries nor any of their respective Real Estate Assets or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Restricted Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable law of any jurisdiction applicable to it, except as promptly disclosed in writing to Administrative Agent (it being acknowledged that no such requests have been received prior to the Closing Date). To each Credit Party’s and its Restricted Subsidiaries’ knowledge, there are and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Credit Party or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Restricted Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of any Credit Party or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Real Estate Asset, and no Credit Party’s or any of its Restricted Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260270 or any state equivalent or law of any other jurisdiction applicable to it. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To each Credit Party’s and its Restricted Subsidiaries knowledge, no event or condition has occurred or is occurring with respect to any Credit Party or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect. Each Credit Party hereby acknowledges and agrees that no Agent, Lender or other Secured Party or any of their respective officers, directors, employees, attorneys, agents and representatives (i) is now, or has ever been, in control of any Real Estate Asset or any Credit Party’s affairs, and (ii) has the capacity or the authority through the provisions of the Credit Documents or otherwise (other than to the extent that Agents exercise any of their respective remedies under the Credit Documents) to direct or influence any (A) Credit Party’s conduct with respect to the ownership, operation or management of any Real Estate

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Asset, (B) undertaking, work or task performed by any employee, agent or contractor of any Credit Party or the manner in which such undertaking, work or task may be carried out or performed, or (C) compliance with Environmental Laws or Environmental Permits.
o.Use of Proceeds
. The Borrowers will (or will direct a Credit Party to) use the proceeds of the Loans and Letters of Credit only for the purposes set forth in Section 5.19.
p.Collateral Documents
. Except as otherwise contemplated hereby or under any other Credit Documents, the provisions of the Collateral Documents and any other documents and instruments delivered pursuant to the terms and conditions hereof or in any other Credit Document, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Administrative Agent of any Indebtedness or equity interests pledged pursuant to the Pledge and Security Interest required to be delivered pursuant to the applicable Collateral Documents and the execution and delivery of control agreements with respect to Controlled Accounts), are effective to create in favor of Administrative Agent for the benefit of the Secured Parties, except as otherwise provided hereunder, including subject to Liens permitted by Section 6.02, a legal, valid, enforceable and perfected First Priority Lien on all right, title and interest of the respective Credit Parties in the Collateral described therein.
q.Governmental Regulation
. No Credit Party nor any of its Restricted Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Credit Party or any of its Restricted Subsidiaries is or is required to be registered as a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
r.Margin Stock
. No Credit Party or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans or drawings under any Letter of Credit will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
s.Employee Matters
. No Borrower or any of the Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Borrower or any of the Restricted Subsidiaries, or to the knowledge of each Borrower, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Borrower or any of its Restricted Subsidiaries or to the knowledge of each Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or threatened involving any Borrower or any of its Restricted Subsidiaries, and (c) to the knowledge of each Borrower,

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no union representation question existing with respect to the employees of any Borrower or any of its Restricted Subsidiaries and, to the knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
t.Employee Benefit Plans
. Except as could not reasonably be expected (either individually or in the aggregate) to result in liability to the Credit Parties in excess of $2,500,000 at any time, (a) each Borrower, each of its Restricted Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Borrower, any of its Restricted Subsidiaries or any of their ERISA Affiliates, (d) no ERISA Event has occurred or is reasonably expected to occur, (e) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates, (f) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Borrower, any of its Restricted Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan, (g) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of each Borrower, its Restricted Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero, and (h) each Borrower, each of its Restricted Subsidiaries and each of their ERISA Affiliates, where applicable, have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
u.Solvency
. The Credit Parties, on a consolidated basis, are and, upon the incurrence of any Credit Extension by any Borrower on any date on which this representation and warranty is made, will be, Solvent.
v.Compliance with Statutes, Etc.
. Each Credit Party and its Restricted Subsidiaries is in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of such Credit Party or any of its Restricted Subsidiaries), except such

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noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
w.Disclosure
. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, reports, financial statements, certificates or written statements furnished to Lenders by or on behalf of any Credit Party or any of its Restricted Subsidiaries for use in connection with the transactions contemplated hereby concerning the Credit Parties or the transactions contemplated hereby (other than forecasts, estimates, pro forma financial information, projections and/or information of a general economic or industry nature contained in such materials), taken as a whole (after giving effect to all supplements and updates thereto), contains (as of the date so furnished) any untrue statement of a material fact or omits to state a material fact (known to a Senior Officer any Credit Party, in the case of any document not furnished by such Credit Party) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials were prepared in good faith based upon assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Lenders that (i) such projections as to future events are not to be viewed as facts or a guaranty of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Initial Borrower and the other Credit Parties and (ii) no assurance can be given that such projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results (and such differences may be material). As of the Closing Date, there are no facts known (or which should upon the reasonable exercise of diligence be known) to a Senior Officer of any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.
x.PATRIOT Act; FCPA; Etc.
. To the extent applicable, each Credit Party and its Subsidiaries is in compliance, in all material respects, with the (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) (the “PATRIOT Act”). No part of the proceeds of the Loans (or any Letters of Credit) will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or any other Person or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other Anti-Corruption Law. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
y.Patents, Trademarks, Copyrights, Licenses, Etc.
. Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Credit Party owns or possesses the right to use all patents, patent rights, technology, trademarks, service marks, trade names, copyrights, trade secrets, domain names, software, database rights, Merchant Account data bases and other intellectual property rights used in the business of the Credit Parties and (ii) Borrowers have the

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necessary staffing with sufficient expertise to service, update, maintain, and operate such Merchant Account data bases.
z.Sanctions; Anti-Corruption; and Anti-Terrorism Law
.
(c)Each Credit Party and each of its Subsidiaries is and will remain in compliance in all material respects with all applicable Sanctions or all applicable laws relating to antimoney laundering and counterterrorism (“Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the laws and regulations administered by OFAC, the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 53115330), the Money Laundering Control Act (18 U.S.C. §§1956-1957 and 1960) and the International Emergency Economic Powers Act (50 U.S.C. §§17011707). No Credit Party, none of its Subsidiaries, none of the respective officers or directors of a Credit Party or its Subsidiaries and (to the knowledge of a Senior Officer of Borrower Representative) none of the Affiliates, employees or agents of a Credit Party or its Subsidiaries that is acting or benefitting in any capacity in connection with Loans or other extensions of credit hereunder, is any of the following (i) a Sanctioned Person, (ii) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any AntiTerrorism Law.
(d)Neither any Credit Party or any of its Subsidiaries nor any director, officer, or employee of the foregoing (nor, to the knowledge of a Senior Officer of the Borrower Representative, any Affiliate, agent or other Person acting on behalf of any Credit Party or any respective Subsidiary) has paid, offered, promised to pay or authorized the payment of, directly or indirectly, any money or anything of value (i) to any Foreign Official or other Person or entity for the purpose of influencing any act or decision of such Foreign Official or other Person or entity or of such Foreign Official’s Governmental Authority or to secure any improper advantage, for the purpose of obtaining or retaining business for or with, or directing business to, any Person, in each case, in violation of any applicable AntiCorruption Law including but not limited to the FCPA, or (ii) for the purpose of funding, financing or facilitating any activities or business of or with any Sanctioned Person or in any Sanctioned Country or in any other manner that would result in a violation of Sanctions or Anti-Terrorism Laws by any Person (including any Person participating in the Loans, Letters of Credit or any other extension of credit hereunder, whether as Administrative Agent, Arranger, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise).

Section 12.Affirmative Covenants.
The Initial Borrower covenants and agrees that so long as any Commitment is in effect and until all of the Obligations (other than (i) contingent indemnification obligations not due and payable, (ii) expense reimbursement obligations not due and payable, (iii) obligations under Cash Management Agreements or obligations under Secured Interest Rate Agreements as to which arrangements reasonably satisfactory to the applicable Lender Counterparty have been made and (iv) any outstanding Letter of Credit (so long as the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) hereunder have been paid in full in cash, the Initial Borrower shall perform, and

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shall cause (other than in the case of the covenants set forth in Sections 5.01 and 5.12) each of its Restricted Subsidiaries to perform, all covenants in this Section 5.
a.Financial Statements and Other Reports
. Unless otherwise provided below, Borrower Representative will deliver to Administrative Agent and Lenders:
(a)[reserved];
(a)Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2021, the consolidated balance sheets of the Initial Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations and cash flows of the Initial Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto and any other operating reports prepared by management for such period;
(b)Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2021), (i) the consolidated balance sheets of the Initial Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, changes in members’ equity and Cash flows of the Initial Borrower and its Subsidiaries for such Fiscal Year, setting forth, in each case, in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing selected by the Initial Borrower and reasonably satisfactory to Administrative Agent (it being agreed that Ernst & Young LLP is reasonably satisfactory to Administrative Agent), which report shall be unqualified as to “going concern” and scope of audit (other than any qualification or exception that is solely with respect to, or resulting solely from, (A) an upcoming maturity date within one year from the date of such report of any of the Indebtedness or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Initial Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);
(c)Compliance Certificate. Together with each delivery of financial statements of the Initial Borrower and its Subsidiaries pursuant to Sections 5.01(b) and 5.01(c), a duly executed and completed Compliance Certificate (i) certifying on behalf of the Initial Borrower that no Senior Officer of any Credit Party has actual knowledge that a Default or Event of Default has occurred and is continuing or, if such known Default or Event of Default has occurred and is

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continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; provided that, if such Compliance Certificate demonstrates an Event of Default due to failure to comply with the Financial Covenant that has not been cured prior to such time, the Borrower Representative may deliver, to the extent and within the time period permitted by Section 6.08(b), prior to, after or together with such Compliance Certificate, Notice of Intent to Cure such Event of Default, (ii) setting forth computations of the Total Net Leverage Ratio, (iii) setting forth, in the case of each Compliance Certificate delivered concurrently with any delivery of financial statements under Section 5.01(c) above, the Borrower Representative’s calculation of Consolidated Excess Cash Flow starting with the 2021 Fiscal Year, (iv) to the extent applicable, setting forth computations in reasonable detail reasonably satisfactory to Administrative Agent demonstrating Pro Forma Compliance (including any Pro Forma Basis calculations and adjustments in reasonable detail), (v) that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such certificate, (vi) that sets forth in reasonable detail (and the calculations required to establish) the Available Amount and any utilizations of such Available Amount since the later of the Closing Date and the date of the last such certificate and (vii) attaching the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(d)Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of the Initial Borrower and its Subsidiaries delivered pursuant to Section 5.01(b) or 5.01(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;
(e)Notice of Default or Material Adverse Effect. Promptly upon any Senior Officer of any Credit Party obtaining actual knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that written notice has been given to any Credit Party with respect thereto; (ii) that any Person has given any written notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b) or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;
(f)Notice of Litigation. Promptly upon any Senior Officer of any Credit Party obtaining actual knowledge of (i) the institution of, or nonfrivolous written threat of, any Adverse Proceeding not previously disclosed in writing by Borrower Representative to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information

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as may be reasonably available to the Credit Parties to enable Lenders and their counsel to evaluate such matters;
(g)ERISA. (i) Promptly upon a Senior Officer of any Credit Party becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;
(h)Financial Plan. As soon as practicable and in any event no later than March 1 of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and Cash flows of the Initial Borrower and its Restricted Subsidiaries for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and Cash flows of the Initial Borrower and its Restricted Subsidiaries for each Fiscal Quarter of each such Fiscal Year;
(i)Insurance Report. At the reasonable request of the Administrative Agent, certificates and endorsements in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by each Credit Party and its Restricted Subsidiaries and all material insurance coverage planned to be maintained by each Credit Party and its Restricted Subsidiaries in the immediately succeeding Fiscal Year;
(j)Beneficial Ownership Certification. The Borrower Representative will furnish to the Administrative Agent prompt written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;
(k)[Reserved.]
(l)Information Regarding Collateral. Borrower Representative will furnish to Collateral Agent not less than ten (10) Business Days (or such lesser time as agreed to by the Administrative Agent in its sole discretion) prior written notice of any proposed change (other than any disposition permitted under Section 5.02) (i) in any Credit Party’s legal name, (ii) in any Credit Party’s identity, jurisdiction of organization or legal structure, (iii) in any Credit Party’s Federal Taxpayer Identification Number, and (iv) in the location of any Credit Party’s chief executive office. Each Credit Party agrees not to effect or permit any change referred to in clauses (i) or (ii) of the preceding sentence unless all filings have been made (or substantially contemporaneously with such change, will be made) under the UCC or otherwise that are required, and all actions required or reasonably requested by Collateral Agent have been taken (or substantially contemporaneously with such change, will be taken), in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in the Collateral of the same or better priority as contemplated in the Collateral Documents.

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Borrower Representative also agrees to promptly notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;
(m)Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(c) (commencing with the delivery of the annual financial statements for the Fiscal Year ending December 31, 2021), at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(c), Borrower Representative shall deliver to Collateral Agent an Officer’s Certificate confirming that there has been no change in the information set forth in the Collateral Questionnaire since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.01 and/or identifying such changes;
(n)Other Information. (A) Promptly upon their becoming available, copies of (i) all material reports, notices and proxy statements sent or made available generally by any Credit Party to its security holders acting in such capacity or by any Subsidiary of any Credit Party to its security holders other than another Credit Party, and (ii) all press releases and other statements made available generally by any Credit Party or any of its Subsidiaries to the public concerning material developments in the business of any Credit Party or any of its Subsidiaries, and (B) promptly upon request, (i) such other information and data with respect to any Credit Party or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender through the Administrative Agent (subject to the limitations in the last sentence of Section 5.06) and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PARTRIOT Act or other applicable anti-money laundering laws.
Notwithstanding the foregoing, the obligations in Section 5.01(b), (c) and (o) may be satisfied with respect to financial information of the Initial Borrower and its Subsidiaries by furnishing (I) the applicable financial statement of PRTH (or any direct or indirect parent of PRTH) or (II) PRTH’s (or any direct or indirect parent thereof), as applicable, Form 10-K, 10-Q or (solely with respect to Section 5.01(o)) 8-K, as applicable, filed with the SEC; provided that, with respect to clauses (I) and (II), (i) to the extent such information relates to a parent of the Initial Borrower, such information is accompanied by consolidating information (which may be set forth in footnotes to the financial information) that explains in reasonable detail the differences between the information relating to such parent and its Subsidiaries, on the one hand, and the information relating to the Initial Borrower and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(c), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accounting firm of nationally recognized standing reasonably satisfactory to the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), which report shall be unqualified as to “going concern” and scope of audit (other than any qualification or exception that is solely with respect to, or resulting solely from, (A) an upcoming maturity date within one year from the date of such report of any Indebtedness or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of PRTH (or such parent entity) and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial

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statements) and that the examination by such accountants in connection with such consolidated financial statements have been made in accordance with generally accepted auditing standards).
b.Existence
. Except as otherwise permitted under Section 6.09, each Borrower will, and will cause each of its Restricted Subsidiaries to, at all times (a) maintain and preserve its existence and (b) take all reasonable actions to preserve and keep in full force and effect all rights and franchises, licenses and permits material to its business; provided, no Borrower or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Secured Parties.
c.Payment of Taxes and Claims
. Each Borrower will, and will cause each of its Subsidiaries to, pay all applicable federal income Taxes and all other material Taxes, in each case, imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets; provided, that no such Tax or claim need be paid if either (a) the failure to pay the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (b) such Tax or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor. In addition, Credit Parties agree to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, mortgage recording taxes, transfer taxes and similar fees) imposed by any Governmental Authority that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (in each case, other than Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.22)).
d.Maintenance of Properties
. Except to the extent the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of any Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof that are usual and customary for similarly situated businesses; provided, however, that nothing herein shall be deemed to restrict any Borrower or any of its Restricted Subsidiaries from carrying out alterations and improvements to, or changing the use of, any assets in the ordinary course of business.
e.Insurance
.
(8)The Credit Parties will maintain or cause to be maintained, with financially sound and reputable insurers, business interruption insurance, casualty insurance, public liability insurance, and third party property damage insurance with respect to liabilities, losses or damage in respect of the assets,

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properties and businesses of each Credit Party and its Restricted Subsidiaries, in each case, as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, and in such amounts (giving effect to selfinsurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties, as the lenders’ loss payee (or, in the case of liability insurance, an additional insured) thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties, as the lender’s loss payee thereunder and provides for at least 30 days’ (or any customary shorter notice, but in no event less than 10 days, in the case of any cancellation of such policy as a result of nonpayment) prior written notice to Collateral Agent of any modification or cancellation of such policy.
(9)Without limiting the generality of the foregoing, with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, the applicable Credit Party (a) shall obtain and maintain with financially sound and reputable insurance companies such flood insurance in compliance with all applicable rules and regulations promulgated under the Flood Insurance Laws and (b) promptly upon request of the Administrative Agent or any Lender, shall deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent or such Lender, including, without limitation, evidence of annual renewals of such flood insurance.
f.Inspections
. Each Borrower will, and will cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by Administrative Agent (on behalf of the other Agents and the Lenders) to visit and inspect any of the properties of any Borrower and any of its respective Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and other books and records, to inspect any Collateral, and to discuss its and their affairs, finances and accounts with its and their officers, in each case, (a) so long as no Event of Default has occurred and is continuing, upon prior reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested so as not to interfere with the normal business and operations of the Credit Parties; provided, however, that the Borrowers shall not be obligated to pay for more than one such inspection per calendar year; and (b) after the occurrence and during the continuation of an Event of Default, at all times and without advance notice (and without limitation on paid inspections). The Credit Parties shall have no obligation to disclose materials (i) that constitute non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or a Lender (or any of their representative contractors) is prohibited by law or any binding agreement (not created in contemplation thereof), or (iii) that are protected by attorney client privilege and materials the disclosure of which would violate confidentiality obligations of such Credit Party. Any examination or inspection by the Administrative Agent under this Section 5.06 shall be carried out solely for purposes relating to this Agreement and the other Credit Documents and any copies, excerpts or other information obtained as a result thereof shall be subject to Section 10.17.
g.Lender Calls
. The Borrowers will, upon the request of Administrative Agent, participate in a meeting of Administrative Agent and Lenders, quarterly during each Fiscal Year, following delivery of the quarterly or annual financial statements pursuant to Section 5.01(b) or (c), as applicable, to be held by telephone conference at such time as may be agreed to by Borrower Representative and Administrative Agent;

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provided such lender calls shall be separate from, but shall not be required to occur prior to, PRTH’s annual public earnings calls.
h.Compliance with Laws
. Each Borrower will comply, and shall cause each of its Restricted Subsidiaries and use commercially reasonable efforts to cause all other Persons, if any, on or occupying any Real Estate Assets owned or leased by a Credit Party to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
i.Designation of Subsidiaries
.
(10)The Borrower Representative may at any time after the Closing Date, by written notice to the Administrative Agent, designate any Restricted Subsidiary as an Unrestricted Subsidiary; provided that immediately prior to and after giving effect to such designation or re-designation:
(38)no Event of Default shall have occurred and be continuing or exist or would immediately result from such designation after giving Pro Forma Effect thereto,
(39)(x) the Initial Borrower shall be in Pro Forma Compliance with a Total Net Leverage Ratio of no greater than 4.25:1.00 as of the last day of the most recently ended Test Period before and after giving effect to such designation, (y) no Subsidiary designated as an Unrestricted Subsidiary pursuant hereto may be designated as a “Restricted Subsidiary” under the terms of any other material Indebtedness of the Initial Borrower or its Restricted Subsidiaries outstanding at such time and (z) such designation shall be deemed to be an Investment on the date of such designation in an amount equal to the fair market value of the net assets of such Restricted Subsidiary attributable to the Initial Borrower’s’ interest in the Capital Stock of such Subsidiary (as reasonably determined by the Initial Borrower) and such designation shall be permitted only to the extent permitted under Section 6.07 on the date of such designation, and
(40)no Restricted Subsidiary may be designated (or continue as) an Unrestricted Subsidiary, if such Subsidiary owns, or has an exclusive license in, any Material Intellectual Property.
(11)The Borrower Representative may, by written notice to Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (x) no Event of Default would immediately result from such re-designation and (y) the Initial Borrower shall be in Pro Forma Compliance with a Total Net Leverage Ratio of no greater than 4.25:1.00 as of the last day of the most recently ended Test Period before and after giving effect to such designation. The re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by such Restricted Subsidiary at the time of such re-designation of any Indebtedness or Liens of such Restricted Subsidiary outstanding at such time (after giving effect to, and taking into account, any payoff or termination of Indebtedness or any release or termination of Liens, in each case, occurring in connection or substantially concurrently therewith). Upon a re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Initial Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Initial Borrower’s Investment in such Subsidiary at the time of such re-designation, less (b) the portion of the fair market value (as reasonably determined by the Initial Borrower) of the assets of such Subsidiary attributable to the Borrowers’ equity therein at the time of such re-designation. It is

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understood and agreed that (A) no Unrestricted Subsidiary designated as a Restricted Subsidiary may thereafter be re-designated an Unrestricted Subsidiary and (B) at no time shall any Borrower (or any successor entity thereto) be designated as an Unrestricted Subsidiary.
j.Additional Collateral; Additional Guarantors
. Upon (x) the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the formation or acquisition by any Credit Party or any of its Restricted Subsidiaries of any new direct or indirect Subsidiary (in each case, other than an Excluded Subsidiary) or upon any Subsidiary ceasing to be an Excluded Subsidiary, or (y) the acquisition of any personal property by any Credit Party (other than Excluded Assets) not already subject to a perfected First Priority Lien in favor of Collateral Agent for the benefit of the Secured Parties, the Initial Borrower shall, in each case, at the Borrowers’ expense, promptly, within thirty (30) Business Days, or such longer period as determined in writing by Administrative Agent in its sole discretion from time to time, after such formation, acquisition, cessation or re-designation, cause (i) such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so) to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement and/or (ii) such personal property not subject to a perfected First Priority Lien to become subject to a First Priority Lien in favor of Collateral Agent (except to the extent constituting Excluded Assets or this Agreement or the Pledge and Security Agreement does not require that such property be subject to a perfected First Priority Lien), and in furtherance of the foregoing, take all such actions and execute and deliver, or cause to be executed and delivered, supplements to any applicable Subordination Agreement, pledges, assignments, joinders to any intercreditor agreements, any amendments, joinders and/or supplements to the Collateral Documents and any other documents, instruments, agreements, and certificates as are similar to those described in Sections 3.01(d), 3.01(g), 3.01(j), and 5.11 (but only to the extent reasonably required by Administrative Agent and subject to such additional time periods as Administrative Agent may consent to) or as otherwise reasonably requested by any Agent; provided, that the pledge of the Capital Stock of any Domestic Holding Company or Foreign Subsidiary shall be limited to 65% of the voting Capital Stock and 100% of the non-voting Capital Stock in each such Domestic Holding Company or Foreign Subsidiary. Additionally, after such formation, acquisition, cessation or re-designation, the Borrower Representative shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of a Credit Party, and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to all Subsidiaries of the Credit Parties; provided, such written notice shall be deemed to supplement Schedule 4.01 and 4.02 for all purposes hereof.
k.Additional Real Estate Assets
. In the event that any Credit Party acquires a fee owned Real Estate Asset after the Closing Date (or becomes a Credit Party after the Closing Date and such new Credit Party owns in fee Real Estate Assets), then, in the case of any Real Estate Asset acquired in a Permitted Acquisition, within 30 Business Days of the consummation of such Permitted Acquisition or otherwise, within 60 days of such acquisition (subject to such additional time periods as Administrative Agent may consent to), in each case, with respect to any

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fee owned Real Estate Asset with a fair market value of $2,000,000 or more or that serves as a chief executive office of any Credit Party:
(a)such Credit Party shall deliver to Collateral Agent:
(a)fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions;
(b)an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each jurisdiction in which such property is located with respect to the enforceability of the Mortgages to be recorded in such jurisdiction and such other matters as Collateral Agent may reasonably request, in each case, in form and substance reasonably satisfactory to Collateral Agent;
(c)(A) an ALTA (or similar form acceptable to Collateral Agent) mortgagee title insurance policy or unconditional commitment therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to such property (each, a “Title Policy”), insuring the Lien of each such Mortgage as a First Priority Lien on the title to such Real Estate Asset described therein in an amount not less than the fair market value of such property, together with such endorsements as the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Real Estate Asset is located, a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the acquisition of such property and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence reasonably satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy (including so-called “gap” insurance) and all recording and stamp taxes (including intangible taxes and any other mortgage recording taxes) payable in connection with recording each Mortgage for such property in the appropriate real estate records;
(d)evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program (after Collateral Agent shall have ordered “life-of-loan” flood determinations for each such Real Estate Asset and to the extent applicable, the Borrower shall have duly executed a notice about special flood hazard area status and flood disaster assistance), in each case, in compliance with the Flood Insurance Laws and in accordance with Section 5.05(b) hereof, in form and substance satisfactory to Collateral Agent;
(e)an ALTA survey of such Real Estate Asset, certified to Collateral Agent and dated not more than thirty (30) days prior to the acquisition of such property; and
(f)to the extent reasonably requested by any Agent, reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent, regarding environmental matters relating to such Real Estate Assets, which reports shall include, without limitation, a Phase I Report; and
(b)in addition to the foregoing, such Credit Party shall deliver to (i) Collateral Agent such other agreements or documents as Collateral Agent shall reasonably request to create in

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favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority lien on and security interest in such Real Estate Assets referred to above (other than as provided in clause (a)(i) above), and (ii) Administrative Agent, at the request of Requisite Lenders, from time to time, such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien (if FIRREA appraisals are required to be prepared in respect of any Real Estate Asset to be subject to a Mortgage, the Borrower shall promptly ensure that the Administrative Agent obtains appraisals that satisfy and comply with the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA).
l.Corporate Ratings
. Use commercially reasonable efforts to maintain Corporate Ratings from each of S&P and Moody’s in effect at all times (it being understood and agreed that in no event shall Borrower Representative or any other Credit Party be required to maintain Corporate Ratings of a certain level)
m.Further Assurances
. At any time or from time to time upon the request of Administrative Agent, each Borrower will, and will cause each Restricted Subsidiary to, at the Borrowers’ expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including (i) providing Lenders with any information reasonably requested pursuant to Section 10.21, (ii) correcting any material defect or error in the execution, acknowledgment, filing or recordation of any Credit Document, and (iii) executing, acknowledging, delivering, recording, rerecording, filing, refiling, registering and reregistering any and all such further deeds, certificates, assurances and other instruments (including terminating any unauthorized financing statements) as any Agent, or any Lender through Administrative Agent, may reasonably require. In furtherance and not in limitation of the foregoing, each Borrower shall, and shall cause each Restricted Subsidiary to, take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets not constituting Excluded Assets of each Credit Party and its Restricted Subsidiaries and all of the outstanding Capital Stock of each Credit Party and its Restricted Subsidiaries (except as limited in Section 5.10).
n.Senior Indebtedness
. (a) This Agreement and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the “Senior Credit Agreement” or any similar term under and as defined in the documents governing any applicable Junior Financing (other than in the case of clause (y) of the definition thereof), (b) this Agreement, together with each of the other Credit Documents and all amendments, modifications, extensions, renewals, refinancings and refundings hereof and thereof, constitute “Senior Credit Documents” or any similar term under and as defined in the documents governing any applicable Subordinated Indebtedness and (c) the Revolving Loans, the Term Loans and all other Obligations under this Agreement and all other Credit Documents, and all amendments, modifications, extensions, renewals, refinancings or refundings of any of the foregoing, constitute “Senior Indebtedness”, “Senior Debt”, “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under and as defined in the documents governing any applicable Junior Financing (other than in the case of clause (y) of the definition thereof), and the Lenders shall be entitled to all of the rights of a holder of “Senior Indebtedness”, “Senior Debt”, “Guarantor Senior Debt” or “Senior Secured

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Financing” (or any comparable term) under and as defined in the documents governing any applicable Junior Financing (other than in the case of clause (y) of the definition thereof).
o.PostClosing Matters
(c). The Borrowers shall, and shall cause each Restricted Subsidiary to, satisfy the requirements set forth on Schedule 5.15 on or before the date specified thereon for such requirement or such later date(s) to be determined by Administrative Agent in its sole discretion.
p.Books and Records
. (a) Maintain proper books of record and account, with entries that are full, true and correct in all material respects and which reflect all financial transactions and matters involving the assets and business of the Borrowers or any Restricted Subsidiary, as the case may be, in each case, that enables the Initial Borrower to produce financial statements in accordance with GAAP; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrowers or any Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in a manner to allow financial statements to be prepared in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
q.Underwriting Guidelines
. Each Borrower and its Subsidiaries shall at all times comply with the Underwriting Guidelines in all material respects.
r.Approved Bank Card System
. Each Borrower and each other Credit Party engaged in the card processing business shall at all times be represented by a Sponsor Bank and shall at all times be registered with Visa as an independent sales organization and with MasterCard as a member service provider (unless such representation and registration is not required by the Rules of Visa and MasterCard for the conduct of such Person’s business in the ordinary course), and with any other Approved Bank Card System to the extent required by its Rules. Each Borrower and each other Credit Party engaged in the card processing business shall at all times be in compliance in all material respects with all applicable Rules of the Visa and MasterCard card associations (and any other applicable Approved Bank Card System).
s.Use of Proceeds
.
(d)Each Borrower shall use the proceeds of any borrowing on the Closing Date and on the Delayed Draw Funding Date, whether directly or indirectly, in a manner consistent with the uses set forth in the recitals to this Agreement.
(e)After the Closing Date, the proceeds of Revolving Loans (including any Incremental Revolving Loans, Refinancing Revolving Loans and Loans under an Extended Revolving Credit Commitment) and Swing Line Loans shall be used by the Borrowers and their respective Subsidiaries from time to time for ongoing working capital and general corporate purposes (including,

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Permitted Acquisitions, permitted Investments and Restricted Payments) not in contravention of any law or of any Credit Document.
(f)The proceeds of Incremental Term Loans shall be used by the applicable Borrower for general corporate purposes (including, Permitted Acquisitions) not in contravention of any law or of any Credit Document.
(g)Letters of Credit shall be used solely to support payment obligations incurred in the ordinary course of business by the applicable Borrower and its Restricted Subsidiaries not in contravention of any Credit Documents.
(h)No Borrower shall, directly or indirectly, use the proceeds of any Loan or Letter of Credit in violation of any and all applicable laws, rules, regulations and orders of any Governmental Authority, including Sanctions, the PATRIOT Act, the FCPA or any other applicable Anti-Corruption Laws or Anti-Terrorism Laws.
t.Processor Agreements
. In the event that any Credit Party enters into a Processor Agreement after the Closing Date that (x) is reasonably expected to generate ten percent (10%) or more of the total Recurring Net Revenue during the following twelve-month period or (y) replaces a Processor Agreement that generated ten percent (10%) or more of the total Recurring Net Revenue during the preceding twelve-month period, then such Credit Party shall use commercially reasonable efforts to deliver to Administrative Agent, within 60 days of entering into such Processor Agreement, a Processor Consent Agreement executed by each party thereto (other than Administrative Agent and Collateral Agent, as applicable) with respect to such Processor Agreement.  If at any time ten percent (10%) or more of the total Recurring Net Revenue during any twelve-month period is generated under a Processor Agreement for which no Processor Consent Agreement has previously been delivered in accordance with this Agreement, then the applicable Credit Party shall use commercially reasonable efforts to deliver to Administrative Agent, within 60 days of such determination, a Processor Consent Agreement executed by each party thereto (other than Administrative Agent and Collateral Agent, as applicable). Neither the Administrative Agent nor the Collateral Agent shall give any instructions or directions to any Processor unless an Event of Default has occurred and is continuing.

Section 13.Negative Covenants
Each Borrower covenants and agrees that, so long as any Commitment is in effect and until all Obligations (other than (i) contingent indemnification obligations not due and payable, (ii) expense reimbursement obligations not due and payable, (iii) obligations under Cash Management Agreements or obligations under Secured Interest Rate Agreements as to which arrangements reasonably satisfactory to the applicable Lender Counterparty have been made and (iv) any outstanding Letter of Credit (so long as the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) hereunder have been paid in full in cash, such Borrower shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

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a.Indebtedness
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(i)the Obligations (including Term Loans and Revolving Loans incurred or extended pursuant to Sections 2.24, 2.25 and 2.26, as applicable);
(j)unsecured Indebtedness of (A) any Credit Party owed to any other Credit Parties, (B) any Restricted Subsidiary that is not a Credit Party owed to any other Restricted Subsidiary that is not a Credit Party, (C) any Credit Party owed to any Restricted Subsidiary that is not a Credit Party, in each case, to the extent constituting an Investment permitted by Section 6.07; provided that, (i) any such Indebtedness shall be evidenced by a negotiable promissory note and each such notes shall be subject to a First Priority Lien in favor of Collateral Agent pursuant to the Pledge and Security Agreement and (ii) any such Indebtedness of any Credit Party owed to any Restricted Subsidiary that is not a Credit Party shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory note and/or intercompany subordination agreement that in any such case is in form and substance reasonably satisfactory to Administrative Agent and (D) any Restricted Subsidiary that is not a Credit Party owed to a Credit Party in each case, to the extent constituting an Investment permitted by Section 6.07; provided that the aggregate amount of such Indebtedness at any time outstanding shall not exceed, together with Investments in Restricted Subsidiaries that are not Credit Parties made pursuant to Section 6.07(d)(iii), any Permitted Acquisition pursuant to Section 6.07(g) that is subject to clause (v)(z) of the definition of “Permitted Acquisition” and any Permitted Joint Venture Investment and Investments in Unrestricted Subsidiaries pursuant to Section 6.07(l), and Investments in whollyowned Restricted Subsidiaries that are not Domestic Subsidiaries made under Section 6.07(m), the greater of $22,000,000 and 35.0% of Consolidated Adjusted EBITDA determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis) for the most recently ended Test Period;
(k)[Reserved];
(l)Indebtedness incurred by any Credit Party or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (specifically excluding “earnouts” or Indebtedness consisting of the deferred purchase price of property acquired in a Permitted Acquisition, which are covered by clause (m) of this Section 6.01), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of such Credit Party or any such Restricted Subsidiary pursuant to such agreements, in each case, in connection with Permitted Acquisitions or Asset Sales to the extent permitted hereunder;
(m)Indebtedness which may be deemed to exist pursuant to any guaranties, letter of credit reimbursement obligations, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, selfinsurance obligations and bankers acceptances issued for the account of any Borrower and/or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of any Borrower and/or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety

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bonds, workers’ compensation claims, selfinsurance obligations and bankers acceptances (in each case, other than for an obligation for money borrowed) in the ordinary course of business;
(n)Indebtedness of any Borrower and/or any Restricted Subsidiary in respect of netting services, overdraft protections and similar arrangements, in each case, entered into in the ordinary course of business in connection with Cash management and Deposit Accounts and not involving the borrowing of money;
(o)guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of any Credit Party and its Restricted Subsidiaries;
(p)guaranties by a Credit Party of Indebtedness of another Credit Party with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations of Credit Parties to the extent not prohibited by any Credit Document;
(q)Indebtedness outstanding on the Closing Date and described in Schedule 6.01 and any Permitted Refinancing thereof;
(r)Indebtedness in an aggregate principal amount outstanding (together with any Permitted Refinancing thereof) not to exceed at any time the greater of (x) $10,000,000 and (y) 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) with respect to (x) Capital Leases and (y) purchase money Indebtedness to finance the purchase, repair or improvement of fixed or capital assets;
(s)Indebtedness of any Borrower and/or any Restricted Subsidiary under Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes and guaranties thereof;
(t)to the extent constituting Indebtedness, deferred compensation to employees of any Borrower and/or any Restricted Subsidiary thereof incurred in the ordinary course of business and not otherwise prohibited by any Credit Documents;
(u)so long as no Event of Default has occurred and is continuing, “earnouts” or other Indebtedness incurred by any Borrower and/or any Restricted Subsidiary consisting of the deferred purchase price of property acquired in any Permitted Acquisition;
(v)Indebtedness in connection with the repurchase of Capital Stock issued to current or former employees, executives or directors of a Borrower or any Restricted Subsidiary (including any promissory notes issued by a Borrower or any Restricted Subsidiary to repurchase Capital Stock of employees, executives or directors of a Borrower or any Restricted Subsidiary) pursuant to Section 6.05(a)(ix), so long as Cash payments in respect thereof are expressly prohibited from being made prior to the date which is at least ninetyone (91) days after the Maturity Date;
(w)Indebtedness arising in connection with endorsements of instruments for collection or deposit in the ordinary course of business;
(x)Indebtedness in an aggregate principal amount up to 100% of the net Cash proceeds received by the Initial Borrower since immediately after the Closing Date from the issue or sale of Capital Stock of the Initial Borrower or Cash contributed to the common equity of the Initial Borrower (in each case, other than the Equity Contribution or any Specified Equity Contribution), to the extent such net Cash proceeds or Cash have not been applied after the

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Closing Date and prior to the time of such incurrence to make Restricted Payments pursuant to Section 6.05(a)(xi) or (xii), Restricted Debt Payments pursuant to 6.05(b)(iv) or to make Investments pursuant to Section 6.07(n)); provided that such Indebtedness must be incurred within ninety (90) days after the receipt of such net cash proceeds;
(y)Indebtedness of any Foreign Subsidiary (including guarantees by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary) or of any Restricted Subsidiaries that are not Credit Parties, in an aggregate amount, when combined with any amounts outstanding under the Non- Credit Party Subsidiaries Ratio Debt Sublimit, not to exceed, at any time outstanding, the greater of (i) $22,000,000 and (ii) 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (this clause (q), the “Non-Credit Party Subsidiaries Debt Basket”);
(z)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, not to exceed one year of the premiums being so financed;
(aa)Indebtedness (other than Subordinated Indebtedness) supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;
(ab)[reserved];
(ac)Indebtedness assumed by any Borrower or any Restricted Subsidiary in a Permitted Acquisition or other similar Investment permitted under this Agreement (including (i) Indebtedness of one or more targets existing at the time of the consummation of such Permitted Acquisition and (ii) any Permitted Refinancing in respect thereof); provided that (i) subject to the provisions of Section 1.08 with respect to any Limited Condition Transaction, before and after giving effect thereto, no Event of Default has occurred and is continuing, (ii) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition, (iii) such Indebtedness shall not be guaranteed by any Person that is or becomes a Restricted Subsidiary other than the target entity and its subsidiaries acquired as part of such Permitted Acquisition, (iv) such Indebtedness shall not be secured by any assets of any Person that is or becomes a Restricted Subsidiary other than the target entity and its subsidiaries acquired as part of such Permitted Acquisition and (v) the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, shall not exceed 4.25:1.00 as of the last day of the most recently ended Test Period (this clause (u), the “Assumed Acquisition Debt Basket”); provided further that, to the extent that any such assumed Indebtedness will be secured by Collateral, the Collateral Agent and the representative for such Indebtedness shall enter into an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;
(ad)Credit Agreement Refinancing Indebtedness (and any Permitted Refinancing thereof);
(ae)Incremental Equivalent Debt (and any Permitted Refinancing thereof);
(af)Indebtedness of any Borrower or any Restricted Subsidiary (and any Permitted Refinancing thereof) in the form of one or more series of loans or notes so long as (y) the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness (assuming the full amount of any Incremental Revolving Credit Facility is drawn), shall not exceed 4.25:1.00 for the most recently ended Test Period (calculated excluding, for Cash netting purposes, any proceeds of any such Indebtedness incurred in reliance on this Section 6.01(x)) and (z) subject to the provisions of Section 1.08 with respect to any Limited Condition Transaction, no Event of

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Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence; provided that (A) any such Indebtedness (other than a customary bridge loan which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing the maturity date of which is no earlier than the Latest Maturity Date) shall not mature prior to the Latest Maturity Date at the time such Indebtedness is incurred (or in the case any Junior Refinancing, on or prior to the 91st day after the latest Maturity Date) or have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of any Term Loan outstanding at the time such Indebtedness is incurred (or, in the case of any Junior Financing, the remaining Weighted Average Life to Maturity of any Term Loans then outstanding plus 91 days), (B) any such Indebtedness shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those set forth in this Agreement, (C) any such Indebtedness in the form of term loans that rank pari passu in right of payment and security with the Initial Term Loans, shall, in each case, be subject to Section 2.24(e)(iii), (D) the terms of any such Indebtedness (other than with respect to pricing, margin and/or fees or as otherwise contemplated by this Section 6.01(x)) shall not be materially more favorable (taken as a whole) to the lenders providing such Indebtedness than such terms set forth in this Agreement, taken as a whole, as reasonably determined by the Borrower Representative in good faith ((except (x) to the extent such terms are reasonably acceptable to the Administrative Agent or added to this Agreement for the benefit of the Lenders pursuant to an amendment hereto (with no consent of the Lenders being required) or (y) for terms applicable only to periods after the Latest Maturity Date existing at the time of the incurrence of such Indebtedness) (provided that a certificate of an Authorized Officer of the Borrower Representative delivered to Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clauses, shall be conclusive evidence that such terms and conditions satisfy such requirement unless Administrative Agent provides notice to the Borrower Representative of an objection during such five (5) Business Day period (including a reasonable description of the basis upon which it objects)), (E) any such Indebtedness shall not be guaranteed by any Person that is not a Guarantor, (F) if secured, (1) such Indebtedness is secured only by Liens on Collateral securing the Obligations (except in the case of Indebtedness incurred in reliance on the Non-Credit Party Subsidiary Ratio Debt Sublimit) and such Liens shall rank pari passu with, or junior to, the Liens securing the Obligations and (2) such Indebtedness is subject to the terms of an Acceptable Intercreditor Agreement; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this Section 6.01(x) by Restricted Subsidiaries that are not Credit Parties shall not at any time exceed, when combined with any amounts then outstanding under the Non-Credit Party Subsidiaries Debt Basket, the greater of (i) $22,000,000 and (ii) 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (such Indebtedness incurred under this clause (x) by Non-Credit Parties, the “Non-Credit Party Subsidiaries Ratio Debt Sublimit”);
(ag)[reserved];
(ah)other Indebtedness incurred by any Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed the greater of (i) $15,000,000 and (ii) 25% of Consolidated

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Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis), at any one time outstanding; and
(ai)Indebtedness incurred in a Qualified Receivables Financing that is not recourse to the Initial Borrower or any Restricted Subsidiary (except for Standard Securitization Undertakings) other than a Receivables Subsidiary.
To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 6.01, the Borrower Representative may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item. Notwithstanding the foregoing, Indebtedness incurred (a) under the Credit Documents, any Incremental Commitments, any Incremental Loans, any Refinancing Commitments and any Refinancing Loans shall be allocated to Section 6.01(a), (b) as Credit Agreement Refinancing Indebtedness shall be allocated to Section 6.01(v) and (c) as Incremental Equivalent Debt shall be allocated to Section 6.01(w).
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.
b.Liens
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any state or under any similar recording or notice statute, except:
(aj)Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;
(ak)Liens for Taxes if the obligations with respect to such Taxes are not yet due and payable or (i) that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained by the applicable person in accordance with GAAP to the extent required by GAAP or (ii) the failure to pay or discharge the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(al)statutory or common law Liens of landlords, carriers, warehousemen, suppliers, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to ERISA) and contractual Liens of landlords, in each case, incurred in the ordinary course of business (i) for amounts not more than thirty (30) days overdue, or (ii) for amounts that are more than thirty (30) days overdue that are being contested in good faith by appropriate proceedings, so long as reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(am)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, letters of credit, bank guaranties, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and returnofmoney

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bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);
(an)Liens consisting of easements, rightsofway, restrictions, encroachments, and other minor defects or irregularities in title, in each case, which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrowers and the Restricted Subsidiaries, taken as a whole;
(ao)Liens consisting of any interest or title of a lessor or sub-lessor under any lease of real estate or personal property permitted hereunder;
(ap)Liens solely (i) on any Cash or Cash Equivalents earnest money deposits made by any Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement with respect to an Investment permitted hereunder or (ii) consisting of contractual obligations of a Borrower or any of its Restricted Subsidiaries to dispose of any property or assets in a sale permitted hereunder;
(aq)Liens or purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(ar)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(as)Liens in connection with any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property or the structure thereon that does not materially interfere with the ordinary conduct of the business of the Borrowers and the Restricted Subsidiaries, taken as a whole;
(at)Liens consisting of any non-exclusive licenses and sublicenses of patents, copyrights, trademarks and other intellectual property rights granted by any Borrower or any Restricted Subsidiary in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Borrowers and the Restricted Subsidiaries, taken as a whole;
(au)Liens (i) existing on the Closing Date and described in Schedule 6.02 (and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof) or (ii) in a Title Policy reasonably acceptable to Collateral Agent and delivered pursuant to, or in connection with, this Agreement; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 6.01;
(av)Liens securing Indebtedness permitted pursuant to Section 6.01(j); provided that, in the case of clause (x) of Section 6.01(j), any Lien with respect to such Indebtedness shall encumber only the assets subject to such Capital Lease, and, in the case of clause (y) of Section 6.01(j), any Lien with respect to such Indebtedness shall be secured only by the asset acquired,

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constructed or improved with the proceeds of such Indebtedness, in each case, together with any Replacement Assets;
(aw)Liens consisting of (i) customary rights of set-off in favor of a Processor under a Processor Agreement, (ii) the right of a Processor under a Processor Agreement to debit fees and other amounts from a single Deposit Account of a Borrower or any of its Restricted Subsidiaries (each such Deposit Account, a “Processor Payment Account”); provided that (a) each Processor Payment Account is a Controlled Account, (b) the applicable Credit Party delivers to Administrative Agent substantially contemporaneously with the execution of the applicable Processor Agreement a letter agreement, in form and substance reasonably satisfactory to Administrative Agent and acknowledged by the applicable depository bank at which the applicable Processor Payment Account is held, instructing (which instruction may not be revoked without the written consent of Administrative Agent) such depository bank to determine, on each Business Day, the balance of all available funds on deposit in such Processor Payment Account and to automatically initiate a federal funds wire transfer of all such funds not later than 11:00 a.m. on such Business Day to a different Controlled Account (other than any other Processor Payment Account), (c) other than funds deposited into the applicable Processor Payment Account by the applicable Processor in accordance with the provisions of the applicable Processor Agreement, neither a Credit Party nor any other Person shall deposit Cash, checks, drafts or other items of payment into, or otherwise transfer any funds into, any Processor Payment Account, and (d) no Credit Party shall and shall not permit any other Person (including the applicable Processor) to use any Processor Payment Account for any purpose other than as expressly set forth in the applicable Processor Agreement; (iii) customary provisions restricting assignment under a Processor Agreement; and (iv) other Liens granted to any Processor under a Processor Agreement to the extent specifically acknowledged by any Agent under the applicable Processor Consent Agreement;
(ax)Liens on assets securing any attachment or judgment and associated rights relating to litigation not constituting an Event of Default under Section 8.01(h);
(ay)Liens that are customary rights of set off, bankers’ lien, refund or charge back under deposit agreements, the UCC or common law of banks or other financial institutions where a Borrower or any of its Restricted Subsidiaries maintains Deposit Accounts solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business and not involving the borrowing of money;
(az)Liens on any Borrower’s or any Restricted Subsidiary’s Capital Stock in a Permitted Joint Venture in the nature of customary rights of first refusal, tagalong rights, dragalong rights, buysell arrangements, voting rights agreements and other related arrangements;
(ba)Liens securing Indebtedness incurred by any Borrower or any Restricted Subsidiary in connection with a virtual credit card program established by such Borrower or Restricted Subsidiary with any bank, financial institution or other lender that provides such program; provided that (x) such Liens do not secure Indebtedness in excess of $5,000,000 in the aggregate for all such Liens at any time and (y) such Liens do not encumber assets of a Borrower or any of its Restricted Subsidiaries, the fair market value (as reasonably determined by the Borrower Representative in good faith, on the initial date such assets are pledged and without

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giving effect to any earnings, dividends or other distributions or appreciation of such assets) of which exceeds the amount of Indebtedness and other obligations secured by such assets;
(bb)Liens securing the Indebtedness permitted pursuant to Section 6.01(k); provided (i) such Liens shall encumber only segregated Cash and Cash Equivalents provided in connection with such Interest Rate Agreements in an aggregate amount not to exceed $5,000,000 and (ii) such Interest Rate Agreements shall not constitute Secured Interest Rate Agreements;
(bc)Liens securing Indebtedness permitted by Section 6.01(q); provided, that such Liens attach only to the assets of the Foreign Subsidiaries and Restricted Subsidiaries that are not Credit Parties, as applicable, and do not extend to any Collateral;
(bd)Liens securing Indebtedness incurred pursuant to Section 6.01(u);
(be)Liens securing Indebtedness permitted under Section 6.01(x) and (z), subject to an Acceptable Intercreditor Agreement;
(bf)Liens on the Collateral securing obligations in respect of Credit Agreement Refinancing Indebtedness or any secured Incremental Equivalent Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing or any secured Incremental Equivalent Debt are subject to the applicable Acceptable Intercreditor Agreement or other lien subordination and/or intercreditor arrangement satisfactory to the Borrower Representative and Administrative Agent;
(bg)Liens with respect to property or assets of the Borrowers or any Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $10,000,000 and (ii) 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis), in each case, determined as of the date of such incurrence; provided that any such Lien on the Collateral shall be subject to an Acceptable Intercreditor Agreement;
(bh)Liens on an insurance policy and the proceeds thereof and/or unearned premiums related thereto that secure the financing of premiums related to such policy to the extent such Indebtedness is permitted by Section 6.01(r); and
(bi)(i) Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been deposited, arising in connection with a Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary; provided that such Liens are not secured by assets of any Credit Party.
c.Material Intellectual Property
. No Material Intellectual Property may be owned or held (including by way of an exclusive license of such Material Intellectual Property) by any Person that is not a Credit Party.
d.No Further Negative Pledges
. No Borrower nor any Restricted Subsidiary shall enter into or permit to exist any Contractual Obligation (other than any Credit Document) prohibiting the creation, assumption or incurrence of any Lien upon any of its properties for the benefit of the Secured Parties, whether now owned or hereafter acquired, except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b)

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restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens on the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) Permitted Liens and restrictions in the agreements relating thereto that limit the right of any Borrower or any Restricted Subsidiary to dispose of or transfer, or create a Lien on, the asset subject to such Permitted Liens, (d) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.07 and applicable solely to such joint venture and its equity, (e) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, (f) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (g) restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 6.01 that are, taken as a whole, in the good faith judgment of the Borrower Representative, either (i) taken as a whole no more restrictive than the restrictions contained in this Agreement or (ii) taken as a whole no more restrictive with respect to any Borrower or Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as Borrower Representative shall have determined in good faith that such restrictions pursuant to this clause (g) will not affect its obligation or ability to make any payments required hereunder, (h) restrictions regarding licensing or sublicensing by a Borrower or any of its Restricted Subsidiaries of intellectual property rights (including customary restrictions on assignment contained in license or sublicense agreements) entered into in the ordinary course of business, (i) restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder, and (j) restrictions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary of the Initial Borrower and otherwise permitted by this Agreement; provided that such restrictions apply only to (x) such Restricted Subsidiary and its assets (or any special purpose acquisition Restricted Subsidiary without material assets acquiring such Restricted Subsidiary pursuant to a merger) and (y) such Contractual Obligation was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Initial Borrower.
e.Restricted Payments; Restricted Debt Payments
. (a) No Borrower shall, nor shall it permit any of its Restricted Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment or any Restricted Debt Payment except that:
(bj)with respect to Restricted Payments:
(41)each Restricted Subsidiary may make Restricted Payments to any Borrower, and other Restricted Subsidiaries of such Borrower (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to any Borrower and any other Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Capital Stock); and
(42)each Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Capital Stock (including Disqualified Capital Stock permitted by Section 6.01) of such Person (and, in the case of such a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to any Borrower and any other

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Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Capital Stock);
(43)each Borrower and its Restricted Subsidiaries may make Permitted Tax Payments;
(44)each Borrower and its Restricted Subsidiaries may make Restricted Payments to PRTH (or any direct or indirect parent of PRTH) (1) to the extent necessary to permit PRTH (or any direct or indirect parent of PRTH) to pay reasonable and customary general administrative costs and expenses and outofpocket legal, accounting and filing and other general corporate overhead costs of PRTH (or any direct or indirect parent of PRTH) (including, without limitation, reasonable and customary salaries and benefits of officers and employees of PRTH (or any direct or indirect parent of PRTH)) and to pay franchise taxes and other fees required to maintain its organizational existence of PRTH or any direct or indirect parent of PRTH actually incurred by PRTH or such direct or indirect parent of PRTH, which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrowers and its Restricted Subsidiaries (and Unrestricted Subsidiaries, to the extent (x) of Cash received from the applicable Unrestricted Subsidiary for payment thereof by PRTH (or any direct or indirect parent of PRTH) or any Restricted Subsidiary or (y) the applicable payment is treated by a Borrower or its applicable Restricted Subsidiary as an Investment in such Unrestricted Subsidiary and is permitted under Section 6.07), (2) so long as no Default or Event of Default shall have occurred and be continuing or would immediately thereafter result therefrom, to the extent necessary to permit PRTH (or any direct or indirect parent of PRTH) to pay directors’ fees, expenses and any reasonable and customary indemnification claims made by directors or officers of PRTH (or any direct or indirect parent of PRTH) attributable to the ownership or operations of the Borrowers and its Restricted Subsidiaries, in each case, so long as PRTH (or any direct or indirect parent of PRTH) applies the amount of any such Restricted Payment for such purpose (but, in each case, excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any Subsidiary of PRTH (or any direct or indirect parent of PRTH) other than the Borrowers and/or their respective Subsidiaries) and (3) to the extent necessary to permit PRTH (or any direct or indirect parent of PRTH) to make payments permitted pursuant to Sections 6.12(h) and (i);
(45)the Borrowers and the Restricted Subsidiaries may make Restricted Payments in an unlimited amount, so long as (x) no Event of Default shall have occurred and be continuing or shall be caused thereby and (y) the Total Net Leverage Ratio (calculated on a Pro Forma Basis immediately before and immediately after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith) shall not exceed 3.50:1.00 for the most recently ended Test Period (and satisfaction of such test shall be evidenced by a certificate from an Authorized Officer of the Borrower Representative demonstrating such satisfaction in reasonable detail reasonably satisfactory to the Administrative Agent);
(46)on the Closing Date, the Borrowers and the Restricted Subsidiaries may make any Restricted Payment necessary to consummate the Closing Date Refinancing and the Transactions;
(47)on the DDTL Funding Date, the Borrowers and the Restricted Subsidiaries may make any Restricted Payment necessary to consummate the Target Refinancing and DDTL Transactions;
(48)so long as (x) no Event of Default has occurred and is continuing or would immediately result therefrom and (y) the aggregate amount of such Restricted Payments shall not exceed the sum of (i) “Three-Month LIBOR Rate” (as defined in the Preferred Stock Agreement

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Documents) (or benchmark of corresponding import applicable to the Preferred Stock Facility) plus (ii) 5.00% per annum multiplied by the then outstanding principal amount under the Preferred Stock Facility in any Fiscal Year, the Borrowers and the Restricted Subsidiaries may make Restricted Payments to PRTH necessary to permit PRTH to make any cash dividends required under the Preferred Stock Facility plus (ii) all fees (including any annual administrative fee), costs and expenses thereunder;
(49)the Borrowers and the Restricted Subsidiaries may make Restricted Payments or other transfers of funds to PRTH (or any direct or indirect parent of PRTH) utilized for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of PRTH (or any direct or indirect parent of PRTH) held by any current or former officer, director, employee or consultant of PRTH (or any direct or indirect parent of PRTH), such Borrower or any of its Restricted Subsidiaries, or his or her estate, spouse, former spouse, family member or Affiliate of the foregoing (or for the payment of principal or interest on any Indebtedness issued in connection with such repurchase, redemption or other acquisition) in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock in any Fiscal Year may not exceed the greater of (x) $10,000,000 and (y) 15.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) determined at the time of incurrence of such repurchase, redemption, acquisition or retirement of Capital Stock (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period (with unused amounts permitted to be carried forward to the next succeeding Fiscal Year, subject to a maximum in any Fiscal Year not to exceed the greater of (x)$15,000,000.00 and (y) 22.5 % of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(50)so long as no Event of Default then exists or would result therefrom, the Borrowers and the Restricted Subsidiaries may make Restricted Payments not to exceed an aggregate amount equal to the greater of (x) $10,000,000 and (y) 15.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(51)so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, the Borrowers and the Restricted Subsidiaries may make Restricted Payments in an aggregate principal amount up to 100% of the net Cash proceeds received by the Initial Borrower since immediately after the Closing Date from the issuance or sale of Capital Stock of the Initial Borrower or Cash contributed to the common equity of the Initial Borrower (in each case, other than the Equity Contribution or any Specified Equity Contribution), to the extent such net Cash proceeds or Cash have not been applied after the Closing Date and prior to the time of such incurrence to incur Indebtedness pursuant to Section 6.01(p), Restricted Debt Payments pursuant to Section 6.05(b)(iv) or to make Investments pursuant to Section 6.07(n) and excluding the proceeds of sales of equity interests and equity proceeds or contribution amounts that are actually used to fund a Permitted Acquisition or other permitted Investment;
(52)so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, the Borrowers and the Restricted Subsidiaries may make Restricted Payments using the Available Amount in effect at such time; provided that, solely in the case of any such Restricted Payment made in reliance on clauses (a) and (b) of the definition of “Available Amount”, immediately before and after giving effect to such Restricted Payment, the Total Net Leverage Ratio computed on a Pro Forma Basis (including after giving effect to such Restricted Payment and the incurrence of any Indebtedness in connection therewith) for the most recently ended Test Period shall be no greater than 3.75:1.00 for the most recently ended Test Period; provided, further, that if such Restricted Payment is in an aggregate amount greater than $10,000,000, the Borrower Representative

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shall, promptly following the request of Administrative Agent, deliver to Administrative Agent a certificate from an Authorized Officer of the Borrower Representative demonstrating the calculation of the Available Amount; and
(53)the Borrowers and the Restricted Subsidiaries may make Restricted Payments consisting of the redemption or repurchase of Capital Stock of Restricted Subsidiaries of the Borrowers held by Persons other than the Borrowers or any of their Restricted Subsidiaries in exchange for common Capital Stock of PRTH.
(bk)with respect to Restricted Debt Payments:
(54)the Borrowers and the Restricted Subsidiaries may make repayments of intercompany Indebtedness solely to the extent such Indebtedness is permitted by Section 6.01(b), subject to the subordination and/or intercreditor provisions applicable to any such Indebtedness;
(55)the Borrowers and the Restricted Subsidiaries may make Restricted Debt Payments in connection with a Permitted Refinancing of Junior Financing, subject to the subordination and/or intercreditor provisions applicable to any such Indebtedness;
(56)the Borrowers and the Restricted Subsidiaries may make Restricted Debt Payments in the form of a conversion or exchange of any Junior Financing to Capital Stock (other than Disqualified Capital Stock) of the Initial Borrower (or any of its direct or indirect parent companies);
(57)so long as, no Event of Default has occurred and is continuing or would immediately result therefrom, the Borrowers and the Restricted Subsidiaries may make Restricted Debt Payments using the Available Amount in effect at such time; provided that, solely in the case of any such Restricted Payment made in reliance on clauses (a) and (b) of the definition of “Available Amount”, immediately before and after giving effect to such Restricted Debt Payment, the Total Net Leverage Ratio computed on a Pro Forma Basis (including after giving effect to such Restricted Debt Payment and the incurrence of any Indebtedness in connection therewith) shall be no greater than 3.75:1.00 as of the end of most recently ended Test Period; provided, further, that if such Restricted Debt Payment is in an aggregate amount greater than $10,000,000, the Borrower Representative shall, promptly following the request of Administrative Agent, deliver to Administrative Agent a certificate from an Authorized Officer of the Borrower Representative demonstrating the calculation of the Available Amount;
(58)the Borrowers and the Restricted Subsidiaries may make additional Restricted Debt Payments in respect of Junior Financings, so long as, (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately before and after giving effect to such Restricted Debt Payment the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the end of most recently ended Test Period is no greater than 3.75:1.00, and satisfaction of such test shall be evidenced by a certificate from an Authorized Officer of the Borrower Representative demonstrating such satisfaction calculated in reasonable detail;
(59)the Borrowers and the Restricted Subsidiaries may make Restricted Debt Payments in respect of any “earnouts” or other Indebtedness incurred by any Borrower and/or any Restricted Subsidiary consisting of the deferred purchase price of property acquired in any Permitted Acquisition; and
(60)so long as no Event of Default then exists or would result therefrom, the Borrowers and the Restricted Subsidiaries may make Restricted Debt Payments not to exceed an

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aggregate amount equal to the greater of $10,000,000 and (y) 15.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
f.Restrictions on Subsidiary Distributions
. Except as provided herein, no Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any other Credit Party to (a) pay dividends or make any other distributions on any of such Credit Party’s Capital Stock owned by a Credit Party, (b) repay or prepay any Indebtedness owed by such Credit Party to any other Credit Party, (c) make loans or advances to any other Credit Party, or (d) transfer any of its property or assets to any other Credit Party other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.01(j) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, asset or stock sale agreements, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (iv) existing under the Credit Documents, (v) in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis, (vi) in any instrument governing Indebtedness or Capital Stock of a Person acquired by the Initial Borrower or one of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), so long as the encumbrance or restriction thereunder is not applicable to any Person, or the properties or assets of any Person, other than the Person or property or assets of the Person so acquired, (vii) arising under applicable laws, rules, regulations or orders, (viii) in favor of any holder of a Lien permitted by Section 6.02 solely restricting the transfer of the property subject thereto, (ix) under the Preferred Stock Agreement Documents, (x) contained in any agreement relating to the sale of any property permitted under this Agreement pending the consummation of such sale solely restricting the property subject thereto and (x) imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 6.01 that are, taken as a whole, in the good faith judgment of the Borrower Representative, either (x) taken as a whole no more restrictive than the restrictions contained in this Agreement or (y) taken as a whole no more restrictive with respect to any Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as Borrower Representative shall have determined in good faith that such restrictions pursuant to this Section 6.06 will not affect its obligation or ability to make any payments required hereunder.
g.Investments
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:
(bl)Investments in Cash and Cash Equivalents;
(bm)so long as no Event of Default then exists or would result therefrom, Investments not to exceed an aggregate amount equal to the greater of (x) $19,000,000 and (y) 30.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(bn)Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (ii) in any Securities received in satisfaction or partial satisfaction thereof from

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financially troubled account debtors, and (iii) consisting of deposits, prepayments and other credits to suppliers, lessors or utilities or for workers’ compensation made in the ordinary course of business consistent with the past practices of any Credit Party and its Subsidiaries;
(bo)(i) Investments (i) by any Borrower or any Restricted Subsidiary in any Credit Party, (ii) Investments by any Restricted Subsidiary that is not a Credit Party in any other Restricted Subsidiary that is not a Credit Party and (iii) Investments by any Credit Party in any Restricted Subsidiary that is not a Credit Party; provided that (A)  such Investments made in the form of intercompany loans shall be subject to the terms of Section 6.01(b) and (B) the aggregate amount of Investments made pursuant to immediately preceding clause (d)(iii) shall not exceed at any time outstanding, together with any Permitted Acquisition pursuant to Section 6.07(g) that is subject to clause (v)(z) of the definition of “Permitted Acquisition” and any Permitted Joint Venture Investment and Investments in Unrestricted Subsidiaries pursuant to Section 6.07(l), and Investments in whollyowned Restricted Subsidiaries that are not Domestic Subsidiaries made under Section 6.07(m), the greater of $22,000,000 and 35.0% of Consolidated Adjusted EBITDA determined at the time of incurrence of such Investment (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period;
(bp)to the extent constituting an Investment, the reinvestment of Net Asset Sale Proceeds (arising from any Asset Sale) to repair, replace or restore any property in respect of which such Net Asset Sale Proceeds were paid or to reinvest in assets that are otherwise useful in the business of any Credit Party or Restricted Subsidiary (provided that, such Investment shall not be permitted to the extent such Net Asset Sale Proceeds shall be required to be applied to make prepayments in accordance with Section 2.13(a));
(bq)loans and advances to officers, employees and directors of any Credit Party and its Restricted Subsidiaries made (i) in the ordinary course of business for bona fide business purposes (including travel and relocation) (including any re-financings of such loans after the Closing Date) in an aggregate amount not to exceed $5,000,000 and (ii) in connection with such Person’s purchase of Capital Stock of the Initial Borrower or any direct or indirect parent thereof; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;
(br)Investments made in connection with Permitted Acquisitions;
(bs)Investments described in Schedule 6.07 (including renewals and extensions of any such Investment to the extent not involving any new or additional Investments other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay inkind securities, in each case, pursuant to the terms of such Investments as in effect on the Closing Date);
(bt)loans, guarantees of loans, advances, and other extensions of credit to current and former officers, directors, employees, and consultants of the Credit Parties for the purpose of permitting such Persons to purchase Capital Stock of the Initial Borrower (or any direct or indirect parent thereof) in an aggregate amount not to exceed $5,000,000 at any time; provided

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that the amount of such loan, advance and other extension of credit shall be promptly contributed to the common equity of the Initial Borrower;
(bu)Permitted ISO Loans;
(bv)Investments under Interest Rate Agreements to the extent permitted under Section 6.01;
(bw)Permitted Joint Venture Investments and Investments in Unrestricted Subsidiaries, not to exceed, together with any Investments in non-Credit Parties made under Section 6.07(d)(iii), Permitted Acquisitions pursuant to Section 6.07(g) that are subject to clause (v)(z) of the definition of “Permitted Acquisition” and Investments in whollyowned Restricted Subsidiaries that are not Domestic Subsidiaries made under Section 6.07(m), the greater of $22,000,000 and 35% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;
(bx)Investments in whollyowned Restricted Subsidiaries that are not Domestic Subsidiaries in an aggregate amount (including any Indebtedness incurred under Section 6.01(g)) not to exceed, together with Permitted Acquisitions pursuant to Section 6.07(g) that are subject to clause (v)(z) of the definition of “Permitted Acquisition” and any Permitted Joint Venture Investment and Investments in Unrestricted Subsidiaries pursuant to Section 6.07(l), the greater of $22,000,000 and 35.0% of Consolidated Adjusted EBITDA determined at the time of incurrence of such Investment (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period at any time outstanding for all such Investments; provided, that (x) so long as no Event of Default has occurred and is continuing at the time of such Investment, or would be caused thereby, the Borrowers and Restricted Subsidiaries may use proceeds of Permitted Stock Issuances to make Investments under this clause (m) without regard to the foregoing limit and (y) no such Investment shall subject Agent or the Lenders to the jurisdiction or oversight of any Governmental Authority to which they are not then subject to;
(by)so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, the Borrowers and their Restricted Subsidiaries may make other Investments in an aggregate amount not to exceed the Available Amount in effect at such time; provided that if such Investment is an aggregate amount greater than $10,000,000, the Borrower Representative shall, promptly following the request of Administrative Agent, deliver to Administrative Agent a certificate (together with all relevant financial information reasonably requested by the Administrative Agent to support such calculation) from an Authorized Officer of

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the Borrower Representative demonstrating the calculation of the Available Amount in reasonably detail reasonably satisfactory to the Administrative Agent;
(bz)Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
(ca)Investments to the extent that payment therefor is made solely with Capital Stock of any parent of the Initial Borrower to the extent not resulting in a Change of Control;
(cb)Investments constituting nonCash consideration received by a Credit Party or any of its Subsidiaries in connection with permitted Asset Sales and other sales and dispositions permitted under Section 6.09;
(cc)Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation or other Person merged into a Borrower or merged into or consolidated with a Restricted Subsidiary to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(cd)Investments made with proceeds of Permitted Stock Issuances (other than the Equity Contribution or any Specified Equity Contribution) of the Initial Borrower (or any direct or indirect parent of the Initial Borrower), which proceeds or Investments in turn are contributed (as common equity) to a Borrower, to the extent such net Cash proceeds or Cash have not been applied after the Closing Date and prior to the time of such incurrence to incur Indebtedness pursuant to Section 6.01(p), Restricted Payments pursuant to Section 6.05(a)(xi), Restricted Debt Payments pursuant to Section 6.05(b)(iv) or to make Investments pursuant to Section 6.07(n) and excluding the proceeds of sales of equity interests and equity proceeds or contribution amounts that are actually used to fund a Permitted Acquisition or other permitted Investment;
(ce)Investments made by any Restricted Subsidiary that is not a Credit Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary permitted under this Section;
(cf)Investments made in connection with the Transactions;
(cg)any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(ch)additional Investments, so long as, (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately before and after giving effect to such Investment, the Total Net Leverage Ratio calculated on a Pro Forma Basis as of the end of most recently ended Test Period is no greater than 3.75:1.00.

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Notwithstanding the foregoing, in no event shall any Borrower or any Restricted Subsidiary make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.05.
h.Financial Covenant
.
(ci)As of the last day of each Fiscal Quarter of the Initial Borrower (commencing with the Fiscal Quarter ending September 30, 2021) on which the Revolving Test Condition is satisfied, the Initial Borrower shall not permit the Total Net Leverage Ratio for the Test Period ending on such date to be greater than the ratio set forth below opposite such determination date below (it being acknowledged that each Test Period ending on December 31 of each Fiscal Year shall be tested based on the financial statements delivered in accordance with Section 5.01(c)):

Test Period Ended	Total Net Leverage Ratio
September 30, 2021 through June 30, 2022	6.50:1.00
September 30, 2022 through June 30,2023	6.00:100
September 30, 2023 each Fiscal Quarter thereafter	5.50:100

(cj)Equity Cure Right. Notwithstanding anything to the contrary contained in Section 8.01, solely for the purpose of determining whether an Event of Default has occurred under the Total Net Leverage Ratio set forth in Section 6.08(a) as of the last day of any Fiscal Quarter, for the period commencing after the last day of the applicable Fiscal Quarter until the tenth (10) Business Day after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(b) (or in the case of the fourth Fiscal Quarter, the financial statements delivered pursuant to Section 5.01(c)) (the “Cure Deadline”), the Initial Borrower shall have the right to designate the net Cash proceeds from a Permitted Stock Issuance prior to the Cure Deadline as an increase of Consolidated Adjusted EBITDA for such Fiscal Quarter solely for the purposes of determining compliance with such Financial Covenant at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution so included in the calculation of Consolidated Adjusted EBITDA, a “Specified Equity Contribution”); provided that (a) the Specified Equity Contribution is actually received by a Borrower after the last day of the applicable Fiscal Quarter and no later than the Cure Deadline, (b) in each consecutive four (4) Fiscal Quarter period there will be at least two (2) Fiscal Quarters in which no Specified Equity Contribution is made, (c) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Initial Borrower to be in compliance with the Financial Covenant, (d) all Specified Equity Contributions will be disregarded for purposes of the calculation of Consolidated Adjusted EBITDA for all other purposes, including calculating basket levels, financial ratio based conditions, pricing and other items governed by reference to Consolidated Adjusted EBITDA, (e) there shall be no more than five (5) Specified Equity Contributions made in the aggregate after the Closing Date and (f) there shall be no pro forma or other reduction in Indebtedness (including by way of Cash netting) using the proceeds of any Specified Equity Contribution in the determination of the Financial Covenant (or any other leverage ratio) for the appropriate Fiscal Quarter in which such Specified Equity Contribution was made. Upon the making of any Specified Equity Contribution in accordance with the previous sentence, the Financial Covenant shall be recalculated giving effect to the following adjustments on a Pro Forma Basis: (A) Consolidated Adjusted EBITDA for such Fiscal Quarter shall be increased with respect to such applicable Fiscal Quarter (solely for the purposes of determining compliance with such covenants at the end of such Fiscal Quarter and any subsequent period

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that includes such Fiscal Quarter), by an amount equal to the Specified Equity Contribution; and (B) if, after giving effect to the foregoing recalculations, the Initial Borrower shall then be in compliance with the requirements of the Financial Covenant, the Initial Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for purposes of this Agreement. Notwithstanding anything herein to the contrary, upon receipt by Administrative Agent of a notice from the Borrower Representative prior to the Cure Deadline of its intent to cure such Event of Default (“Notice of Intent to Cure”), through the Cure Deadline (i) no Default or Event of Default shall be deemed to have occurred on the basis of any failure to comply with the Financial Covenant unless such failure is not cured pursuant to the Notice of Intent to Cure on or prior to the Cure Deadline; provided, that if a Default or an Event of Default would have occurred and be continuing had the Borrower not had the option to exercise the cure right as set forth above and not exercised such cure right pursuant to the foregoing provisions, the Borrowers shall not be permitted, from the applicable date of receipt by the Administrative Agent of the Notice of Intent to Cure with respect to the applicable fiscal quarter, until such Default or Event of Default is cured in accordance with the terms of this Section 6.08 or otherwise or waived in accordance with Section 10.05, take any actions which would otherwise be prohibited under this Agreement upon the occurrence and during the continuation of any Default or Event of Default, unless otherwise agreed by the Required Class Lenders and (ii) no Borrower shall be permitted to borrow Revolving Loans or Swing Line Loans and new Letters of Credit shall not be issued unless and until the Specified Equity Contribution is made or all existing Events of Default are waived or cured or otherwise agreed by the Requisite Revolving Credit Lenders. Upon the receipt of any Specified Equity Contribution, any Default or Event of Default with respect to the failure to comply with the Financial Covenant shall be deemed to have been cured and no longer continuing. No Specified Equity Contribution shall have been previously applied to (i) increase the Available Amount, (ii) make any Consolidated Capital Expenditures, (iii) incur Indebtedness pursuant to Section 6.01(p) or (iii) make an Investment pursuant to Section 6.07(m) or (s).
i.Fundamental Changes; Disposition of Assets
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Consolidated Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
(ck)(i) any Credit Party may be merged with or into any other Credit Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to another Credit Party; provided, in the case of such a merger (1) involving a Borrower, a Borrower shall be the continuing or surviving Person and (2) the continuing or surviving Person shall be organized under the laws of a state of the United States and (ii) any Restricted Subsidiary that is not a Credit Party may be merged with or into any other Restricted Subsidiary that is not a Credit Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed

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of, in one transaction or a series of transactions, to a Credit Party or another Restricted Subsidiary that is not a Credit Party, in each case, to the extent the Borrower Representative believes such action is in such entities’ best interest and is not disadvantageous to the Lenders;
(cl)(i) any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Borrower or to another Restricted Subsidiary; provided that a Credit Party may make such disposition only to a Borrower or another Credit Party and (ii) any Restricted Subsidiary which is not a Credit Party may dispose of all or substantially all its assets to any Borrower or another Restricted Subsidiary;
(cm)sales, leases, licenses or other dispositions of assets that do not constitute Asset Sales pursuant to clauses (i) through (vi) of the definition of Asset Sale;
(cn)the Borrowers and the Restricted Subsidiaries may make Asset Sales,; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Borrower Representative or the applicable Credit Party), (2) with respect to Asset Sales pursuant to this clause (d) for an aggregate purchase price in excess of $10,000,000 in any Fiscal Year, at least 75% of the purchase price for such assets shall be paid to the Borrower Representative or such Restricted Subsidiary in Cash or Cash Equivalents (in each case, free and clear of Liens at the time received) (in each case, other than non-consensual Liens permitted by Section 6.02 and Liens permitted by Sections 6.02(a), (p), (u), (v), (w) and (x)); provided, however, that, for the purposes of this clause (2), the following shall be deemed to be cash: (A) any liabilities (as shown on the Initial Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Initial Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in Cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which the Initial Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Initial Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Initial Borrower or such Restricted Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within ninety (90) days following the closing of the applicable Asset Sale, and (C) aggregate non-Cash consideration received by the Initial Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Asset Sale for which such non-Cash consideration is received) not to exceed the greater of (x) $6,000,000 and (y) 10.0% of Consolidated Adjusted EBITDA at any time, (3) the Net Asset Sale Proceeds thereof shall be applied to prepay the Loans to the extent required by Section 2.13(a) and (4) at the time of such Asset Sale, no Event of Default shall exist or would result from such Asset Sale (other than any such Asset Sale made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing);
(co)(i) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets to a Receivables Subsidiary in a Qualified Receivables Financing and (ii) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing;

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(cp)[reserved];
(cq)the lapse of registered immaterial intellectual property of a Borrower or any of its Restricted Subsidiaries that is no longer used or useful in the business of the Credit Parties;
(cr)the settlement or writeoff of accounts receivable or sale of overdue accounts receivable for collection in the ordinary course of business consistent with past practice;
(cs)leases, licenses or sublicenses of real or personal property in the ordinary course of business and to the extent not otherwise expressly prohibited by this Agreement or the other Credit Documents;
(ct)the disposition of property which constitutes, or which is subject to, a casualty event or condemnation, in each case, so long as the proceeds thereof are applied in accordance with the terms of this Agreement;
(cu)the sale or other disposition of a nominal amount of Capital Stock in any Restricted Subsidiary in order to qualify members of the board of directors or equivalent governing body of such Restricted Subsidiary to the extent required by applicable law;
(cv)the unwinding or settlement of any Interest Rate Agreement permitted under Section 6.01 pursuant to its terms;
(cw)cancellation of any intercompany Indebtedness among the Credit Parties;
(cx)the termination, surrender or sublease of a real estate lease of any Credit Party that is no longer used or useful in its business in the ordinary course of its business;
(cy)any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and
(cz)Asset Sales of Permitted Joint Venture Investments to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.
j.Sales and LeaseBacks
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Borrower or Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than another Credit Party), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Borrower or Restricted Subsidiary to any Person (other than another Credit Party) in connection with such lease; provided that sale and lease-backs in an aggregate amount not to exceed $6,000,000 at any time outstanding shall be permitted hereunder.
k.Accounting Policies
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to make any significant change in its accounting policies or reporting practices, except as required by GAAP, in order to comply with

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rules promulgated by the Securities and Exchange Comission, upon the recommendation of its auditors or as permitted by Section 1.02.
l.Transactions with Shareholders and Affiliates
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party; provided, however, that the Borrowers and the Restricted Subsidiaries may enter into or permit to exist any such transaction if the terms of such transaction are not, taken as a whole, less favorable in any material respect to such Borrower or that Restricted Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate; provided, further, that the foregoing restrictions shall not apply to (a) (i) any transaction between Credit Parties and (ii) transactions between or among (x) Restricted Subsidiaries that are not Credit Parties and (y) Credit Parties and Restricted Subsidiaries that are not Credit Parties to the extent permitted under this Agreement; (b) transactions, arrangements, fees reimbursements and indemnities specifically and expressly permitted between or among such parties under this Agreement or any other Credit Document; (c) reasonable compensation arrangements for members of the board of directors (or similar governing body), officers and other employees of each Credit Party and its Restricted Subsidiaries entered into in the ordinary course of business; (d) Restricted Payments and Restricted Debt Payments permitted by Section 6.05(a) or (b), (e) Investments permitted by Section 6.07; (f) Permitted Stock Issuances; (g) the existence of, and the performance by any Credit Party of its obligations under the terms of, any Organizational Document or security holders agreement (including any purchase agreement related thereto) to which it is a party on the Closing Date and set forth on Schedule 6.12; (h) payments under the TCP Director Agreement; and (i) guarantees permitted by Section 6.01.
m.Conduct of Business
. Notwithstanding anything to the contrary in this Section 6.13 or Section 10.05, no Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any business other than the businesses engaged in by such Person on the Closing Date and businesses reasonably related ancillary or complimentary thereto or reasonable extensions of any of the foregoing.
n.[Reserved]
.
o.Permitted Activities of Domestic Holding Companies
. Permitted Activities of Domestic Holding Companies. No Domestic Holding Company shall (a) conduct, transact, or otherwise engage in, or commit to conduct, transact, or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock or Indebtedness of its Restricted Subsidiaries, (b) incur, create or assume any Indebtedness or other liabilities or financial obligations or create, assume or suffer to exist any Liens, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Credit Documents to which it is a party and (iii) obligations with respect to its Capital Stock, or (c) engage in any business or activity or own, lease, manage, or otherwise operate any properties or assets (including Cash (other than receiving and making Restricted Payments in

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accordance with Section 6.05(a)) and Cash Equivalents) other than the ownership of the Capital Stock of its Restricted Subsidiaries.
p.Amendments or Waivers of Junior Financing
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, amend, supplement or modify or otherwise change the terms of any Junior Financing in any manner materially adverse to the interests of the Secured Parties (including for the avoidance of doubt any amendment, supplement or other modification that increases the amount of required cash pay interest with respect to any Subordinated Indebtedness) as determined in good faith by the Borrower Representative (other than to the extent expressly permitted by and in accordance with the applicable Subordination Agreement or Acceptable Intercreditor Agreement, as applicable).
q.Fiscal Year
. No Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, change its Fiscal Yearend from December 31, unless required by applicable law or to change the Fiscal Year of a Restricted Subsidiary to conform its Fiscal Year to that of PRTH.
r.Deposit Accounts
. Except as expressly permitted under Section 5.14(a), no Borrower or any of its Restricted Subsidiaries shall establish or maintain a Deposit Account that is not a Controlled Account or an Excluded Account.
s.Amendments to Organizational Agreements and Certain Affiliate Contracts
. Subject to the following sentence, no Borrower shall, nor shall it permit any of its Restricted Subsidiaries to amend, waive or otherwise modify (or permit any amendment, waiver or other modification to) (a) any of its Organizational Documents or the Purchase Agreement if the effect thereof would be adverse to any Agent or the Lenders in any material respect; or (b) the TCP Director Agreement if the effect thereof could be reasonably expected to be adverse to Administrative Agent or the Lenders in any material respect.
t.Anti-Corruption Laws; Anti-Terrorism Laws; Sanctions, Etc
. None of the Initial Borrower, the other Credit Parties, their respective Subsidiaries or any director, officer, or employee thereof, or any Affiliate or agent acting on behalf, and at the direction, of any of the foregoing, shall (i) use any corporate funds (including the proceeds of any Loans or any Letter of Credit) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) offer, pay, give, promise to pay, authorize the payment of, or take any action in furtherance of the payment of anything of value directly or indirectly to a Foreign Official or any other Person with the intent to improperly influence the recipient’s action or otherwise to obtain or retain business or to secure an improper business advantage, or use the proceeds of any Loans for any of the foregoing purposes, or (iii) by act or omission, violate any Anti-Corruption Law.
(da)None of the Initial Borrower, the other Credit Parties, their respective Subsidiaries or any director, officer, or employee thereof, or any Affiliate or agent acting on behalf, and at the direction, of any of the foregoing, shall, directly or indirectly, use the proceeds of the Loans or Letter of Credit or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint

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venture partner or other Person for the purpose of financing or facilitating any activity that would violate any Anti-Terrorism Laws.
(db)None of the Initial Borrower, the other Credit Parties, their respective Subsidiaries or any director, officer, or employee thereof, or any Affiliate or agent acting on behalf, and at the direction, of any of the foregoing, shall conduct its business in such a manner so as to, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund, finance or facilitate any activities of or business with any Sanctioned Person or in any Sanctioned Country, or in any manner that would result in the violation of Sanctions applicable to any party hereto.
Section 14.Guaranty
a.Guaranty of the Obligations
. Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers, and all other Obligations (excluding, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Credit Party under any Credit Document, any Secured Interest Rate Agreement or Cash Management Agreement entered into with a counterparty that is a Secured Party, in each case, strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).
b.Contribution by Guarantors
. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such

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Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.06 below.
c.Payment by Guarantors
. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Person (including any other Guarantor by virtue hereof), that upon the failure of any Borrower or other Guarantor to pay in full any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any other Debtor Relief Law), the Guarantors will promptly pay, or cause to be paid, in Cash to Administrative Agent for the ratable benefit of Secured Parties, without any demand or notice whatsoever, an amount equal to the full unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower becoming the subject of a case under the Bankruptcy Code or any other Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid and in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Any payment made in accordance with this section shall be without defense, recoupment, setoff or counterclaim, free of any restriction or condition (other than payment in full in Cash of the Guaranteed Obligations (other than obligations under Cash Management Agreements, obligations pursuant to Secured Interest Rate Agreements and contingent obligations, in each case, not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped)).
d.Liability of Guarantors Absolute
. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and, to the extent permitted by applicable law, shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in Cash of the Guaranteed Obligations (other than obligations under Cash Management Agreements, obligations pursuant to Secured Interest Rate Agreements and contingent obligations, in each case, not yet due and

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owing, and Letters of Credit that have been Cash Collateralized or backstopped). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(dc)this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(dd)Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Secured Party with respect to the existence of such Event of Default;
(de)the obligations of each Guarantor hereunder are independent of the obligations of any Borrower and the obligation of any other guarantor (including any other Guarantor) of the obligations of any Borrower and a separate action or actions may be brought and prosecuted against any other Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;
(df)payment by any Person (including any other Guarantor) of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the full unpaid amount of Guaranteed Obligations;
(dg)any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to the Guarantors;
(dh)any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise in any way to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may:
(a)renew, extend, accelerate, increase the principal amount of, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations in accordance with the terms of the underlying Credit Documents (including, without limitation, any amendment thereto, consent to departure therefrom, or waiver thereof);
(b)settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;
(c)request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations;
(d)in accordance with the terms of the underlying Credit Documents (including any amendment thereto, consent to departure therefrom, or waiver thereof), release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter,

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subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations;
(e)enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case, as such Secured Party in its discretion may determine consistent herewith or the applicable Secured Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed Obligations; and
(f)exercise any other rights available to it under the Credit Documents, any Secured Interest Rate Agreement or any Cash Management Agreement; and
(di)this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full in Cash of the Guaranteed Obligations (other than obligations under Cash Management Agreements, obligations pursuant to Secured Interest Rate Agreements and contingent obligations, in each case, not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped)), including the occurrence of any of the following, whether occurring before, upon or after any demand for payment hereunder, and whether or not any Guarantor shall have had notice or knowledge of any of them: (i) the asserting or enforcing of any right, power or remedy (whether arising under the Credit Documents or any Secured Interest Rate Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto or with respect to any other guarantee of or security for the payment of the Guaranteed Obligations; (ii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, any Secured Interest Rate Agreement, any Cash Management Agreement and/or at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of this Agreement, any of the other Credit Documents, any Secured Interest Rate Agreement, any Cash Management Agreement or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case, whether or not in accordance with the terms hereof or such Credit Document, Secured Interest Rate Agreement, Cash Management Agreement or any agreement relating to such other guaranty or security; (iv) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (v) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, any Secured Interest Rate Agreements, any Cash Management Agreement or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for

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indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (vi) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries, any change in the ownership, control, name, objects, business or assets of any Credit Party, any corresponding restructuring of the Guaranteed Obligations; any amalgamation or consolidation of any Credit Party with any other Person or the consent thereto by any Secured Party to the extent that such actions are not permitted hereunder; (vii) any failure to perfect or continue perfection (or the release) of any Lien in any collateral which secures any of the Guaranteed Obligations; (viii) any defenses, setoffs or counterclaims which any Credit Party may allege or assert against any Secured Party or any other Credit Party or Person in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; (ix) any limitation of status or power, disability, in capacity or other circumstance relating to any Credit Party or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, windingup or other proceeding involving or affecting any Credit Party or any other Person; and (x) other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
e.Waivers by Guarantors
. Each Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Person (including any other Guarantor) including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Person (including any other Guarantor) from any cause other than payment in full in Cash of the Guaranteed Obligations (other than obligations under Cash Management Agreements, obligations pursuant to Secured Interest Rate Agreements and contingent obligations, in each case, not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith (as determined in a final and non-appealable judgment by a court of competent jurisdiction); (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to setoffs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) all notices, demands, presentments, protests, notices of protest, notices of dishonor or nonpayment, notices or proof of reliance, and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any Secured

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Interest Rate Agreements or Cash Management Agreement entered into with a Secured Party (including, without limitation, any Person with respect to any Secured Interest Rate Agreement who was a Secured Party at the time such Secured Interest Rate Agreement was entered into) or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
f.Guarantors’ Rights of Subrogation, Etc.
. Until the Guaranteed Obligations shall have been paid in full in Cash (other than obligations under Cash Management Agreements, obligations pursuant to Secured Interest Rate Agreements and contingent obligations, in each case, not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped) and all Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other guarantor of the Obligations (including any other Guarantor) or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been paid in full in Cash (other than obligations under Cash Management Agreements, obligations pursuant to Secured Interest Rate Agreements and contingent obligations, in each case, not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped) and all Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.02 above. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate in right of payment and security to any rights any Secured Party may have against any Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor (including any other Guarantor). If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
g.Subordination of Other Obligations
. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by (or owing to) any other Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by an Obligee Guarantor after an Event of

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Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
h.Continuing Guaranty
. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full in Cash (other than obligations under Cash Management Agreements, obligations pursuant to Secured Interest Rate Agreements and contingent obligations, in each case, not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped) and all Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
i.Authority of Guarantors or Borrowers
. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
j.Financial Condition of Borrowers
. Any Credit Extension may be made to Borrowers or continued from time to time, and any Secured Interest Rate Agreements and Cash Management Agreements may be entered into from time to time, in each case, without notice to or authorization from any Guarantor regardless of the financial or other condition of any Borrower at the time of any such grant or continuation or at the time such Secured Interest Rate Agreement or Cash Management Agreement is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of such Borrower and its ability to perform its obligations under the Credit Documents, any Secured Interest Rate Agreement or Cash Management Agreement, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Secured Party.
k.Bankruptcy, Etc.
. So long as any Guaranteed Obligations (other than (i) contingent indemnification obligations not yet due and owing, (ii) unasserted expense reimbursement obligations and (iii) obligations under Cash Management Agreements or obligations under Secured Interest Rate Agreements as to which arrangements reasonably satisfactory to the applicable Lender Counterparty have been made) remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have

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by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(dj)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(dk)In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower (or Guarantor), the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
l.Release of Guarantor
. If, in compliance with the terms and provisions of the Credit Documents, (i) all or substantially all of the Capital Stock or property of any Subsidiary Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Credit Party in a transaction permitted hereunder or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder (any such Subsidiary Guarantor, and any Subsidiary Guarantor referred to in clause (ii), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement (including under Section 10.09 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Capital Stock of the Transferred Guarantor, the pledge of such Capital Stock to Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower Representative shall have provided the Agents such certifications or documents as any Agent shall reasonably request, Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.12 in accordance with the relevant provisions of the Collateral Documents; provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving Pro Forma Effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrowers are deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time and (3) an Authorized Officer of the Borrower Representative certifies to Administrative Agent compliance with preceding clauses (1) and (2); provided, further, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any Incremental Equivalent Debt, any Credit Agreement Refinancing Indebtedness, any Indebtedness incurred pursuant to Section 6.01(u), any

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Indebtedness incurred pursuant to Section 6.01(x) or any Permitted Refinancing in respect of any of the foregoing.
Subject to the immediately preceding paragraph of this Section 7.12, the Guaranty made herein shall remain in full force and effect so long as any Lender shall have any Commitment hereunder, any Loan or other Obligations (other than (i) contingent indemnification obligations not yet due and owing and (ii) obligations under Cash Management Agreements or obligations under Secured Interest Rate Agreements as to which arrangements reasonably satisfactory to the applicable Lender Counterparty have been made) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank).
m.Remedies
. The Guarantors jointly and severally agree that, as between the Guarantors and the Secured Parties, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of this Section 7.
n.Instrument for the Payment of Money
. Each Guarantor hereby acknowledges that the guaranty in this Section 7 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
o.General Limitation on Guaranty Obligations
. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other applicable law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Credit Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 7.02, but before giving effect to any other guarantee (including, for the avoidance of doubt, any guarantee of the obligations under the Subordinated

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Credit Agreement)) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
p.Keepwell
. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.16, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.16 shall remain in full force and effect until the payment in full and discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.16 constitute, and this Section 7.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 15.Events of Default
a.Events of Default
. If any one or more of the following conditions or events shall occur:
(dl)Failure to Make Payments When Due. Failure by any Credit Party to pay (i) when due the principal of or premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Loan, by mandatory prepayment or otherwise, but excluding any voluntary prepayment of a Loan; or (iii) when due any interest on any Loan, any Unreimbursed Amount or any fee or any other amount due hereunder, which failure, in the case of this clause (iii) only, continues for a period of five (5) Business Days or more; or
(dm)Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Restricted Subsidiaries to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a) and other than Indebtedness which exists solely by reason of a guaranty by a Credit Party of obligations of other Credit Parties to the extent not prohibited by this Agreement or the other Credit Documents) in an aggregate principal amount of the greater of (x) $10,000,000 and (y) 15% of Consolidated Adjusted EBITDA for the most recently completed Test Period, in each case, beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case, beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that such failure is

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unremedied and is not waived by the holders of such Indebtedness prior to any acceleration of the Loans pursuant to this Section 8.01; or
(dn)Breach of Certain Covenants. (i) The Borrowers or any Restricted Subsidiary fail to perform or observe any term, covenant or agreement contained in any of Sections 5.01(f)(i), 5.02(a) (solely with respect to a Borrower), 5.15, 5.19 or Section 6; provided that the covenant in Section 6.08(a) is subject to cure pursuant to Section 6.08(b); provided further, that failure to comply with Section 6.08(a) shall not constitute an Event of Default with respect to any Term Loans or Term Loan Commitments unless and until the Requisite Revolving Credit Lenders shall have terminated their Revolving Commitments and declared all amounts outstanding thereunder to be due and payable pursuant to this Section 8.01; or
(do)Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document (including the Schedules attached hereto and thereto) or in any statement or certificate at any time given to any Agent or Lender or Issuing Bank by any Credit Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or
(dp)Other Defaults Under Credit Documents. Any Credit Party or any of its Restricted Subsidiaries shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other section of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) a Senior Officer (other than the Chief Information Officer) of such Credit Party becoming aware of such default, or (ii) receipt by any Borrower of notice from Administrative Agent or any Lender of such default; or
(dq)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer of any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(dr)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or

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under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) shall make any assignment for the benefit of creditors; or (ii) any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) shall be unable or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or
(ds)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $10,000,000 (exclusive of amounts covered by insurance provided by a solvent and unaffiliated insurance company that has not denied coverage in writing) shall be entered or filed against any Credit Party or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder); or
(dt)[Reserved];
(du)Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in Material Adverse Effect ; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Internal Revenue Code or under Section 303(k) of ERISA which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or
(dv)Change of Control. A Change of Control shall occur; or
(dw)Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations (other than (i) contingent indemnification obligations not then due and owing, (ii) unasserted expense reimbursement obligations and (iii) obligations under Cash Management Agreements or obligations under Secured Interest Rate Agreements as to which arrangements reasonably satisfactory to the applicable Lender Counterparty have been made), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations ((other than (i) contingent indemnification obligations not then due and owing, (ii) unasserted expense reimbursement obligations and (iii) obligations under Cash Management Agreements or obligations under Secured Interest Rate Agreements as to which arrangements reasonably satisfactory to the applicable Lender Counterparty have been made) in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case, for any reason other than the failure of Collateral Agent or any Secured

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Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or
(dx)Subordination Provisions; Intercreditor Provisions. The subordination provisions of the documents evidencing or governing any Junior Financing of a Credit Party or the intercreditor provisions of the documents evidencing or governing any Junior Financing of a Credit Party shall, in any case, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Junior Financing, as applicable;
THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g) automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower Representative by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; and (C) Administrative Agent may (I) cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents, (II) require the Borrowers to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) and (III) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Credit Documents.
b.Application of Funds
.
After the exercise of remedies provided for in Section 8.01 (or immediately after an Event of Default specified in either clause (f) or (g) of Section 8.01), subject to an Acceptable Intercreditor Agreement, any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable law):
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.03 and amounts payable under Sections 2.17, 2.18 and/or 2.19) payable to Administrative Agent and Collateral Agent, in each case, in its capacity as such;
Second, to payment in full of any Unfunded Advance/Participation (the amounts so applied to be distributed between or among, as applicable, Administrative Agent, the Swing Line Lender and the Issuing Banks on a pro rata basis in accordance with the amount of such Unfunded Advance/Participation owed to them on the date of the relevant distribution);
Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the Issuing Banks (including Attorney Costs payable under Section 10.03 and amounts payable under Sections 2.17, 2.18 and/or 2.19), ratably among them in proportion to the amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Cash

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Management Agreements or Secured Interest Rate Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Cash Management Agreements or Secured Interest Rate Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them;
Sixth, to the payment of all other Obligations of the Credit Parties that are due and payable to Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by law.
Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Obligations under Cash Management Agreements or Secured Interest Rate Agreements may be excluded from the application described above without any liability to Administrative Agent, if Administrative Agent has not received written notice, together with such supporting documentation as Administrative Agent may request, from the applicable Lender Counter Party or Cash Management Bank. Each Lender Counter Party or Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Section 9 for itself and its Affiliates as if a “Lender” party hereto.
Section 16.Agents
a.Appointment of Agents
. Each Lender (in its capacities as Lender and/or an Issuing Bank (if applicable), hereby irrevocably appoints Truist to act on its behalf as Administrative Agent hereunder and under the other Credit Documents for the benefit of the Secured Parties. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any of its Subsidiaries (other than to the

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limited extent expressly set forth in the final sentence of Section 2.06(b)). As of the Closing Date, the Lead Arranger shall not have any obligations but shall be entitled to all the benefits of this Section 9.
(dy)Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith; provided that such Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Section 9 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Section 9 and in the definition of “Related Party” included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Bank.
(dz)Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (including in its capacities as a potential Cash Management Bank and Lender Counterparty) hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 9.11 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder or under any intercreditor agreement at the direction of Administrative Agent), shall be entitled to the benefits of all provisions of this Section 9 (including Section 9.06, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.
b.Powers and Duties
. Each Lender (in its capacities as a Lender and/or an Issuing Bank) irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) as expressly contemplated hereby or by the other Credit Documents as directed in writing by the Requisite Lenders (or, if required hereby, all Lenders), and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, exposes such Agent to personal liability or that is contrary to this Agreement or applicable law, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be a violation of an automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender (or any other Secured Party), and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or

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shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
c.General Immunity
.
(ea)Exculpatory Provisions. Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, Administrative Agent:
(61)makes no warranty or representation to any Secured Party and shall not be responsible to any Secured Party for or have any duty to ascertain or inquire into (1) any statements, warranties or representations (whether written or oral) made in or in connection with the Credit Documents, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the value or the sufficiency of any Collateral, or (5) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent;
(62)shall not be liable for any action taken or not taken by it (1) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.05) or (2) in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction;
(63)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
(64)shall not be responsible for or have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Credit Document on the part of any Credit Party or the existence at any time of any Default or Event of Default under the Credit Documents or to inspect the property (including the books and records) of any Credit Party, and shall be deemed to have no knowledge of any Default or Event of Default unless such Agent shall have received notice thereof in writing from a Lender or a Credit Party stating that a Default or Event of Default has occurred and specifying the nature thereof;
(65)shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Initial Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity;
(66)shall not be responsible for the negligence or misconduct of any sub-agent that it selects as provided in Section 9.11 absent bad faith, gross negligence or willful misconduct

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by Administrative Agent (as determined in a final non-appealable judgment by a court of competent jurisdiction) in the selection of such sub-agents; and
(67)shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, any Credit Document or any other instrument or document furnished pursuant thereto. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other expects selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to any Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Credit Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Credit Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under any Anti-Terrorism Law.
Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
Notwithstanding the foregoing, in no event shall Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Upon request by Administrative Agent, the Borrower Representative shall promptly (and, in any case, not less than three (3) Business Days (or such shorter period as agreed to by Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.05) provide to Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans at such time.
Each party to this Agreement acknowledges and agrees that Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Credit Documents and the notification to Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of Borrowers and the other Credit Parties. Administrative Agent shall not be liable for any action taken or not taken by any such service provider. Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Credit Documents.
(b)    Reliance. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person or Persons, and shall be

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entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Credit Party and its Subsidiaries), independent accountants, experts and other professional advisors selected by it. Administrative Agent also may rely upon any statement made to it orally (including by telephone) and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.
d.Agents Entitled to Act as Lender
. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Administrative Agent shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions of Administrative Agent delegated to it hereunder, and the term “Lender” or “Lenders” shall, unless the context clearly otherwise expressly indicates or otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any of its Affiliates thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from the Credit Parties for services in connection herewith and otherwise without having to account for the same to Lenders.
e.Lenders’ Representations, Warranties and Acknowledgment
. (a) Each Lender and each Issuing Bank represents and warrants that it has made its own independent investigation and credit analysis of the financial condition and affairs of the Initial Borrower and its Subsidiaries based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Initial Borrower and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders and any Issuing Bank or to provide any Lender or any Issuing Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders or the Issuing Bank.
(12)Each Lender, by delivering its signature page to this Agreement as of the Closing Date or thereafter pursuant to Section 10.06 and/or funding its Initial Term Loans, Delayed Draw Term Loans and/or Revolving Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and/or consented to and approved, each Credit Document and each other document required to be approved by Administrative Agent, the Requisite Lenders and/or the Lenders.
f.Right to Indemnity
. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, Issuing Bank, their respective Affiliates and their respective officers, partners, directors, trustees, employees, attorneys-in-fact, administrators, managers, advisors, representatives and agents of Administrative Agent and its Affiliates, as applicable (each, an “Indemnitee Agent Party”), to the extent

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that such Indemnitee Agent Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or other proceedings, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Indemnitee Agent Party (collectively, the “Indemnified Costs”) in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, however, that no Lender shall be liable for any portion of Indemnified Costs resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order (provided, however, that no action taken in accordance with the direction of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.06). Without limitation of the foregoing, each Lender agrees to promptly reimburse each Indemnitee Agent Party promptly upon demand for its Pro Rata Share of any costs and expenses (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) (including, without limitation, reasonable fees and expenses of counsel) payable by Borrowers under Section 10.02, to the extent that such Indemnitee Agent Party is not promptly reimbursed for such costs and expenses by the Borrower Representative (provided that such reimbursement by the Lenders pursuant to this Section 9.06 shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto). If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any Indemnified Costs in excess of such Lender’s Pro Rata Share thereof. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.06 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.
g.Successor Agents
. Any Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders, each Issuing Bank and the Borrower Representative. Upon notice of such resignation, the Requisite Lenders shall have the right to appoint a successor Agent (which, unless a Specified Event of Default has occurred and is continuing at the time of such appointment, shall be subject to the prior written consent of the Borrower Representative, which consent shall not be unreasonably withheld, conditioned or delayed). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which, unless a Specified Event of Default shall have occurred and is continuing, shall be subject to the prior written consent of the Borrower Representative, which consent shall not be unreasonably withheld, conditioned or delayed, and which shall be a commercial bank or trust company organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Requisite Lenders may reasonably request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent,

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and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents. If within thirty (30) days after written notice is given of the retiring Agent’s resignation under this Section 9.07 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 30th day (a) the retiring Agent’s resignation shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Credit Documents and (c) the Requisite Lenders shall thereafter perform all duties of the retiring Agent under the Credit Documents until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation hereunder as Administrative Agent and/or Collateral Agent shall have become effective, the provisions of this Section 9 shall inure to its benefit (and the benefit of any sub-agents appointed by Administrative Agent) as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. It is understood and agreed that the term “Agent” shall not apply to the Lead Arranger under this Section 9.07.
Any resignation by Truist as Administrative Agent pursuant to this Section 9.07 shall also constitute its resignation as Issuing Bank and Swing Line Lender, in which case such resigning Issuing Bank and Swing Line Lender (x) shall not be required to issue any further Letters of Credit or extend any further Swing Line Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swing Line Lender with respect to any Letters of Credit issued by it or Swing Line Loans extended by it, as applicable, prior to the date of such resignation so long as such Letters of Credit, L/C Obligations or Swing Line Loans remain outstanding and not otherwise Cash Collateralized in accordance with the terms herein. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Lender, (ii) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
h.Collateral Documents and Guaranty
.
(a)Agents under Collateral Documents and Guaranty. Each Lender and Issuing Bank (including in their capacities as potential Lender Counterparties party to a Secured Interest Rate Agreement and potential Cash Management Banks party to a Cash Management Agreement) hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents.  Without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, (i) may enter into and sign for and on behalf of the Lenders as Secured Parties, the Collateral Documents for the benefit of the Lenders and the other Secured Parties, (ii) upon the request of the Borrower Representative, will promptly execute any documents or instruments necessary to release any Liens on any property granted to or held by Collateral Agent under any Credit Document, to terminate the perfection of such Liens and to terminate Processor Consent Agreements, landlord waivers and other similar documents (1) upon termination of all Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations not then due and owing, (ii) unasserted expense reimbursement obligations and (iii) obligations under Cash Management Agreements or obligations under Secured Interest Rate Agreements as to which arrangements reasonably satisfactory to the applicable Lender Counterparty have been made), including all obligations under any Secured Interest Rate Agreements and Cash Management Agreements and the

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expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or backstopped) and the Credit Parties agree to enter into a customary payoff letter, customary release and/or other similar agreement in respect thereto with Administrative Agent, (2) to the extent such property  is the subject of a sale or other disposition of assets permitted by this Agreement or under any other Credit Document, (3) to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented, approved, authorized or ratified in writing, (4) to the extent such property is owned by a Subsidiary Guarantor that is released  from its obligations pursuant to Section 7.12 and (5) upon such property constituting Excluded Assets  and (iii) upon the request of the Borrower Representative, will promptly release or (if acceptable to the applicable secured creditor) subordinate any Lien on a property granted to or held by Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.02(l), (m) or (for any Lien securing Indebtedness assumed in connection with a Permitted Acquisition) (u).
Upon request by Administrative Agent or Collateral Agent at any time, the Requisite Lenders (or, if necessary, all Lenders) will promptly confirm in writing the authority of the Agents to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.08.  In each case, as specified in this Section 9.08, Administrative Agent and Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the applicable Guaranty, in each case, in accordance with the terms of the Credit Documents and this Section 9.08.
(b)Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Credit Parties, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the other Credit Documents may be exercised solely by Administrative Agent, on behalf of Secured Parties, in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of the Secured Parties in accordance thereof, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(A)(ii) or otherwise of the Bankruptcy Code), Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purposes of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public or private sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale or other disposition.
i.Cash Management Agreements and Secured Interest Rate Agreements
. Except as otherwise expressly set forth herein, no Cash Management Bank or Lender Counterparty that obtains the benefits of Section 9.08, any Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to or direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such

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case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 9.09 to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Secured Interest Rate Agreements unless Administrative Agent has received written notice of such Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Cash Management Bank or Lender Counterparty, as the case may be.
    The Lender Counterparties hereby authorize Administrative Agent to enter into any Acceptable Intercreditor Agreement or other intercreditor agreement permitted under this Agreement, and any amendment, modification, supplement or joinder with respect thereto, and any such intercreditor agreement is binding upon the Lender Counterparties.
j.Administrative Agent May File Proofs of Claim
. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding related to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower Representative) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(c)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agents and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Agents and the other Secured Parties and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.03(h), 2.10 and 10.02) allowed in such judicial proceeding; and
(d)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.10 and 10.02.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any other Secured Party or to authorize Administrative Agent to vote in respect of the claim of any Lender or any other Secured Party in any such proceeding.
k.Delegation of Duties
. Administrative Agent and/or Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more co-agents, sub agents or attorneys-in-fact appointed by Administrative Agent and/or Collateral Agent. Administrative Agent and/or Collateral Agent and any such sub agent may perform any and all of its

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duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub agent and to the Related Parties of Administrative Agent and/or Collateral Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent and/or Collateral Agent shall not be responsible for the negligence or misconduct of any sub agents, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent or Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub agents. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent and/or Collateral Agent, (i) such sub-agent shall be a third-party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third-party beneficiary, including any independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and/or Collateral Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
l.Lead Arranger Has No Liability
. It is understood and agreed that the Lead Arranger shall not have any duties, responsibilities or liabilities under or in respect of this Agreement whatsoever.
m.Erroneous Payments.
(e)Each Lender and each Issuing Bank hereby agrees that (i) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a)(i) with respect to an Erroneous Payment unless such demand is made within thirty (30) days of the date of receipt of such Erroneous Payment by the applicable Lender or Issuing Bank), such Lender or Issuing Bank shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date that the Administrative Agent demands the return of such Erroneous Payment (or portion thereof) to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on

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“discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this clause (a) shall be conclusive, absent manifest error.

(f)Without limiting immediately preceding clause (a), each Lender and each Issuing Bank hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender or Issuing Bank otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.  Each Lender and each Issuing Bank agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date the Administrative Agent demands return of such Erroneous Payment (or portion thereof) to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(g)Each Borrower and each other Credit Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment of the Obligations.
(h)Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
Section 17.Miscellaneous
a.Notices
.
(i)Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or any Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Documents, and in the

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case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, sent by facsimile or mailed by certified or registered mail or overnight courier service; provided that notices to the Lenders shall not be delivered by facsimile. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).
(j)Electronic Communications. Notices and other communications to the Lenders, the Swing Line Lender and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, the Swing Line Lender or the Issuing Bank pursuant to Section 2 if such Lender, the Swing Line Lender or the Issuing Bank, as applicable, has notified Administrative Agent that it is incapable of receiving notices under Section 2 by electronic communication. Administrative Agent or the Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(k)Change of Address, etc. Any party hereto may change its address or telecopier number or electronic mail address for notices and other communications hereunder by written notice to the other parties hereto.
(l)Posting. Each Credit Party hereby agrees that it will provide to Administrative Agent all information, documents and other materials that it is obligated to furnish to Administrative Agent pursuant to this Agreement and any other Credit Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a Notice of Intent to Cure, (iv) provides notice of any Default or Event of Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such nonexcluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to Administrative Agent at such email address(es) provided to the Borrower Representative from time to time or in such other form, including hard copy delivery thereof, as Administrative Agent shall require. In addition, each Credit Party agrees to continue to provide the Communications to Administrative Agent in the manner specified in this Agreement or any other Credit

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Document or in such other form, including hard copy delivery thereof, as Administrative Agent shall reasonably request. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Credit Party to give any notice or other communication pursuant to this Agreement or any other Credit Document in any other manner specified in this Agreement or any other Credit Document or as any such Agent shall require.
(m)Platform. Each Credit Party further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents and their respective Related Parties do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, noninfringement of third party rights or freedom from viruses or other code defects, is made by any Agent or its Related Parties in connection with the Communications or the Platform. In no event shall any Agent or any of its Related Parties have any liability to the Credit Parties, any Lender, an Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or such Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s bad faith, gross negligence or willful misconduct.
(n)Public/Private.
(68)Each Credit Party hereby authorizes Administrative Agent to distribute (A) to Public Siders (as defined below) all Communications that the Borrower Representative identifies in writing contains no MNPI (“Public Side Communications”), and the Borrowers represent and warrant that no such Public Side Communications contain any MNPI (as defined below), and, at the reasonable written request of Administrative Agent, the Borrower Representative shall use commercially reasonable efforts to identify Public Side Communications by clearly and conspicuously marking the same as “PUBLIC”; and (B) to Private Siders (as defined below) all Communications other than Public Side Communications (such Communications, “Private Side Communications”). The Borrower Representative agrees to designate as Private Side Communications only those Communications or portions thereof that they reasonably believe in good faith constitute MNPI, and agree to use commercially reasonable efforts not to designate any Communications provided under Section 5.01(b), (c) and (d) as Private Side Communications. “Private Siders” means Lenders that have personnel who wish to receive MNPI. “Public Siders” means Lenders that have personnel who do not wish to receive MNPI; it being understood that Public Siders may be engaged in investment and other marketrelated activities with respect to Holding’s, the Borrowers’ or their respective Affiliates’ securities or loans. “MNPI” means material nonpublic information (within the meaning of U.S. federal and state securities laws) with respect to the Initial Borrower, its Affiliates, its Subsidiaries and any of their respective securities.
(69)Each Lender acknowledges that U.S. federal securities laws prohibit any Person from purchasing or selling securities on the basis of material, nonpublic information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such

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information to any other Person. Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.
(70)Each Lender acknowledges that circumstances may arise that require it to refer to Communications that may contain MNPI. Accordingly, each Lender agrees that it will use commercially reasonable efforts to designate at least one (1) individual to receive Private Side Communications on its behalf in compliance with its procedures and applicable requirements of law and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire. Each Lender agrees to notify Administrative Agent in writing from time to time of such Lender’s designee’s email address to which notice of the availability of Private Side Communications may be sent by electronic transmission.
(o)Reliance by Administrative Agent, Issuing Bank and Lenders. Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices) purportedly given by or on behalf of the Borrower Representative even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify Administrative Agent, the Issuing Bank, each Lender and the respective Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in the absence of gross negligence, willful misconduct or bad faith of such Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.
b.Expenses
. The Borrowers shall pay, promptly following written demand therefor: (i) (A) all reasonable and documented outofpocket expenses incurred by the Agents and their respective Affiliates in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution and delivery of the Agreement and other Credit Documents and (B) all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent, Collateral Agent and their respective Affiliates in connection with the administration of this Agreement and the other Credit Documents, the monitoring and perfection of Liens and any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with postclosing costs and expenses, including costs related to searches to confirm that security filings and recordations have been properly made (including, in the case of clauses (A) and (B), the reasonable and documented out-of-pocket fees charges and disbursements of one counsel to the Lead Arranger, Administrative Agent, Collateral Agent and their respective Affiliates, taken as a whole, and, if reasonably necessary, one local counsel in any relevant jurisdiction, in each case, incurred in connection with the Facilities and any related documentation (including this Agreement and any other Credit Document)), (ii) all reasonable and documented outofpocket expenses incurred by the Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Swing Line Lender in connection with any Swing Line Loans or amendment, renewal or extension thereof or any demand for payment thereunder, (iv) all reasonable and documented outofpocket expenses incurred by the Lead Arranger, Administrative Agent, Collateral Agent, any Lender or the Issuing Bank and their respective Affiliates (including the reasonable and documented outofpocket fees, charges and disbursements of one counsel to the Agents, the Lenders and the Issuing Bank and their respective

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Affiliates, taken as a whole, and, in the case of an actual or perceived conflict of interest, one additional counsel to each group of similarly affected parties, taken as a whole, plus, if reasonably necessary, the reasonable and documented outofpocket fees, charges and disbursements of one local counsel and regulatory counsel per relevant jurisdiction (plus one additional counsel in each relevant jurisdiction due to an actual or perceived conflict of interest for each group of similarly affected parties) and, upon consultation with the Borrower Representative, consultants, for Administrative Agent, Collateral Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section 10.02, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such outofpocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
c.Indemnity
.
(p)Each Credit Party shall indemnify the Lead Arranger, Administrative Agent (and any subagent thereof), Collateral Agent (and any subagent thereof), each Lender, the Issuing Bank, the Swing Line Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties, costs, reasonable and documented outofpocket and invoiced expenses other than Taxes (including the reasonable and documented out of pocket fees and reasonable out of pocket expenses of (1) one counsel for all Indemnitees (plus one additional counsel in each relevant jurisdiction and, in the case of an actual or perceived conflict of interest and after notice to the Borrower Representative, one additional counsel to each group of similarly affected parties) of any kind or nature incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the financing contemplated hereby, including the execution or delivery of this Agreement, any other Credit Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or the enforcement of any Credit Document, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any Real Estate Asset or facility now or hereafter owned, leased or operated by the Borrowers or any Restricted Subsidiary at any time, or any Environmental Claim related in any way to the Borrowers or any Restricted Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Person, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties, (y) result from a claim brought by the Borrowers or any other Credit Party against an Indemnitee or its Related Parties for material breach of such Indemnitee’s obligations hereunder or under any other Credit Document (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) arise from disputes arising solely among Indemnitees, other than any claims against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent, Collateral Agent, the Issuing Bank, the Swing Line Lender or a Lead Arranger (or other Agent role) under this Agreement or the other

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Credit Documents, that do not involve any act or omission by the Borrowers or any of their respective Restricted Subsidiaries or Affiliates.
(q)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereby waives, any claim against any other party on any theory of liability, for special, indirect, consequential (including, without limitation, any lost profits, business or anticipated savings) or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Credit Parties’ indemnification obligations pursuant to Section 10.03 to the extent set forth therein to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.
(r)Payments. All amounts due under this Section 10.03 (other than amounts required to be paid on the Closing Date pursuant to Section 3.01(k)) shall be payable not later than thirty (30) Business Days after written demand (including detailed invoices) therefor.
(s)Survival. The obligations of the Credit Parties under this Section 10.03 shall survive and remain in full force and effect regardless of the termination of the Commitments, the repayment, satisfaction or discharge of all obligations under any Credit Document and the termination of this Agreement.
d.SetOff
. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender and its Affiliates are hereby authorized by each Credit Party (to the fullest extent permitted by applicable law) at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party (now or hereafter existing under this Agreement or any other Credit Document) to such Lender under any Credit Document, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand under this Agreement or any other Credit Document, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 10.04 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Any Person exercising rights of setoff under this Section 10.04 shall use its reasonable efforts to provide to

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the Borrower Representative and Administrative Agent prompt notice of the exercise of such rights; provided, however, the failure of such Person to provide such notice shall not in any manner affect the validity of such action.
e.Amendments and Waivers
.
(t)Requisite Lenders’ Consent. Subject to Sections 10.05(b) and 10.05(c), no amendment, modification, termination, supplement, change or waiver of any provision of this Agreement or any other Credit Document (other than the Fee Letter, which shall be governed by its terms), or consent to any departure by any Credit Party therefrom, shall in any event be effective unless in writing signed by the Requisite Lenders (or by Administrative Agent with the consent of the Requisite Lenders) and the applicable Credit Party.
(u)Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly and adversely affected thereby (but not the consent of the Requisite Lenders), no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(a)extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Sections 3.01 and 3.02 or of any Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall not constitute an extension or increase of any Commitment of any Lender);
(b)reduce or forgive the principal amount of, the rate of interest specified herein on, or the premiums (if any) on payments of, any Loan or L/C Borrowing, any fees, interest or other amounts payable hereunder or under any other Credit Document, it being understood that (x) any waiver of (or amendment to the terms of) any mandatory prepayment of the Loans or mandatory reduction of any Commitments or any Default or Event of Default (other than a payment Default or Event of Default) shall not constitute such a reduction or forgiveness, and (y) any change to the definition of “Total Net Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest; provided, however, that only the consent of the Requisite Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay any amount at the Default Rate and such waiver shall not constitute a reduction of the rate of interest hereunder;
(c)postpone any date scheduled for any payment of interest, fees or principal (including final maturity) under Sections 2.07, 2.10 and 2.11, respectively (provided that the consent of each Lender of a Class shall be required to extend the Maturity Date of such Class), it being understood that the waiver of (or amendment to the terms of) (i) any Default or Event of Default (other than a payment Default or Event of Default) shall not constitute a postponement of any date scheduled for the payment of principal, fees or interest;
(d)change the application of proceeds among the Lenders pursuant to this Agreement or any applicable Credit Document, including the order of application of any reduction in the Commitments or any prepayment of Loans between the Facilities from

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the application thereof as set forth in the definition of “Pro Rata Share” and the applicable provisions of Sections 2.05, 2.14, 2.16 or 8.02, respectively; or
(e)amend, modify, terminate or waive any provision of this Section 10.05(b) or Section 10.05(c); or
(f)Subordinate the payment priority of the Obligations to the obligations in respect of any other Indebtedness.
(v)Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:
(a)change the voting percentages in the definition of “Requisite Lenders”, “Requisite Revolving Credit Lenders”, “Requisite Class Lenders” or any other provision of any Credit Document (including this Section 10.05) specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder and thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, other than to increase such percentage or number or to grant any additional Lender (or group of Lenders) additional rights (for the avoidance of doubt, without restricting, reducing or otherwise modifying any existing rights of Lenders) to waive, amend or modify or make any such determination or grant any such consent;
(b)release all or substantially all of the Collateral, or subordinate the Liens on the Collateral under the Credit Documents to Liens securing other Indebtedness, in either case, in any transaction or series of related transactions, without the written consent of each Lender;
(c)release all or substantially all of the value of the Guarantees without the written consent of each Lender;
(d)(1) amend, waive or modify any condition precedent as to any Credit Extension under one or more Classes of Revolving Loan Commitments without written consent of the Requisite Revolving Credit Lenders and (2) amend, waive or otherwise modify any term or provision which directly and adversely affects Lenders under one or more Classes of Commitments and does not directly and adversely affect Lenders under any other Class, in each case, without the written consent of the Requisite Class Lenders under such applicable Class or Classes of Commitments (and in the case of multiple Classes which are affected, such Requisite Class Lenders shall consent together as one Class) (it being understood that any amendment to the conditions (x) of effectiveness of Incremental Commitments set forth in Section 2.24 shall be subject to clause (c)(v) below and (y) to the incurrence of Delayed Draw Term Loans shall be subject to clause (c)(x) below); provided, however, that the waivers described in this clause (iv) shall not require the consent of any Lenders other than (x) the Requisite Revolving Credit Lenders or the Requisite Class Lenders under such Class or Classes, as applicable, and (y) in the case of any waiver that otherwise would be subject to clause (b) above, each Lender or each directly and adversely affected Lender (as specified in clause (b) above) under the applicable Class or Classes of Commitments;
(e)amend, waive or otherwise modify any term or provision which directly affects Lenders of one or more Term Loans and does not directly affect Lenders under

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any other Class of Term Loans, in each case, without the written consent of the Requisite Class Lenders under such applicable Class of Term Loans (and in the case of multiple Classes which are affected, such Requisite Class Lenders shall consent together as one Class); provided, however, that the waivers described in this clause (v) shall not require the consent of any Lenders other than (x) the Requisite Class Lenders under such applicable Term Loans and (y) in the case of any waiver that otherwise would be subject to clause (b) above, each Lender, each directly affected Lender or each directly and adversely affected Lender (as specified in clause (b) above) under the applicable Class or Classes of Term Loans;
(f)unless in writing and signed by each Issuing Bank in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, such Issuing Bank under this Agreement, any other Credit Document or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple Issuing Banks, with only the written consent of Administrative Agent, the applicable Issuing Bank and the Borrowers so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment, and if applicable the other Issuing Bank, if any who have not executed such amendment, are not adversely affected thereby;
(g)unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Swing Line Lender under this Agreement or any other Credit Document; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of Administrative Agent, the Swing Line Lenders and the Borrower Representative so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment are not adversely affected thereby;
(h)amend, modify or waive Section 6.08 or the definition of “Total Net Leverage Ratio” or any component definition thereof (in each case, solely as such definition would is used for purposes of Section 6.08 without the prior written consent of the Requisite Revolving Credit Lenders);
(i)unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, Administrative Agent and/or Collateral Agent under this Agreement or any other Credit Document; or
(j)amend, waive or otherwise modify any condition precedent set forth in Section 3.02 with respect to the making of Delayed Draw Term Loans without the written consent of the Requisite Class Lenders in respect of the Delayed Draw Term Commitments.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, termination, waiver, supplement or change hereunder (and any amendment, modification, waiver, supplement, termination or change which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting

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Lender may not be increased or extended without the consent of such Lender and (y) any amendment, modification, supplement, waiver or change requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(d)Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any amendment, modification, waiver, supplement, termination or change shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, supplement, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.
(e)Technical Amendment. If Administrative Agent and the Borrower Representative shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any ambiguity, error, omission, mistake or defect of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Credit Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Credit Document), then Administrative Agent (acting in its sole discretion) and the Borrower Representative or any other relevant Credit Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document. Notification of such amendment shall be made by Administrative Agent to the Lenders promptly upon such amendment becoming effective. Any such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Requisite Lenders within five (5) Business Days following receipt of notice thereof.
(f)No Waiver. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at such time. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.
f.Successors and Assigns; Participations
.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Except as permitted by Section 6.09, no Credit Party’s rights or obligations hereunder nor any interest herein may be assigned or delegated by any Credit Party without the prior written consent of Administrative Agent, Collateral Agent, the Issuing Bank, the Swing Line Lender and each Lender (and any attempted assignment or transfer by any Credit Party shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (c) of this Section 10.06, (ii) by way of participation in accordance with the provisions of paragraph (g) of this Section 10.06, (iii) by way of pledge or assignment of a security interest in accordance with paragraph (h) of this Section 10.06 or (iv) to an Affiliated Lender in accordance with the provisions of paragraph (i) of this Section 10.06. Nothing

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in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.06, Indemnitees under Section 10.03, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. The Credit Parties, Administrative Agent, the Issuing Bank and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until a fullyexecuted Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.06(d). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. This Section 10.06(b) shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury regulations (or any other relevant or successor provisions of the Internal Revenue Code or of such Treasury regulations).
(c)Right to Assign by Lenders. Each Lender shall have the right at any time to sell, assign or transfer to any Person otherwise constituting an “Eligible Assignee” all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or Commitment assigned, except that this proviso shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis); provided that:
(1) except in the case of any assignment to a Lender or an Affiliate of a Lender or a Related Fund, each such assignment pursuant to this Section 10.06(c) shall be in an aggregate amount of not less than (A) $2,500,000 (or such lesser amount as may be agreed to by Borrower Representative and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $1,000,000 (or such lesser amount as may be agreed to by Borrower Representative and Administrative Agent or as shall constitute the aggregate amount of the Term Loan Commitments and Term Loans of the assigning Lender) with respect to the assignment of the Term Loan Commitments and Term Loans (provided that contemporaneous assignments to or by two (2) or more affiliated Related Funds shall be aggregated for purposes of meeting such minimum transfer amount);
(2)the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with (x) such forms, certificates or other evidence, if any, with respect to U.S. federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c) and (y) a processing and recordation fee of $3,500 (which fee may be waived or reduced by Administrative Agent in its discretion), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire and all documentation and other information with respect to the assignee

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that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and Beneficial Ownership Regulation;
(3)to the extent that the list of Disqualified Institutions (the “DQ List”) is made available to all Lenders or potential assignees, no assignment shall be made to a Disqualified Institution without the Borrower Representative’s consent in writing (which consent may be withheld in its sole discretion); provided that no consent of the Borrower Representative shall be required if an Event of Default set forth in Section 8.01(f) or (g) has occurred and is continuing; and
(4)notwithstanding anything to the contrary contained in this Section 10.06(c) or any other provision of this Agreement, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans to PRTH, the Initial Borrower and its Restricted Subsidiaries on a nonpro rata basis, subject to the following limitations:
1.no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;
2.PRTH, the Initial Borrower or any Restricted Subsidiary shall repurchase such Term Loans through either (x) conducting one or more Dutch Auctions or (y) open market purchases on a non-pro rata basis;
3. with respect to all repurchases made by PRTH, the Initial Borrower or any Restricted Subsidiary pursuant to this Section 10.06(c)(iv), (w) all assignees to the relevant Assignment Agreement shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of such Assignment Agreement, (x) neither the Initial Borrower nor the Restricted Subsidiaries shall use the proceeds of any Revolving Loans or Swing Line Loans to acquire such Term Loans and (y) the assigning Lender and PRTH, the Initial Borrower or any Restricted Subsidiary, as applicable, shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to U.S. federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c);
4.following repurchase by PRTH, the Initial Borrower or any Restricted Subsidiary pursuant to this Section 10.06(c)(iv), the Term Loans so repurchased shall, without further action by any Person, be deemed irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect, for all purposes of this Agreement and all other Credit Documents, including, but not limited to the following purposes: (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (3) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document and PRTH, the Initial Borrower and/or the Restricted Subsidiaries shall neither obtain nor have any rights as a Lender hereunder or under the other Credit Documents by virtue of such repurchase (without limiting the foregoing, in all events, such Term Loans may not be resold or otherwise assigned, or subject to any participation, or otherwise transferred by PRTH, the Initial Borrower and/or any Restricted Subsidiary). In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.06(c)(iv)(D), Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation; provided that upon such prepayment, termination, extinguishment and cancellation, the aggregate outstanding principal amount of the

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relevant Class of Term Loans shall be deemed reduced, as of such date, by the full par value of the aggregate principal amount of Term Loans so cancelled, and each principal repayment installment with respect to such Class of Term Loans pursuant to Section 2.11 shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of any applicable Term Loans so cancelled.
(d)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower Representative and shall maintain a copy of such Assignment Agreement.
(e)[Reserved].
(f)Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that its rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than (i) as set forth in the immediately following proviso and (ii) any rights that survive the termination hereof under Section 10.08) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of Sections 2.18, 2.19, 10.02, 10.03 and 10.04 with respect to matters arising prior to the effective date of such assignment); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrowers shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(g)Participations. Each Lender shall have the right at any time, without the consent of, or notice to, any Credit Party, Administrative Agent, or the Issuing Bank to sell one or more participations to any Person (other than a natural person, the Borrowers or their respective Subsidiaries or any of their respective Affiliates or any Disqualified Institution (provided that the DQ List is made available to all Lenders; provided, further, that any Lender may rely on a certificate from a Person that such Person is not a Disqualified Institution, and such Lender shall have no liability for selling a participation to such Person in reliance upon such certification) (each, a “Participant”) in all or any portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such participating Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, Administrative Agent, the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or

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instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and such Participant shall not be entitled to require such Lender to take or omit to take any action hereunder; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver (x) described in subclauses (i) through (iv) of Section 10.05(b) that directly affects such Participant or any amendment, modification or waiver described in Section 10.05 that requires the consent of each Lender. Each Credit Party agrees that each Participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and 2.19 (it being understood that the documentation required under Section 2.19(c) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section 10.06; provided (i) a participant shall not be entitled to receive any greater payment under Sections 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such Participant is made with Borrower Representative’s prior written consent or to the extent such greater payment is the result of a change in law that occurs after the date of such sale, and (ii) a Participant that would be a NonU.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Credit Parties, to comply with Section 2.19 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided such Participant agrees to be subject to Section 2.16 as though it were a Lender. In the event that any Lender sells participations in the Commitments and/or Loans (a “Registered Loan”), such Lender, as a nonfiduciary agent of the Borrowers, shall maintain a register on which it enters the name and address of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan which is the subject of the participation (the “Participant Register”). A Registered Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Registered Loan may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and, solely with respect to disclosure to the Borrowers, to confirm a Participant is not a Disqualified Institution. The entries in a Participant Register shall be presumptively correct absent manifest error, and such Lender shall treat each Person whose name is recorded in a Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Administrative Agent shall have no responsibility (in its capacity as Administrative Agent) for (i) maintaining a Participant Register and (ii) any Lender’s compliance with this Section 10.06, including any sale of participations to a Disqualified Institution in violation hereof by any Lender.
(h)Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.06, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank or similar central bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System or any similar regulation and any operating circular issued by such Federal Reserve Bank or similar central bank; provided, no Lender, as between the Credit Parties and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided, further, in no event

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shall the applicable Federal Reserve Bank or similar central bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.
(i)Affiliated Lenders.
(5)In addition to the other rights provided in this Section 10.06, each Lender may assign all or a portion of any of its Term Loans on a non-pro rata basis to any Person who, after giving effect to such assignment, would be an Affiliated Lender through either (a) a Dutch Auction or (b) open market purchases on a nonpro rata basis; provided that:
5.all parties to the relevant Affiliated Lender Assignment Agreement shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of such Affiliated Lender Assignment Agreement;
6.the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to Administrative Agent an assignment agreement substantially in the form of Exhibit L hereto (an “Affiliated Lender Assignment Agreement”), it being understood that each Affiliated Lender Assignment Agreement shall, among other things, provide for a power of attorney in favor of Administrative Agent to vote the claims in respect of the Loans held by such Affiliated Lender in an Insolvency Proceeding as provided in clause (iv) below;
7.for the avoidance of doubt, Lenders shall not be permitted to assign any Revolving Commitments or Revolving Loans to an Affiliated Lender, and any purported assignment of any Revolving Commitments or Revolving Loans to an Affiliated Lender shall be null and void; and
8.at all times, including at the time of such assignment and after giving effect to such assignment, (1) the aggregate principal amount of all Term Loans held by all Affiliated Lenders shall not exceed twenty-five percent (25%) of all Term Loans outstanding under this Agreement plus all other Indebtedness secured by Liens that are pari passu with the Term Loans and (2) the number of Affiliated Lenders in the aggregate shall at no time exceed forty-nine percent (49%) of the aggregate number of all Lenders. In the event that such percentage or limit under clause (1) or (2) of the immediately preceding sentence shall be exceeded, whether at the time of any assignment or at any time thereafter, the Borrowers shall, within ten (10) Business Days, cause Affiliated Lenders to assign its Term Loans and Commitments in accordance with Section 10.06(c) or to make capital contributions or assignments of Term Loans and Commitments directly or indirectly to any Borrower in accordance with clause (ii) below, in each case, in an amount such that after giving effect thereto, the aggregate principal amount of all Loans and Commitments held by the Affiliated Lenders does not exceed twenty-five percent (25%) of all Term Loans plus all other Indebtedness secured by Liens that are pari passu with the Term Loans then outstanding or to the extent necessary to cause such limit not to be exceeded.
(6)Notwithstanding anything to the contrary herein, each Affiliated Lender, in its capacity as a Term Lender, in its sole and absolute discretion, may make one or more capital contributions or assignments of Term Loans that it acquires in accordance with this Section 10.06(ii) or otherwise directly or indirectly to any Borrower solely in exchange for Permitted Stock Issuances of the Initial Borrower (or any direct or indirect parent of the Initial Borrower) upon written notice to Administrative Agent. Immediately upon any Borrower’s acquisition of Term Loans from an Affiliated

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Lender, such Term Loans and all rights and obligations as a Lender related thereto shall for all purposes (including under this Agreement, the other Credit Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and no any Borrower shall obtain or otherwise have any rights as a Lender hereunder or under the other Credit Documents by virtue of such capital contribution or assignment; provided that, upon such prepayment, termination, extinguishment and cancellation, the aggregate outstanding principal amount of the relevant Class of Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled, and each principal repayment installment with respect to such Class of Term Loans pursuant to Section 2.11 shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of any applicable Term Loans so contributed and cancelled.
(7)Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among Administrative Agent and/or any Lender to which representatives of the Credit Parties are not invited, (B) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Credit Party or any representative of any Credit Party, or (C) make or bring (or participate in, other than as a passive participant or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against any Agent or Lender with respect to any duties or obligations, or alleged duties or obligations, of such Agent or Lender under the Credit Documents.
(8)Notwithstanding anything in Section 10.05 or the definition of “Requisite Lenders” or “Requisite Class Lenders” to the contrary, (A) for purposes of any consent to any amendment, modification or waiver, of, consent to, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under, this Agreement or any other Credit Document, each Affiliated Lender will be deemed to have consented in the same proportion as the Term Lenders that are not Affiliated Lenders, unless such amendment, modification, waiver, consent or other action shall (1) increase any Commitment of such Affiliated Lender, (2) extend the due date for any scheduled installment of principal of any Term Loan held by such Affiliated Lender, (3) extend the due date for interest under the Credit Documents owed to such Affiliated Lender, (4) reduce any amount owing to such Affiliated Lender under any Credit Document, or (5) deprive such Affiliated Lender of its Pro Rata Share of any principal and interest payments with respect to the Term Loan unless, in the case of clauses (2), (3) and (4), such extension or reduction does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, and (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Plan”), each Affiliated Lender hereby agrees (x) subject to clause (z) below, not to vote on such Plan, (y) if such Affiliated Lender does vote on such Plan notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (z) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y), in each case, under this clause (iv)(B) unless such Plan adversely affects such Affiliated Lender more than other Term Lenders in any material respect (it being understood that such Affiliated Lender may vote in its discretion if a Plan proposes to treat Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of

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similar Obligations held by Term Lenders that are not Affiliated Lenders), and (C) each Affiliated Lender hereby irrevocably appoints Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in Administrative Agent’s discretion to take any action and to execute any instrument that Administrative Agent may deem reasonably necessary or appropriate to carry out the provisions of this clause (iv), including to ensure that any vote of such Affiliated Lender on any Plan is withdrawn or otherwise not counted (other than any vote of such Affiliated Lender contemplated by clause (z)). For the avoidance of doubt, the Lenders and each Affiliated Lender agree and acknowledge that the provisions set forth in this clause (iv) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Credit Party has filed for protection under the Bankruptcy Code.
(j)Disqualified Institutions. Notwithstanding anything to the contrary contained herein, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower Representative has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation; provided, that such consent shall not be required if an Event of Default set forth under Section 8.01(f) or (g) has occured and is continuing). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrowers of an Assignment Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this paragraph (j) shall not be void, but the other provisions of this paragraph (j) shall apply.
(9)If any assignment or participation is made to any Disqualified Institution without the Borrower Representative’s prior written consent in violation of paragraph (j) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and Administrative Agent, (1) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Commitment, (2) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations of such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(10)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (i) will not (x) have the right to receive information, reports or other materials provided to Lenders by any Borrower, Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of

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Administrative Agent or the Lenders and (ii) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or similar plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Institution does vote on such Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the applicable bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(11)The Borrowers hereby expressly authorize Administrative Agent to (A) post the DQ List on the Platform, including that portion of the Platform that is designated for Public Siders and/or (B) provide the DQ List to each Lender or potential assignees.
g.Acknowledgement Regarding Any Supported QFCs
To the extent that the Credit Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(k)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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h.Survival of Representations, Warranties and Agreements
. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Administrative Agent, the Issuing Bank and each Lender, regardless of any investigation made by Administrative Agent, Issuing Bank or any Lender or on their behalf and notwithstanding that Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Interest Rate Agreements, Cash Management Agreements or contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the Letter of Credit related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank).   Notwithstanding anything herein or implied by law to the contrary and without affecting any other survival language as set forth herein or in any other Credit Document, the provisions of Sections 2.17(c), 2.18, 2.19, 10.02, 10.03, 10.04, 10.10, 10.14, 10.15, 10.16, 10.17, Section 9 and each other provision in any Credit Document which expressly so states shall survive the payment of the Obligations and the termination of the Aggregate Commitments.
i.No Waiver; Remedies Cumulative
. No failure or delay on the part of any Agent, any Lender, any Issuing Bank or the Swing Line Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent, each Issuing Bank and each Lender hereunder or under any other Credit Documents are cumulative and not exclusive and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Interest Rate Agreements entered into with a Secured Party. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
j.Marshalling; Payments Set Aside
. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent, any Issuing Bank or the Lenders (or to Administrative Agent, on behalf of the Lenders), or Administrative Agent, Collateral Agent, any Issuing Bank or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required (including pursuant to any settlement entered into by Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had

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not been made or such enforcement or setoff had not occurred and (b) each Lender and each Issuing Bank severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
k.Severability
. In case any provision in or obligation hereunder or under any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, (a) the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided, that the Lenders shall charge no fee in connection with any such amendment.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
l.Obligations Several; Actions in Concert
. The obligations of the Issuing Bank and the Lenders hereunder are several and no Issuing Bank or Lender shall be responsible for the obligations or Commitment of any other Issuing Bank or Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Issuing Bank or Lenders pursuant hereto or thereto, shall be deemed to constitute the Issuing Bank and Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Issuing Bank and each Lender hereby agrees with each other Issuing Bank and each other Lender that no Issuing Bank or Lender shall take any action to protect or enforce its rights arising out of this Agreement, any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of Administrative Agent or Requisite Lenders, as applicable, it being the intent of the Issuing Bank and the Lenders that any such action to protect or enforce rights under this Agreement, any Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of Administrative Agent or Requisite Lenders, as applicable.
m.Headings
. Section headings and the Table of Contents used herein or in any other Credit Document are for convenience of reference only, shall not constitute a part of this Agreement or any other Credit Document and shall not affect the construction of or be given any substantive effect in interpreting this Agreement or any other Credit Document.
n.APPLICABLE LAW
. THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER OR THEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE VALIDITY, INTERPRETATION, CONSTRUCTION, BREACH, ENFORCEMENT OR TERMINATION HEREOF AND THEREOF, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE GOVERNED BY, AND SHALL BE

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CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
o.CONSENT TO JURISDICTION, SERVICE OF PROCESS, ETC
. THE BORROWERS AND EACH OTHER CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO IN ANY WAY CONNECTED, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, IN EACH CASE, WHETHER OR NOT EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION; (B) WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO; (C) CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.01; AND (D) AGREES THAT THE AGENTS, THE ISSUING BANK AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.   NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER CREDIT DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY CREDIT PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.  WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.15 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, (A) ON THE CLOSING DATE AND UNTIL A PROCESS AGENT IS APPOINTED IN ACCORDANCE WITH THE IMMEDIATELY FOLLOWING CLAUSE (B), EACH BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER REPRESENTATIVE (AND THE BORROWER REPRESENTATIVE HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND (B) EACH CREDIT PARTY AGREES THAT PROCESS MAY BE SERVED ON IT THROUGH THE PROCESS AGENT SELECTED IN ACCORDANCE WITH ITEM NUMBER 3 OF SCHEDULE 5.15. IN THE EVENT SUCH PROCESS AGENT NO LONGER ACCEPTS SERVICE OF PROCESS AS AFORESAID AND IF ANY CREDIT PARTY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK, SUCH CREDIT PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED ABOVE AND ACCEPTABLE TO ADMINISTRATIVE AGENT, AS EACH CREDIT PARTY’S AUTHORIZED DESIGNEE,

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APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.

p.WAIVER OF JURY TRIAL
. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR DIRECTLY OR INDIRECTLY ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN EACH OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
q.Confidentiality
. Each Agent and each Lender shall hold all nonpublic information regarding each Credit Party and its Subsidiaries and their businesses obtained by such Lender confidential, it being understood and agreed by the Credit Parties that, in any event, each Agent, the Issuing Bank and each Lender may make (i) disclosures of such information to its Affiliates and to its and its Affiliates’ respective Related Parties (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or Participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Interest Rate Agreements or Cash Management Agreements (provided, such contemplated assignees, counterparties and advisors are not Disqualified Institutions (provided that the DQ List is made available to any contemplated assignees, Participants, counterparties and advisors who specifically requests a copy

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thereof) and are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency for the purpose of obtaining a credit rating applicable to any Credit Party or the credit facilities hereunder or to the CUSIP Service Bureau or any similar organization; provided, that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender,  (iv) disclosure to any Lender’s financing sources, provided, that prior to any disclosure, such financing source is advised of and agrees to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (v) disclosures required or requested by any Governmental Authority or self-regulatory authority (including the NAIC) having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review of any Lender or its Affiliates by any Governmental Authority or regulatory authority having jurisdiction over any Lender and its Affiliates), (vi) disclosure of such information pursuant to the order of any court or administrative agency or to the extent required by applicable requirements of law, rule or regulations or by any subpoena or similar legal process, provided that Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower Representative  as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation and will use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment, (vii) disclosure of such information, to the extent such information (x) becomes publicly available other than as a result of a breach of this Section 10.17, (y) becomes available to Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than a Credit Party or (z) is independently developed by Administrative Agent, any Lender or the Issuing Bank without the use of such information, (viii) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, but only to the extent in furtherance of such exercise or enforcement, (ix) disclosures of such information for purposes of establishing a “due diligence” defense, (x) disclosure of such information with the consent of the Borrower Representative and (xi) in connection with a pledge or assignment permitted under Section 10.06(h); provided, unless specifically prohibited by applicable law or court order, each applicable Agent or Lender shall (A) make reasonable efforts to notify, to the extent practicable and legally permissible, Borrower Representative of any request by any Governmental Authority, self-regulatory authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such nonpublic information prior to disclosure of such information, and (B) reasonably cooperate with the Borrowers in attempting to obtain, at the expense of the Borrowers, any protective relief which the Borrowers seek with respect to the disclosure of such information (provided, however, that no Agent or Lender shall be required to initiate any litigation or proceeding or to take any other action that it believes in good faith would be disadvantageous or adverse in any respect to it).  In addition, each of the Administrative Agent and the Lenders may disclose the existence of this Agreement and the terms of this Agreement to market data collectors, credit insurance providers, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments, including the CUSIP Service Bureau. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties) (collectively, “Trade Announcements”).  No Credit Party shall issue any Trade Announcement

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except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Administrative Agent.

r.Usury Savings Clause
. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrowers shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrowers. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
s.Counterparts
. This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic

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signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
t.Effectiveness; Integration
. Except as provided in Section 3.01, this Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower Representative and Administrative Agent of the counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. The provisions of this Agreement and the other Credit Documents set forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, oral or written, and all other communications between the parties relating to the subject matter hereof and thereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or .pdf (or similar file) by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
u.PATRIOT Act
. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the PATRIOT Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the PATRIOT Act and the applicable regulations: (i) within ten (10) days after the Closing Date, and (ii) at such other times as are required under the PATRIOT Act and Beneficial Ownership Regulation.
v.Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(l)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(m)the effects of any Bail-in Action on any such liability, including, if applicable:
i.a reduction in full or in part or cancellation of any such liability;
ii.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or

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other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
iii.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
w.No Advisory or Fiduciary Responsibility
. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lead Arranger are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Agents, the Lead Arranger and the Lenders, on the other hand, (B) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and is not relying on any Agent, Lender or Issuing Bank for advice with respect to such issues, and (C) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) Administrative Agent, the Lead Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Agents, the Lead Arranger nor any Lender has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) Administrative Agent, the Lead Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and neither Administrative Agent nor the Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Credit Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Credit Party hereby waives and releases any claims that it may have against Administrative Agent, the Lead Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
x.Intercreditor Agreements
. Each Lender hereunder (a) agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement and (b) authorizes and instructs the Administrative Agent to enter into any Acceptable Intercreditor Agreement approved by the Administrative Agent on behalf of such Lender. In the event of any conflict or inconsistency between the provisions of any Acceptable Intercreditor Agreement and this Agreement, the provisions of such Acceptable Intercreditor Agreement shall control.
Section 18.Nature of Obligations
a.Joint and Several Liability of the Borrowers; Cross-Guaranty
.
(a)Notwithstanding anything to the contrary contained elsewhere in this Agreement or any other Credit Document, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans, Letters of Credit and all other Obligations pursuant to this Agreement and

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each other Credit Document (including all fees, indemnities and other Obligations in connection therewith or in connection with the related Revolving Commitments) shall constitute the joint and several obligations of each of the Borrowers. The Borrowers shall be jointly and severally liable for all Obligations regardless of which Borrower actually receives the proceeds of any Loan or the benefit of any Letter of Credit. In addition to the direct (and joint and several) obligations of the Borrowers with respect to Obligations as described above, each Borrower agrees that all such Obligations shall be guaranteed pursuant to and in accordance with the terms of the Guaranty, which is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 11 shall not be discharged until payment and performance, in full in Cash, of the Obligations (other than (i) contingent indemnification obligations not then due and owing, (ii) unasserted expense reimbursement obligations and (iii) obligations under Cash Management Agreements or obligations under Secured Interest Rate Agreements as to which arrangements reasonably satisfactory to the applicable Lender Counterparty have been made) has occurred.
b.Benefit
. Each Borrower agrees that the provisions of this Section 11 are for the benefit of Agents and Lenders and their respective successors, transferees, endorsees and permitted assigns, and nothing herein contained shall impair, as between any other Borrower and Agents or Lenders, the obligations of such other Borrower under the Credit Documents.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
PRIORITY HOLDINGS, LLC, as a Borrower

By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President
PIPELINE CYNERGY HOLDINGS, LLC,
as a Guarantor
By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President
PRIORITY PAYMENT SYSTEMS
HOLDINGS LLC, as a Guarantor

By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President

PRIORITY PAYMENT SYSTEMS LLC, as a Guarantor

By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President

PRIORITY COMMERCIAL PAYMENTS LLC, as a Guarantor

By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President

[Priority Holdings – Credit and Guaranty Agreement Signature Page]

PRIORITY FINANCE, LLC, as a Guarantor
By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President
PRIORITY REAL ESTATE TECHNOLOGY, LLC, as a Guarantor

By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President

PRIORITY INTEGRATED PARTNER HOLDINGS, LLC, as a Guarantor

By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President

PRIORITY PAYRIGHT HEALTH SOLUTIONS, LLC, as a Guarantor

By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President

PRIORITY HOSPITALITY TECHNOLOGY, LLC, as a Guarantor

By: ___Thomas C. Priore____________
Name: Thomas Priore
Title: President

[Priority Holdings – Credit and Guaranty Agreement Signature Page]

TRUIST BANK, as Administrative Agent,
Collateral Agent and a Lender

By: _/s/ Timothy M. O’Leary_________
Name: Timothy M. O’Leary
Title: Managing Director

[Priority Holdings – Credit and Guaranty Agreement Signature Page]

GOLDMAN SACHS BANK USA, as a Lender
Collateral Agent and a Lender

By: _/s/ Justin Betzen_________
Name: Justin Betzen
Title: Authorized Signatory

[Priority Holdings – Credit and Guaranty Agreement Signature Page]